   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996
                                       Registration Statement No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       CONTINENTAL EQUITY INVESTORS, INC.
      (Exact name of registrant as specified in its governing instrument)

         NEVADA                           6513                         APPLIED FOR
(State of Incorporation)      (Primary Standard Industrial          (I.R.S. Employer
                               Classification Code Number)         Identification No.)

                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700
         (Address and telephone number of principal executive offices)
                            ROBERT A. WALDMAN, ESQ.
                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700
           (Name, address and telephone number of agent for service)

                           --------------------------
                                    Copy to:
                           J. GREGORY HOLLOWAY, ESQ.
                             Andrews & Kurth L.L.P.
                            4400 Thanksgiving Tower
                              Dallas, Texas 75201

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: ASSUMING
    SHAREHOLDERS APPROVE THE PROPOSED INCORPORATION PROCEDURE, AS SOON AS
     PRACTICABLE AFTER THE DATE OF THE SPECIAL MEETING OF SHAREHOLDERS OF
                    CONTINENTAL MORTGAGE AND EQUITY TRUST

                           --------------------------

If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                           --------------------------

                       CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                         Proposed maximum         Proposed maximum
    Title of securities          Amount being             offering price              aggregate                Amount of
      being registered            registered               per unit(1)            offering price(1)         registration fee
-------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par           4,185,240  shares            $44,991,330             $44,991,330               $13,633.74
  value $.01 per share
===============================================================================================================================

    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), and based on the average of the high and low prices of the Shares of beneficial interest of Continental Mortgage and Equity Trust on the NASDAQ Stock Market on October 30, 1996

                           --------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                     CONTINENTAL MORTGAGE AND EQUITY TRUST
                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231


                                                             _____________, 1996

Dear Shareholders:

         We are pleased to invite you to a Special Meeting of Shareholders of Continental Mortgage and Equity Trust (the "Trust") to be held at 10:00 a.m., Dallas time, on ___________, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231.

         At the Special Meeting, you will be asked to consider and vote upon a proposal (the "Incorporation Procedure") to convert the Trust from a California business trust into a Nevada corporation, Continental Equity Investors, Inc. ("CEI Nevada"). The Incorporation Procedure, if approved, will result in a significant change in the nature of the Shareholders' investment. CEI Nevada would not be subject to the restrictions on investment.

         The Incorporation Procedure will also have the following effects: (a) more transactions with insiders will be permitted and, as a result, insiders may receive an increase in fees and commissions payable to them; (b) the directors will be indemnified for liability arising from gross negligence or reckless disregard of duty; (c) certain anti-takeover defenses permitted pursuant to Nevada law will be adopted; and (d) certain protections available under California law will be eliminated. As discussed more fully in the attached Proxy Statement/Prospectus, the anti-takeover defenses to be adopted could have the effect of rendering more difficult or discouraging a future attempt to acquire control of CEI Nevada by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even though certain stockholders of CEI Nevada might desire such a change in control. The Incorporation Procedure, therefore, might be viewed as limiting Shareholders' rights.

         As discussed in the accompanying Proxy Statement/Prospectus, the Incorporation Procedure would be implemented by incorporating the Trust in California and merging the Trust (the "Merger"), after it is so incorporated, with and into its wholly-owned Nevada subsidiary, CEI Nevada, which has been organized for this purpose. If the Shareholders approve the Incorporation Procedure, after the Merger you will own one share of common stock of CEI Nevada for each share of beneficial interest in the Trust you now own. The Incorporation Procedure will not affect your proportionate equity interest. The Incorporation Procedure is not expected to cause any interruption in the trading of your shares on the NASDAQ Stock Market. If Shareholders approve the Incorporation Procedure, it would be effected without further action by the Shareholders. Each of the current Trustees of the Trust would continue to serve as a director of CEI Nevada until his initial term expires under CEI Nevada's Articles of Incorporation or until a successor is elected. CEI Nevada would succeed to and assume, by operation of law, all rights and obligations of the Trust.

         Except as discussed above, the Incorporation Procedure would not otherwise significantly change the nature or conduct of the Trust's business or, except to the extent CEI Nevada may issue preferred stock in the future, voting rights per common share (see "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Preferred Stock" in the Proxy Statement/Prospectus attached hereto), nor would it affect the tax status of the Trust as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Incorporation Procedure would result in certain other changes affecting Shareholders, including, among other things,
(i) introduction of more clearly defined guidelines and extensive coverage regarding director liability and indemnification, (ii) inclusion of more extensive safeguards for stockholders in connection with a hostile acquisition or change in control of CEI Nevada and

(iii) existence of certain legal and procedural differences caused by the Trust's change from a business trust governed by California law and its Declaration of Trust and Trustees' Regulations to a corporation governed by Nevada corporate law and by its Articles of Incorporation and Bylaws. The attached Proxy Statement/ Prospectus provides a detailed description of the Incorporation Procedure. Please give this information your careful attention.

         The Trustees have approved the Incorporation Procedure as in the best interest of the Trust and its Shareholders and strongly recommend that you vote FOR the Incorporation Procedure. Whether or not you plan to attend the Special Meeting in person, please sign, date and return the enclosed proxy card today. We appreciate your support.


                                                   Cordially,


                                                   Randall M. Paulson
                                                       President




           IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.



         SHAREHOLDERS SHOULD NOT SURRENDER THEIR SHARE CERTIFICATES AT THIS TIME IN CONNECTION WITH THE PROPOSED INCORPORATION PROCEDURE.

                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                   10670 North Central Expressway, Suite 300
                              Dallas, Texas 75231
                                 (214) 692-4700

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Continental Mortgage and Equity Trust:

         PLEASE TAKE NOTICE that a Special Meeting of the Shareholders of Continental Mortgage and Equity Trust (the "Trust") will be held at 10:00 a.m., Dallas time, on ___________, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote on a proposal described in the accompanying Proxy Statement/Prospectus to convert the Trust from a California business trust (which, pursuant to the terms of its Declaration of Trust, is subject to certain restrictions on its investment activities, into a Nevada corporation, which, pursuant to its Articles of Incorporation, would have no restrictions on its investment activities (the "Incorporation Procedure").

         The principal components of the Incorporation Procedure are the following:

                 (i) the filing of articles of incorporation with the Secretary of State of California, converting the Trust from a California business trust into Continental Equity Corporation, a California corporation (the "California Corporation") and converting shares of the Trust into shares of the California Corporation on a one-for-one basis;

                 (ii) the execution of an Agreement and Plan of Merger between the California Corporation (as successor to the Trust) and its recently organized, wholly-owned Nevada subsidiary Continental Equity Investors, Inc. ("CEI Nevada"), that provides for, among other things,
         (a) the merger of the California Corporation with and into CEI Nevada such that the California Corporation shall cease to exist and CEI Nevada shall be the surviving corporation (the "Merger"), (b) the issuance by CEI Nevada of one share of its common stock in exchange for each share of common stock of the California Corporation and (c) the cancellation of all shares of CEI Nevada's common stock then held by the California Corporation, with the effect that (i) the shareholders of the California Corporation would become the stockholders of CEI Nevada without any change in their percentage ownership, (ii) the California Corporation would cease to exist and
         (iii) CEI Nevada would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation; and

                 (iii) the filing of articles of merger with the Secretary of State of the State of Nevada and the Secretary of State of the State of California to effect the Merger.

         THE INCORPORATION PROCEDURE IS PRESENTED AS A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY SHAREHOLDERS IN ITS ENTIRETY. APPROVAL OF THE INCORPORATION PROCEDURE WILL CONSTITUTE APPROVAL OF EACH OF COMPONENTS (I) TO
(III) ABOVE, INCLUDING (1) ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, (2) APPROVAL AND RATIFICATION OF (A) THE FORMATION OF CEI NEVADA AS A WHOLLY-OWNED SUBSIDIARY OF THE TRUST AND (B) EACH OF THE OTHER COMPONENTS OF THE INCORPORATION PROCEDURE AND (3) APPROVAL AND RATIFICATION OF ANY AND ALL FURTHER STEPS NECESSARY OR APPROPRIATE IN THE JUDGMENT OF MANAGEMENT TO EFFECTUATE THE INCORPORATION PROCEDURE.

       If Shareholders approve the proposed Incorporation Procedure, each of the current Trustees of the Trust would continue to serve as a director of CEI Nevada until his initial term expires under CEI Nevada's Articles of Incorporation or until a successor is elected. CEI Nevada would succeed to and assume, by operation of law, all rights and obligations of the Trust.

       Only Shareholders of record at the close of business on _____________, 1996 will be entitled to vote at the Special Meeting. Shareholders are cordially invited to attend the Special Meeting in person.

       Regardless of whether you plan to be present at the Special Meeting, please promptly date, mark, sign and mail the enclosed proxy ballot card to American Stock Transfer and Trust Company in the envelope provided. ANY SHAREHOLDER WHO EXECUTES AND DELIVERS THE ENCLOSED PROXY CARD MAY REVOKE THE AUTHORITY GRANTED THEREUNDER AT ANY TIME PRIOR TO ITS USE BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005, OR BY EXECUTING AND DELIVERING A PROXY BEARING A LATER DATE. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.


Dated: ____________, 1996.
                                       BY ORDER OF THE BOARD OF TRUSTEES OF
                                       CONTINENTAL MORTGAGE AND EQUITY TRUST


                                                Robert A. Waldman
                                                   Secretary


                                   IMPORTANT

         YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY BALLOT CARD. IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE TRUST TO FURTHER EXPENSE.


           IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                           PROXY STATEMENT/PROSPECTUS


          PROXY STATEMENT                                PROSPECTUS
          ---------------                                ----------

CONTINENTAL MORTGAGE AND EQUITY TRUST                CONTINENTAL EQUITY
   10670 North Central Expressway                      INVESTORS, INC.
            Suite 300                         10670 North Central Expressway
       Dallas, Texas 75231                              Suite 300
          (214) 692-4700                           Dallas, Texas 75231
                                                      (214) 692-4700

Special Meeting of Shareholders To Be      4,185,240 Shares of Common Stock, par
Held on              , 1996                value $.01 per share
        -------------

                         --------------------------

         This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Trustees of Continental Mortgage and Equity Trust (the "Trust") of proxies to be used at a Special Meeting of Shareholders for a vote upon a proposal to convert the Trust from a California business trust into a Nevada corporation.

         The Incorporation Procedure will have the following effects: (a) more transactions with insiders will be permitted and, as a result, insiders may receive an increase in fees and commissions payable to them; (b) the directors of the Nevada corporation, unlike the Trustees of the Trust, will be indemnified for liability arising from gross negligence or reckless disregard of duty; (c) certain anti-takeover defenses permitted pursuant to Nevada law will be adopted; and (d) certain protections available under California law will be eliminated. As discussed more fully herein, the anti-takeover defenses to be adopted could have the effect of rendering more difficult or discouraging a future attempt to acquire control of the Nevada corporation by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even though certain stockholders of the Nevada corporation might desire such a change in control. The Incorporation Procedure, therefore, might be viewed as limiting Shareholders' rights.


         FOR A DESCRIPTION OF CERTAIN RISKS ASSOCIATED WITH THE APPROVAL OF THE INCORPORATION PROCEDURE AND AN INVESTMENT IN THE SHARES OF COMMON STOCK OF CONTINENTAL EQUITY INVESTORS, INC. ("CEI NEVADA"), SEE "SUMMARY -- CERTAIN RISK FACTORS" BEGINNING ON PAGE 6 HEREIN AND "CERTAIN RISK FACTORS" BEGINNING ON PAGE 19 HEREIN. IN PARTICULAR, SHAREHOLDERS SHOULD CONSIDER THAT THE INCORPORATION PROCEDURE WILL RESULT IN A SIGNIFICANT CHANGE TO SHAREHOLDERS IN THE NATURE OF THEIR INVESTMENT.

                    -------------------------------------

         THE COMMON STOCK OF CEI NEVADA TO BE ISSUED IN CONNECTION WITH THE INCORPORATION PROCEDURE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The Special Meeting to vote on the Incorporation Procedure will be held at 10:00 a.m, Dallas time, on ____________, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to Shareholders on or about _______________, 1996.

         THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE INCORPORATION PROCEDURE.


                   -----------------------------------------


      The date of this Proxy Statement/Prospectus is _____________, 1996.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

CERTAIN RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Effect of Certain Super-Majority Voting Provisions of CEI Nevada . . . . . . . . . . . . . . . . . . . . . .  19
         Interests of Certain Persons in the Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . .  19
         Elimination of Charter Limitation on Operating Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Certain Anti-Takeover Effects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Authorization to Issue Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Other Potential Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Transactions With Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Market Price of CEI Nevada Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Certain Risk Factors Associated With Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

GENERAL SHAREHOLDER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Shareholders Entitled to Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Voting of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Vote Required for Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Revocation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

PROPOSED INCORPORATION PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         General Discussion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Principal Reasons For The Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Greater Legal Certainty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Acquisition Safeguards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Possible Negative Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Certain Potential Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         The One-for-One Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Comparison of Principal Differences Between The Trust And CEI Nevada . . . . . . . . . . . . . . . . . . . .  33
         Management After Incorporation Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Liability of Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Business Activities after Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Comparison of the Securities of CEI Nevada and the Trust . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Stockholder-Management Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Establishment of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Amendment Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Material Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Certain Foreign, State and Local Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

MARKET PRICES OF THE SHARES; DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

BUSINESS AND PROPERTIES OF CEI NEVADA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         CEI Nevada's Policy with Respect to Certain Activities . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                                                                                     Page
                                                                                                                     ----
BUSINESS AND PROPERTIES OF THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Business Plan and Investment Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Trust Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Certain Factors Associated with Real Estate and Related Investments  . . . . . . . . . . . . . . . . . . . .  65
         Method of Operating and Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         The Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Property Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Real Estate Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         The Advisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Involvement in Certain Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Certain Business Relationships and Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . .  71
         Security Ownership of Certain Beneficial Owners And Management . . . . . . . . . . . . . . . . . . . . . . .  72

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS   . . . . . . . . . . . . . . .  75
         Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Inflation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Recent Accounting Pronouncement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

                                                                                                                     Page
                                                                                                                     ----
APPENDICES
         Glossary of Principal Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix A
         Form of Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix B
         Articles of Incorporation of Continental Equity Investors, Inc.  . . . . . . . . . . . . . . . . . .  Appendix C
         Bylaws of Continental Equity Investors, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix D
         Second Amended and Restated Declaration of Trust of Continental
          Mortgage and Equity Trust, with amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix E
         Restated Trustees' Regulations of Continental
          Mortgage and Equity Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix F
         Proposed Advisory Agreement between Continental
          Equity Investors, Inc. and Basic Capital Management, Inc. . . . . . . . . . . . . . . . . . . . . .  Appendix G

                                    SUMMARY


         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto. Shareholders are urged to review carefully the entire Proxy Statement/Prospectus, including the Appendices. Capitalized terms used in this summary but not defined herein have the meanings set forth in this Proxy Statement/Prospectus. A glossary of principal defined terms appears in Appendix A of this Proxy Statement/Prospectus.

CERTAIN RISK FACTORS

         In evaluating the proposed Incorporation Procedure, Shareholders should consider, among other things, risk factors such as:

         (1) The Incorporation Procedure will result in a significant change to Shareholders in the nature of their investmen

         (2) Affiliates of Basic Capital Management, Inc. ("BCM") effectively will have a veto power over certain corporate actions of Continental Equity Investors, Inc. ("CEI Nevada") due to the existence of certain super-majority voting provisions in the charter of CEI Nevada;

         (3)     Shareholders should be aware that
                 certain of the Trust's (and CEI Nevada's) executive officers have interests that may present them with conflicts of interest in the Incorporation Procedure;

         (4) CEI Nevada will not be subject to the Trust's charter provision that mandates a limit on annual operating expenses;

         (5) The acquisition safeguards provided by the Nevada corporate structure of CEI Nevada could discourage future attempts to acquire CEI Nevada;

         (6) The ability of CEI Nevada to issue preferred stock could, in the future, discourage parties from acquiring CEI Nevada and/or dilute the ownership of the stockholders of CEI Nevada;

         (7) The officers and trustees of the Trust (as well as the officers and directors of CEI Nevada), as representatives of other real estate-related companies (including other affiliates of BCM), may be subject to certain conflicts of interests in selling and buying properties for the Trust and CEI Nevada, respectively;

         (8) CEI Nevada may continue to engage in transactions with related parties;

         (9) There can be no assurance that the market price of the common stock of CEI Nevada after the Incorporation Procedure will be equal to that of the shares in the Trust prior to the Incorporation Procedure;

         (10) The Trust is, and CEI Nevada will be, subject to all the risks incident to ownership and financing of real estate and interests therein; and

         (11) There can be no assurance that the Trust (or CEI Nevada) will continue to have sufficient cash to manage its operations.


THE TRUST AND CEI NEVADA

         The Trust is a California business trust that has invested in mortgage loans and in equity interests in real estate. CEI Nevada is a Nevada corporation and a wholly-owned subsidiary of the Trust formed on October 30, 1996 to facilitate the proposed Incorporation Procedure. The principal executive offices of the Trust and CEI Nevada are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231, telephone number (214) 692-4700.

THE SPECIAL MEETING

         TIME, DATE AND PLACE. The Special Meeting of the Trust's Shareholders will be held at 10:00 a.m., Dallas time, on _______________, 1996, at 10670
North Central Expressway Suite 600, Dallas, Texas 75231.

         PURPOSE OF THE SPECIAL MEETING. At the Special Meeting, Shareholders will be asked to consider and vote upon a proposal to convert the Trust from a California business trust (which, pursuant to the terms of the Declaration of Trust, is subject to certain restrictions on its investment activities, as described under "Proposed Incorporation Procedure --Business Activities after Incorporation Procedure") into CEI Nevada, a Nevada corporation that is not subject to such charter restrictions. The Trust's financial statements for the year ended December 31, 1995 were audited by BDO Seidman, LLP. As the Trust's independent certified public accountants, representatives from BDO Seidman, LLP are expected to be present at the Special Meeting to respond to appropriate questions, and such representatives will have an opportunity to make a statement if they desire to do so.

         RECORD DATE; VOTING INFORMATION. Only holders of record of issued and outstanding shares of beneficial interest of the Trust (the "Shares") at the close of business on the record date, _______________, 1996, are entitled to vote at the Special Meeting. As of September 30, 1996, there were 4,185,240 Shares outstanding and entitled to one vote each, of which 2,163,450 are currently held by affiliates of the Trustees and executive officers. The affirmative vote of the holders of a majority of the outstanding Shares (i.e., at least 2,092,620 Shares) is required to approve the proposed Incorporation Procedure. See "General Shareholder Information". Shareholders will not have any dissenters' rights of appraisal with respect to the Incorporation Procedure. See "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Dissenters' Rights to Dissent and Obtain Payment".

BACKGROUND

          The Trust is currently governed by its Second Amended and Restated Declaration of Trust dated as of May 27, 1987, as amended pursuant to (i) Amendment No. 1 to the Second Amended and Restated Declaration of Trust of Consolidated Capital Special Trust, (ii) Amendment Number 2 to the Second Amended and Restated Declaration of Trust of Continental Mortgage and Equity Trust (formerly Consolidated Capital Special Trust), (iii) Amendment Number 3 to the Second Amended and Restated Declaration of Trust of Continental Mortgage and Equity Trust (formerly Consolidated Capital Special Trust), and (iv) Amendment No. 4 to the Second Amended and Restated Declaration of Trust of Continental Mortgage and Equity Trust (as amended, the "Declaration of Trust"), which Declaration of Trust subjects the Trust to certain limitations on its investment activities.

         The Incorporation Procedure, if approved, will result in a significant change to Shareholders in the nature of their investment. Investors will own an equity interest in a Nevada corporation rather than a California business trust. In addition, the Incorporation Procedure will have the following effects, each of which could be viewed as limiting Shareholders' rights: (i) the directors of the Nevada corporation, unlike the Trustees of the Trust, will be entitled to be indemnified for liability arising from gross negligence and reckless disregard of duty; (ii) the Nevada corporation will adopt certain anti-takeover defenses that have not been adopted by the Trust, which could have the effect of rendering more difficult or discouraging a future attempt to acquire control of CEI Nevada by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even though certain stockholders of CEI Nevada might desire such a change in control (see "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations"), and (iii) certain protections available under California law will be eliminated.

         The advisory fees paid to BCM, as advisor to the Trust, are currently subject to an operating expense limitation contained in the Declaration of Trust. This limitation does not exist in the Articles of Incorporation of CEI Nevada; however, the Advisory Agreement (as defined herein) will be amended upon consummation of the Incorporation Procedure to provide for a substantially identical contractual operating expense limitation. See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses", and "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure". While the Board of Trustees believes that the Incorporation Procedure is in the best interest of the Trust and its Shareholders, certain members of management could benefit from the Incorporation Procedure and, therefore, may be viewed as having a conflict of interest. See "Certain Risk Factors -- Interests of Certain Persons in the Incorporation Procedure".

PROPOSED INCORPORATION PROCEDURE

         The Incorporation Procedure would be accomplished by incorporating the Trust in California into a California corporation named Continental Equity Corporation (the "California Corporation") and merging the Trust, after it is so incorporated, with and into CEI Nevada (the "Merger"). As a result of the Merger, (i) CEI Nevada, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust as incorporated as the

California Corporation, (ii) each of the current Trustees of the Trust would continue to serve as directors of CEI Nevada and (iii) existing Shareholders would automatically become stockholders of CEI Nevada by the exchange of all shares of the California Corporation for newly issued shares of common stock, par value $.01 per share, of CEI Nevada ("Nevada Common Stock") on the basis of a one-to-one exchange.

         The issuance of shares of Nevada Common Stock and the aforementioned exchange will not affect the proportionate security holdings of any Shareholder of the Trust. Although Shareholders will be required to surrender their Share certificates in exchange for Nevada Common Stock certificates if the Incorporation Procedure is approved, Shareholders should not return their Share certificates with their proxies at this time. The Trust's Shares are currently listed on the NASDAQ Stock Market ("NASDAQ"). Pending approval of the proposed Incorporation Procedure, the Nevada Common Stock will be listed on the NASDAQ at the time of the effectiveness of the Merger.

         If Shareholders approve the proposed Incorporation Procedure, each of the current Trustees of the Trust would continue to serve as a director of CEI Nevada until his initial term expires under CEI Nevada's Articles of Incorporation or until a successor is elected. Under CEI Nevada's Articles of Incorporation, the initial terms of its directors extend to CEI Nevada's first annual meeting of stockholders. See "Proposed Incorporation Procedure -- Management after Incorporation Procedure."

         CEI Nevada would succeed to and assume, by operation of law, all rights and obligations of the Trust, including those under (i) its current Advisory Agreement (the "Advisory Agreement") with BCM (as amended to provide for the continuation of certain operating expense limitations) and (ii) its current Brokerage Agreement (the "Brokerage Agreement") with Carmel Realty, Inc. ("Carmel Realty").

         PRINCIPAL COMPONENTS OF THE INCORPORATION PROCEDURE. The principal components of the Incorporation Procedure are the following:

                 (i) the filing of articles of incorporation with the Secretary of State of California, converting the Trust from a California business trust into the California Corporation and converting shares of the Trust into shares of the California Corporation on a one-for-one basis;

                 (ii) the execution of an Agreement and Plan of Merger between the California Corporation (as successor to the Trust) and CEI Nevada that provides for, among other things, (a) the merger of the California Corporation with and into CEI Nevada such that the California Corporation shall cease to exist and CEI Nevada shall be the surviving corporation, (b) the issuance by CEI Nevada of one share of Nevada Common Stock in exchange for each share of common stock outstanding of the California Corporation and (c) the cancellation of all shares of Nevada Common Stock then held by the California Corporation, with the effect that (1) the shareholders of the California Corporation would become the stockholders of CEI Nevada without any change in their percentage ownership,

         (2) the California Corporation would cease to exist and (3) CEI
         Nevada would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation, including, without limitation, those under the Advisory Agreement referred to above (as amended to provide for a substantially identical contractual operating expense limitation); and

                 (iii) the filing of articles of merger with the Secretary of State of the State of Nevada and the Secretary of State of the State of California to effect the Merger.

         THE INCORPORATION PROCEDURE IS PRESENTED AS A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY SHAREHOLDERS IN ITS ENTIRETY. APPROVAL OF THE INCORPORATION PROCEDURE WILL CONSTITUTE APPROVAL OF EACH OF THE AFOREMENTIONED COMPONENTS OF THE INCORPORATION PROCEDURE, INCLUDING (1) ADOPTION OF THE AGREEMENT AND PLAN OF MERGER REFERENCED ABOVE IN ALL RESPECTS, INCLUDING AS A SHAREHOLDER OF THE CALIFORNIA CORPORATION, (2) APPROVAL AND RATIFICATION OF (A) THE FORMATION OF CEI NEVADA AS A WHOLLY-OWNED SUBSIDIARY OF THE TRUST AND (B) EACH OF THE OTHER COMPONENTS OF THE INCORPORATION PROCEDURE AND (3) APPROVAL AND RATIFICATION OF ANY AND ALL FURTHER STEPS NECESSARY OR APPROPRIATE IN THE JUDGMENT OF MANAGEMENT TO EFFECTUATE THE INCORPORATION PROCEDURE.

         PRINCIPAL REASONS FOR THE INCORPORATION PROCEDURE. The Board of Trustees believes the change from a California business trust to a Nevada corporation will be beneficial in that certain safeguards regarding the acquisition of CEI Nevada not available to the Trust will be available to CEI Nevada. Such safeguards are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business of CEI Nevada as successor to the Trust and
(b) encourage persons who may wish to make a bona fide offer to acquire CEI Nevada to negotiate with the Board of Directors in good faith and to submit a proposal that is fair and equitable to CEI Nevada and all its stockholders. Other changes will be beneficial in attracting and retaining qualified management and in defining management's relationship to stockholders and CEI Nevada. As a Nevada corporation, CEI Nevada will have greater legal certainty in matters of corporate governance and indemnification as a corporation as opposed to a business trust and hence greater predictability in the conduct of its business as a corporation under Nevada law. Because no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and shareholders, there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of the various states, including California, the jurisdiction of organization of the Trust. By contrast, the status, rights, obligations and liabilities of the stockholders, officers and directors of a corporation are governed not only by a corporation's charter documents, but also by comprehensive statutes and a body of case law interpreting those statutes and their application to a corporation and its charter documents. The Board of Trustees believes that the Articles of Incorporation of CEI Nevada, coupled with the existence of a growing body of Nevada corporate law, would allow CEI Nevada to plan the legal aspects of its future activities with more certainty and predictability than currently exists with respect to the Declaration of Trust and the less well-defined provisions of law currently applicable to the operations of a business trust. See "Proposed Incorporation Procedure -- Greater Legal Certainty".

         BUSINESS ACTIVITIES AFTER INCORPORATION. The Incorporation Procedure will not significantly change the nature or conduct of the Trust's business, assets, operations, location of executive office, liabilities, financial status or, except to the extent CEI Nevada may issue preferred stock in the future, voting rights per share. See "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Preferred Stock". The affairs and the rights of stockholders of CEI Nevada will be governed by Nevada corporate law and articles of incorporation and bylaws rather than by California law and the Declaration of Trust and the Trustees' Regulations.

         The Declaration of Trust includes certain restrictions on the investment activities of the Trust. Specifically, the Trustees are restricted from the following activities:


   (a)     investing in any foreign currency, bullion or commodities;

   (b) investing in contracts of sale for real estate, except in conjunction with acquisition or sale of real property or when held as security for Mortgages made or acquired by the Trust;

   (c)     engaging in any short sale;

   (d) issuing warrants, options or rights to buy shares, except as part of a ratable issue to shareholders or as part of a public offering or as part of a financial arrangement with parties other than the Advisor or directors, Trustees, officers or employees of the Trust or the Advisor or as part of a ratable distribution to shareholders;

   (e) issuing equity securities of more than one class (other than convertible obligations, warrants, rights and options, and regular or residual interests in real estate mortgage investment conduits ("REMICs"));

   (f) making any loan to the Sponsor of the Trust, Consolidated Capital Equities Corporation, the Advisor or any of their affiliates;

   (g) engaging in trading as compared with investment activities, or engaging in the business of underwriting or agency distribution of securities issued by others, but this prohibition shall not prevent the Trust from selling participations or interests in mortgage loans or real property or from selling or pledging a pool of notes receivable from property sales or selling interests in REMICs or collateralized mortgage obligations ("CMOs");

   (h) investing more than 10% of total Trust assets in junior mortgage loans, excluding wrap-around mortgage loans;

   (i) acquiring securities in any company holding investments or engaging in activities prohibited by the Declaration of Trust;

   (j) issuing "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940, "face-amount certificates of the installment type" as defined in Section 2(a)15 thereof and "periodic payment plan certificates" as defined in Section 2(a)(27) thereof;

   (k)     purchasing insurance either through or from any affiliate;

   (l) purchasing any real property on which the total real estate commission paid by the Trust to anyone exceeds 6% of the total purchase price, or sell any real property on which the total real estate commission paid by the Trust to anyone exceeds 5% of the total sales price;

   (m) purchasing, selling or leasing any real properties or mortgages to or from the Sponsor, Consolidated Capital Equities Corporation, the Advisor or any of their Affiliates, including any investor program in which any of the foregoing may also be a general partner or sponsor; or

   (n) issuing convertible or non-convertible debt securities (other than interests in REMICs and CMOs) to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities.

Although the Board of Trustees currently does not intend to engage in the foregoing activities if the Incorporation Procedure is approved, the governing documents of CEI Nevada provide for no restrictions on the investment activities of CEI Nevada.

         The governing documents of CEI Nevada also provide for indemnification standards that are somewhat more beneficial to directors and a larger array of anti-takeover mechanisms than is found in the Declaration of Trust. The Incorporation Procedure could have the effect of rendering more difficult or discouraging a future attempt to acquire control of CEI Nevada, either by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even though certain stockholders of CEI Nevada might desire such a change in control, as discussed more fully below under "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations". The Incorporation Procedure, therefore, might be viewed as limiting Shareholders' rights. See "Proposed Incorporation Procedure -- Comparison of Principal Differences Between the Trust and CEI Nevada". No change in the Trust's continued qualification for taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") is expected to result from the Incorporation Procedure or CEI Nevada's operation of the Trust's business in corporate form following the Merger.

         The Incorporation Procedure would result in certain other changes affecting Shareholders, including, among other things, the existence of certain legal and procedural differences caused by the Trust's change from a business trust governed by California law and by the Declaration of Trust and the Restated Trustees' Regulations dated as of April 21, 1989 (the "Trustees Regulations") to a corporation governed by Nevada corporate law and by its Articles of Incorporation and Bylaws.

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES. The following discussion of the material federal income tax consequences of the Incorporation Procedure is based on the advice of Andrews & Kurth L.L.P., securities and tax counsel to the Trust ("Counsel"). The Trust and CEI Nevada have received an opinion from Counsel to the effect that: (i) the Incorporation Procedure will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code; (ii) upon consummation of the Incorporation Procedure, CEI Nevada will be treated as the same taxpayer as the Trust for federal income tax purposes; (iii) the conversion of the Trust into CEI Nevada essentially will be irrelevant for federal income tax purposes and the operations of the Trust and CEI Nevada will be combined for purposes of determining whether CEI Nevada qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure is consummated; and (iv) the Incorporation Procedure will not, in and of itself, adversely affect the ability of the Trust or CEI Nevada to qualify as a real estate investment trust for federal income tax purposes. It should be noted that an opinion of counsel is not binding on the Internal Revenue Service or on the courts.

         No gain or loss will be recognized by the Trust as a result of the Incorporation Procedure. Similarly, no gain or loss will be recognized by Shareholders. The federal income tax consequences of the Incorporation Procedure to the Trust and to Shareholders would be materially different from those described herein if a determination were made that the Incorporation Procedure did not constitute a reorganization under the Code. Such a determination could have adverse federal income tax consequences to CEI Nevada and to Shareholders. All Shareholders should carefully read the discussion under "Proposed Incorporation Procedure -- Certain Federal Income Tax Consequences" and should consult their own tax advisors as to the effect of the Incorporation Procedure on their individual tax liability under applicable foreign, state or local income tax laws.

         REGULATORY REQUIREMENTS. The Board of Trustees is not aware of any license, regulatory permit or of any approval by any domestic or foreign governmental or administrative agency that would be required to effect the Incorporation Procedure.

CERTAIN POTENTIAL CONFLICTS OF INTEREST

         The Incorporation Procedure may also result in BCM, as advisor, earning greater fees than would be the case under the Declaration of Trust. See "Proposed Incorporation Procedure -- Certain Potential Conflicts of Interest". The advisory fees of BCM are currently subject to an operating expense limitation contained in the Declaration of Trust, and this limitation does not exist in the Articles of Incorporation of CEI Nevada. However, the Advisory Agreement will be amended upon consummation of the Incorporation Procedure to provide for a substantially identical contractual operating expense limitation. See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses" and "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure". While the Board of Trustees believes that the Incorporation Procedure is in the best interest of the Trust and its Shareholders, certain members of management could benefit from the Incorporation Procedure and, therefore, may be viewed as having a conflict of interest. See

"Certain Risk Factors -- Interests of Certain Persons in the Incorporation Procedure". For detail on the nature of affiliation among members of management of BCM, Carmel Realty and the Trust, see "Certain Business Relationships and Related Party Transactions -- Certain Business Relationships."

EFFECT OF CERTAIN SUPER-MAJORITY VOTING PROVISION OF CEI NEVADA

         Shareholders should note that affiliates of BCM effectively will have veto power over a limited number of corporate actions requiring the vote of stockholders under super-majority provisions included in the Articles of Incorporation of CEI Nevada. See "Proposed Incorporation Procedure -- Possible Negative Considerations" and "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- The Director Removal Provision" below.

MARKET PRICES OF THE SHARES; DIVIDENDS

         The Trust's Shares are traded on NASDAQ using the symbol "CMETs". As of the close of business on September 30, 1996, there were 4,185,240 Shares outstanding. The range of high and low bid quotations per Share as reported by NASDAQ are set forth in the table below:

     Quarter                                         High               Low
-------------------------------------------------------------------------------
First Quarter, 1994                            $   9 11/16*         $  8  5/16*

Second Quarter, 1994                               9 11/16*            9  5/16*

Third Quarter, 1994                                9 13/16*            9  5/16*

Fourth Quarter, 1994                              10      *            9  5/16*



First Quarter, 1995                            $  10  3/16*         $ 10      *

Second Quarter, 1995                              10 11/16*            9 11/16*

Third Quarter, 1995                               10  5/16*            9 11/16*

Fourth Quarter, 1995                              10  1/2 *            9 11/16*



First Quarter, 1996                               10  1/2 *            9  5/8

Second Quarter, 1996                              11  3/4              9  5/8

Third Quarter, 1996                               11  1/2             10

Fourth Quarter, 1996                              12                  10  3/4
         (through October 4, 1996)

* Restated for the three-for-two forward share split effected February 15, 1996.

         As of September 30, 1996, there were 5,835 Shareholders of record. On December 5, 1989, the Board of Trustees approved a program pursuant to which the Trust is authorized to repurchase up to a total of 1,465,000 of its shares of beneficial interest. As of September 30, 1996, the Trust had repurchased 1,360,952 shares pursuant to such program. None of such shares were purchased in 1995, and 183,227 of such shares were purchased in 1996.

         On August 1, 1996, the Trust announced an offer to buy back shares of common stock from shareholders owning 99 or fewer shares as of the record date August 1, 1996. The Trust will pay a premium of $.50 per share over the average of the closing market prices as reported from August 8, 1996 through September 30, 1996. The purpose of the buy back offer is to reduce expenses of servicing the shareholders, including the printing and mailing of investor materials.

         On October 30, 1996, the closing price per Share on the NASDAQ Composite Tape was $10.75. On ______________, the Trust publicly reported that the Board of Trustees was evaluating whether to recommend changes similar to the Incorporation Procedure to Shareholders. Shareholders should obtain current market quotations for Shares.

         Distributions were declared and paid on the following dates in the following amounts during the periods indicated below.

                                                                                           Amount
                        Date Declared         Date of Record        Date Payable           Per Share
---------------------------------------------------------------------------------------------------------
 1993                   01/27/93              02/15/93              03/01/93                  $ .10*
                        04/30/93              05/24/93              06/01/93                    .10*

                        06/30/93              08/16/93              09/01/93                    .15*
                        10/29/93              11/15/93              12/01/93                    .15*



 1994                   02/15/94              03/01/94              03/21/94                  $ .10*
                        05/06/94              06/01/94              06/15/94                    .10*

                        08/24/94              09/15/94              09/30/94                    .10*
                        12/01/94              12/15/94              12/30/94                    .10*



 1995                   03/03/95              03/15/95              03/31/95                  $ .10*
                        05/22/95              06/15/95              06/30/95                    .10*

                        08/25/95              09/15/95              09/30/95                    .10*
                        11/29/95              12/15/95              12/31/95                    .10*



 1996                   03/01/96              03/15/96              03/31/96                   $.13
                        06/03/96              06/14/96              06/28/96                    .13

                        08/23/96              09/03/96              09/09/96                    .13
                        08/23/96              09/03/96              09/09/96                    .37

* Restated for the three-for-two forward share split effected February 15, 1996.

         The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1993, 1994 and 1995 represented a return of capital.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

         The following table summarizes selected historical consolidated financial information of the Trust for the six months ended June 30, 1996 and the six months ended June 30, 1995 and the last five years ended December 31, 1991 through 1995. CEI Nevada is a newly-created corporation that, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust as incorporated as the California Corporation, upon consummation of the proposed Incorporation Procedure. Thus, for accounting purposes, the assets, liabilities and stockholder's equity of CEI Nevada would be accounted for on a carry-over basis, as the continuing entity which would be the successor to the Trust. The

Incorporation Procedure, if adopted, will have no effect on the book value of the assets, liabilities or Shareholder's equity of the Trust.

         The historical consolidated financial information is not necessarily indicative of CEI Nevada's future results of operations or financial condition. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Trust's Consolidated Financial Statements and notes thereto appearing under "Index to Financial Statements". Results for the interim periods are not necessarily indicative of the results for a full year.

                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                      Selected Financial Data (Historical)
                    (Dollars in thousands, except per share)

                                         For the Six Months
                                          Ended June 30,                   For the Years Ended December 31,
                                       ---------------------   -------------------------------------------------------------
        EARNINGS DATA:                    1996        1995       1995         1994         1993        1992        1991
                                          ----        ----       ----         ----         ----        ----        ----
Income                                 $  22,323   $  18,110    $  38,539    $  29,262    $  23,710     $20,818    $  15,035

Expense                                   23,244      18,837       39,982       31,803       23,460      20,443       15,812

Income (loss) before gain on
sale of real estate and
extraordinary gain                          (921)       (727)      (1,443)      (2,541)         250         375         (777)
Gain on sale of real estate                6,169         -           -            -             365         383          234
                                       ---------   ---------    ---------    ---------    ---------   ---------    ---------

Income (loss) before
extraordinary gain                         5,248        (727)      (1,443)      (2,541)         615         758         (543)
Extraordinary gain                           663         -            -            -            -           -            930
                                       ---------   ---------    ---------    ---------    ---------   ---------    ---------

Net income (loss)                      $   5,911   $    (727)   $  (1,433)   $    (833)   $     615   $     758    $     387
                                       =========   =========    =========    =========    =========   =========    =========
----------------------------------------------------------------------------------------------------------------------------
        PER SHARE DATA:

Income (loss) before
extraordinary gain                     $    1.37   $    (.17)   $   (0.33)   $   (0.19)   $    0.13   $    0.15    $   (0.10)

Extraordinary gain                     $    0.02         -           -            -            -           -            0.17
                                       ---------   ---------    ---------    ---------    ---------   ---------    ---------

Net Income (loss)                      $    1.39   $    (.17)   $    (.33)   $    (.19)   $    0.13   $    0.15    $    0.07
                                       =========   =========    =========    =========    =========   =========    =========

Weighted average number
of Shares outstanding                  4,273,916   4,377,177    4,377,165    4,379,722    4,521,384   5,058,762    5,308,398

Distributions per share                $     .26   $     .20    $     .40    $     .40    $     .33           -    $     .71
----------------------------------------------------------------------------------------------------------------------------

The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1991, 1993, 1994 and 1995 represented a return of capital.

                                         June 30,                              December 31,
                                         --------         ------------------------------------------------------
      BALANCE SHEET DATA:                  1996            1995       1994        1993        1992         1991
                                           ----           ------     ------      ------      ------       ------
Notes and interest
receivable                             $  7,726         $  5,351   $  7,117     $ 32,129    $ 34,590    $ 41,748

 Real estate held for sale
 Foreclosed                            $  5,569            6,436     19,533       10,486       9,669      24,571

 Other                                      -              1,268       -            -            -           -

 Real estate held for
 investment                            $175,926          174,713    124,706       94,440      78,170      49,638
 Investment in partnerships            $  2,146           12,970     13,805       14,079      14,537      20,148

 Total assets                          $221,824          218,568    182,839      160,462     143,925     140,950
 Notes and interest payable            $135,205          135,590     98,252       74,786      58,834      54,226

 Shareholders' equity                  $ 80,168           75,985     78,767       81,139      81,985      83,290

 Book value per share                  $  19.11         $  17.36   $  17.99     $  18.53    $  17.13    $  15.94

----------------------------
Shares and per share data have been restated to give effect to the three-for-two forward share split effected February 15, 1996.

                              CERTAIN RISK FACTORS

    In evaluating the proposed Incorporation Procedure, Shareholders should consider, among other things, the risk factors set forth below and in particular with respect to the Incorporation Procedure, the risk factors discussed under "Certain Risk Factors -- Interests of Certain Persons in the Incorporation Procedure", "-- Authorization to Issue Preferred Stock" and "-- Certain Anti-takeover Effects."

EFFECT OF CERTAIN SUPER-MAJORITY VOTING PROVISIONS OF CEI NEVADA

    Shareholders should note that affiliates of BCM effectively will have veto power over a limited number of corporate actions requiring the vote of stockholders under super-majority provisions (i.e., provisions requiring more than a simple majority vote) included in the Articles of Incorporation of CEI Nevada. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations" and "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- The Director Removal Provision" below.

INTERESTS OF CERTAIN PERSONS IN THE INCORPORATION PROCEDURE

    In considering the proposed Incorporation Procedure, Shareholders should be aware that certain of the Trust's executive officers have interests that may present them with conflicts of interest in connection with the Incorporation Procedure. Mr. Gene E. Phillips served as a Trustee of the Trust until December 31, 1992, and as a director of BCM until December 22, 1992 and as Chief Executive Officer of BCM until September 1, 1992. Although Mr. Phillips no longer serves as an officer or director of BCM or as a Trustee of the Trust, he serves as a representative of the trust established for the benefit of his children, which trust owns BCM, and, in such capacity, has substantial contact with the management of BCM and input regarding its performance of advisory services for the Trust. As such, Mr. Phillips or his children could benefit financially from Shareholder approval of, and may be viewed as having a conflict of interest in connection with, the Incorporation Procedure. See "Business and Properties of the Trust -- Certain Business Relationships and Related Party Transactions," " -- The Advisory Agreement".

    Additionally, in the future, BCM may benefit from the elimination of certain limitations on investments currently applicable to the Trust. The Articles of Incorporation of CEI Nevada would permit it to engage in a larger class of transactions, including transactions with related parties, than is permitted by the existing Declaration of Trust; however, pursuant to the terms of the Olive Modification (as defined herein), certain related party transactions prior to April 28, 1999, will require unanimous approval of CEI Nevada's Board of Directors. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision" below. Furthermore, the proposed Incorporation Procedure contains certain safeguards regarding acquisition of CEI Nevada which may, among other things, have the effect of making it more difficult for Shareholders to remove incumbent management. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations" below. The Articles of Incorporation of CEI Nevada would also limit the liability of directors to a greater degree than the Declaration of Trust, as discussed more fully below under "Proposed Incorporation Procedure -- Liability of Certain Persons -- The Management Liability Provision".

    Certain other conflicts of interest that are not expected to be affected by the Incorporation Procedure are described below under "Other Conflicts of Interest".

ELIMINATION OF CHARTER LIMITATION ON OPERATING EXPENSES

    Under certain provisions of the Declaration of Trust, Operating Expenses of the Trust (as defined in the Declaration of Trust and discussed specifically under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure") for any fiscal year must not exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year or (b) the greater of 1.5% of the average of the Net Asset Value (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year or 25% of the Trust's Net Income (as defined in the Declaration of Trust). The Declaration of Trust also provides that any advisory agreement must specifically provide for a refund to the Trust of the amount, if any, by which the operating expenses exceed the applicable amount, provided that the maximum amount of such refund shall not exceed the amount of the advisory fees paid to the advisor with respect to such fiscal year. The Operating Expenses of the Trust in 1995 exceeded such limitation by $250,000, and that amount was refunded to the Trust by the advisor.

    In accordance with such provisions, the current Advisory Agreement with BCM specifically provides for a refund to the Trust of the amount by which the Operating Expenses of the Trust for any fiscal year exceed the limitation set forth in the aforementioned provisions of the Declaration of Trust, "or any similar limitation (if contained) in a successor Declaration of Trust or
[Articles] of Incorporation . . . ." Although the Articles of Incorporation
place no limits on CEI Nevada's operating expenses, the aforementioned limitation on operating expenses, assuming Shareholders approve the Incorporation Procedure, will be included contractually in an amended Advisory Agreement. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

    The Trust's Declaration of Trust provides that any contract with an advisor must provide for annual renewal or extension after an initial term of no more than two years, subject to approval by Shareholders of the Trust. The Articles of Incorporation of CEI Nevada contain no such requirement. Although the current directors of CEI Nevada intend to continue to submit the Advisory Agreement annually to stockholders following consummation of the Incorporation Procedure, such practice may be discontinued at some time in the future.

    The various fees payable to BCM under the current Advisory Agreement and the means by which such fees are calculated are discussed in detail below under "The Advisory Agreement".

CERTAIN ANTI-TAKEOVER EFFECTS

    Shareholders should recognize that the acquisition safeguards discussed more fully below under "Proposed Incorporation Procedure -- Acquisition Safeguards" could have the effect of rendering more difficult or discouraging a future attempt to acquire control of CEI Nevada by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even if certain stockholders of CEI Nevada might desire such a change in control and even if such a change in control would be beneficial to the stockholders generally. As a result, stockholders might be deprived of an opportunity to receive a premium for their shares over prevailing market prices and the Incorporation Procedure, therefore, might be viewed as limiting stockholders' rights. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations". These safeguards against acquisition of CEI Nevada include (i) the requirement of an 80% vote to make, adopt, alter, amend, change or repeal (a) CEI Nevada's Bylaws or (b) certain key provisions of CEI Nevada's Articles of Incorporation that embody, among other things, the aforementioned acquisition-related safeguards, (ii) the requirement of a two-thirds supermajority vote for (a) the removal of a director from the Board of Directors and (b) certain extraordinary corporate transactions and (iii) the inability generally of stockholders to call meetings of stockholders. See "Proposed Incorporation Procedure -- Comparison of the Principal Differences Between the Trust and CEI Nevada".
These acquisition- related safeguards and the collective beneficial ownership of 50.5% of the Trust's Shares (as of September 30, 1996) by the Trustees and the Trust's executive officers and entities with which they are affiliated, could help entrench the Board of Directors and may effectively give CEI
Nevada's management the power to block certain extraordinary corporate transactions, as discussed more fully below under "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations".

AUTHORIZATION TO ISSUE PREFERRED STOCK

  The Articles of Incorporation of CEI Nevada authorize the issuance of up to 1,000,000 shares of preferred stock by action of the Board of Directors without stockholder approval, which preferred stock may be issued in one or more series with such preferences, limitations and rights as shall be determined by the Board of Directors of CEI Nevada. See "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Preferred Stock". Although no preferred stock has been issued or is being issued as part of the Incorporation Procedure, and the current directors of CEI Nevada have no present intention of issuing any preferred stock, such stock could be issued as a safeguard against acquisition of CEI Nevada to dilute the stock ownership and voting power of a person or entity seeking to acquire control of CEI Nevada by
(i) privately placing such preferred stock with purchasers not hostile to the CEI Nevada Board of Directors to oppose an unsolicited takeover bid or (ii) authorizing holders of a series of preferred stock to vote as a class, either separately or with the holders of the Nevada Common Stock, on any merger, sale or exchange of assets or any other extraordinary corporate transaction involving CEI Nevada.

OTHER POTENTIAL CONFLICTS OF INTEREST

  The real estate business is highly competitive, and the Trust competes, and CEI Nevada will compete, with numerous entities engaged in real estate activities. As described below under "Business and Properties of the Trust -- Certain Business Relationships", the officers and trustees of the Trust also serve as officers, directors or trustees of certain other entities, each of which is also advised by BCM, and each of which has business objectives similar to those of the Trust. Such Trustees and officers and BCM each owe a fiduciary duty to such other entities as well as to the Trust under applicable law. Additionally, the Trust also competes with other entities that are affiliates of BCM and that may have investment objectives similar to those of the Trust and that may compete with the Trust in leasing, selling and financing real estate and mortgage notes. In resolving any potential conflicts of interest which may arise, BCM has informed the Trust that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

TRANSACTIONS WITH RELATED PARTIES

  The Trust has engaged, and CEI Nevada may continue to engage, in transactions with certain related parties, as discussed more fully below under "Business and Properties of the Trust -Certain Business Relationships and Related Party Transactions". Currently certain related party transactions require the unanimous approval of the Trust's Board of Trustees. In addition, such related party transactions currently are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Trust's Board of Trustees that (i) the transaction is in the best interest of the Trust and (ii) no other opportunity exists that is as good as the opportunity presented by such transaction. Pursuant to the provisions of the Modification of Stipulation of Settlement (the "Olive Modification") dated April 28, 1994 with regard to a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. (which action is described more fully in "Business and Properties of the Trust -- Involvement in Legal

Proceedings") (the "Olive Litigation"), even if the Incorporation Procedure is adopted, the scrutiny of certain related party transactions will continue with respect to such related party transactions prior to April 28, 1999, requiring the unanimous approval of the Board of Directors rather than the Board of Trustees. Likewise, the Board of Directors will be required to make the determination as to whether (i) the transaction is in the best interest of CEI Nevada and (ii) no other opportunity exists that is as good as the opportunity presented by such related party transaction. After April 28, 1999, however, the Board of Directors will have greater discretion as to related party transactions, subject to certain limitations.

  CEI Nevada's Articles of Incorporation generally permit related party transactions if approved by a majority of the independent directors, whereas the existing Declaration of Trust absolutely prohibits certain transactions between the Trust and certain related parties, regardless of the fairness of the terms of such transactions and whether such transactions are authorized by a majority of unaffiliated Trustees or approved by the Shareholders. Such specific prohibitions as well as the general restrictions on transactions between the Trust and certain related parties are described under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related Party Transactions Provision". Because CEI Nevada's Articles of Incorporation contain no analogous prohibitions, the Incorporation Procedure could potentially permit CEI Nevada greater flexibility to engage in a larger class of transactions with related parties than the Declaration of Trust currently permits between the Trust and certain related parties (but, for the reasons discussed above, only subsequent to April 28, 1999).

  With respect to renewal and modification from time to time of the Advisory Agreement with BCM, the Declaration of Trust mandates the affirmative vote of a majority of the votes cast at an annual meeting of Shareholders prior to any such renewal or modification; however, if the Incorporation Procedure is approved, CEI Nevada's Articles of Incorporation will not mandate such stockholder approval. Instead, CEI Nevada's Board of Directors will be able to renew and modify the Advisory Agreement with BCM upon the affirmative vote of a majority of the Board of Directors (subject to the requirement of the Olive Modification that two-thirds of the Board of Directors approve any such renewal or modification). However, the Board of Directors intends to continue to submit future renewals and modifications of the Advisory Agreement with BCM to stockholders of CEI Nevada at their annual meetings.

  The Board of Trustees believes that the restrictions in CEI Nevada's
Articles of Incorporation and those under Chapter 78 of the Nevada Revised Statutes, together with the oversight of related party transactions mandated by the Olive Modification (see "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related Party Transactions Provision"), will offer adequate protection to ensure the fairness and propriety of transactions between CEI Nevada and related parties.

MARKET PRICE OF CEI NEVADA STOCK

  As part of the Merger, existing Shareholders of the Trust would automatically become stockholders of CEI Nevada by the exchange of all shares of the California Corporation for newly issued Nevada Common Stock on the basis of the one-for- one exchange. However, there can be no assurance that the market price per share of Nevada Common Stock after the one- for-one exchange will be equal to the market price per share of the shares of the California corporation before the one- for-one exchange or that the marketability of Nevada Common Stock will remain consistent with the marketability of the shares of the Trust or the California corporation. Prices for CEI Nevada Common Stock will be determined in the marketplace and may be influenced by many factors, including investor perception of the changes effected through the Incorporation Procedure.

CERTAIN RISK FACTORS ASSOCIATED WITH REAL ESTATE

  The Trust is, and CEI Nevada will be, subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, (i) changes in general or local economic conditions, (ii) changes in interest rates and availability of permanent mortgage financing that may render the sale or refinancing or acquisition of a property difficult or unattractive and that may make debt service more burdensome, (iii) changes in real estate and zoning laws, (iv) increases in real estate taxes, (v) federal or local economic or rent controls, and (vi) floods, earthquakes and other similar acts. See "Business and Properties of the Trust -- Certain Factors Associated with Real Estate and Related Investments". The illiquidity of real estate investments generally may impair the ability of the Trust to respond promptly to changing circumstances. The Trust's management believes that such risks are partially mitigated by the diversification by geographical region and property type of the Trust's real estate portfolio.

  The Trust has acquired properties subject to or assumed existing debt and has mortgaged, pledged or otherwise obtained financing for its properties. Such borrowings increase the Trust's risks of loss because they represent a prior claim on the Trust's assets and require fixed payments regardless of profitability. If the Trust (or CEI Nevada) defaults on secured indebtedness, the lender may foreclose and the Trust (or CEI Nevada) could lose its investment in the property. With regard to the Trust's mortgage loan portfolio, if a borrower becomes unable to meet principal or interest payments on a loan from the Trust or a loan cross-collateralized by property that is security for a Trust loan, the Trust (or CEI Nevada) might be forced to foreclose on a mortgaged property. The Trust (or CEI Nevada) might not succeed in selling the foreclosed property for the total principal and accrued interest owed to the Trust on the debt, or the ability of the Trust (or CEI Nevada) to liquidate its collateral through foreclosure on a property could be delayed because of the bankruptcy of the borrower or an injunctive proceeding brought by the borrower. If the borrower defaults in payment of a loan held by a prior lienholder, the Trust (or CEI Nevada) to protect its own interest may be required to make payments directly to the holder of the prior lien to maintain the current status of such loan or to discharge it entirely. The Trust's mortgage notes receivable portfolio at December 31, 1995 consisted of 15 mortgage loans. As of December 31, 1995, the Trust's real estate portfolio consisted of 39 properties held for investment, two equity method real estate partnerships (owning 31 industrial warehouse facilities and two office buildings) and eight properties held for sale, primarily acquired through foreclosure. Seven of the properties held for investment were purchased during 1995, and one of the properties held for sale was obtained in 1995 through foreclosure of the collateral securing a mortgage note receivable.

  In the opinion of the Trust's management the real property owned by the Trust is adequately covered by insurance; however, certain types of losses (generally of a catastrophic nature) may be uninsurable or not economically insurable. Such excluded risks generally include war, earthquakes, floods, environmental liabilities and punitive damage judgments. If such losses occur and are not covered by insurance, the Trust (or CEI Nevada) might suffer a loss of capital invested in, and any profits that might be anticipated from, the property.

                        GENERAL SHAREHOLDER INFORMATION

  This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Trustees of the Trust of proxies to be used at a Special Meeting of Shareholders for a vote upon a proposal to convert the Trust from a California business trust (which, pursuant to the terms of the Declaration of Trust, is subject to certain self- liquidating provisions, as described under "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation") into a Nevada corporation that would have perpetual duration (the "Incorporation Procedure") by incorporating the Trust in California and merging the Trust, after it is so incorporated, with and into its wholly-owned Nevada subsidiary that has been organized for this purpose. The Special Meeting will be held at 10:00 a.m., Dallas time, on _____________, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. The Trust's financial statements for the year ended December 31, 1995 were audited by BDO Seidman, LLP. A representative from BDO Seidman, LLP is expected to be present at the Special Meeting to respond to appropriate questions and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement/Prospectus and the accompanying Proxy are first being mailed to shareholders on or about _______________, 1996.

SHAREHOLDERS ENTITLED TO VOTE

  Only holders of record of issued and outstanding shares of beneficial interest of the Trust (the "Shares") at the close of business on _____________, 1996 (the "Record Date"), are entitled to vote at the Special Meeting and at any adjournments thereof. At the close of business on September 30, 1996, there were 4,185,240 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

  When the enclosed proxy card is properly executed and returned, the Shares represented thereby will be voted at the Special Meeting in accordance with the instructions noted thereon. Shareholders may choose to vote for, against or abstain from voting on the Incorporation Procedure proposal in its entirety.

  In the absence of other instructions, the Shares represented by a properly executed and submitted proxy card will be voted in favor of the Incorporation Procedure.

  When a signed proxy card is returned with choices specified with respect to voting matters, the Shares represented are voted by the proxies designated on the proxy card in accordance with the Shareholder's instructions to the tabulator. A Shareholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the Shareholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and to vote at the Special Meeting. Proxy cards so marked should not be mailed directly to the Trust.

VOTE REQUIRED FOR APPROVAL

  Pursuant to Section 6.7 of the Declaration of Trust, a majority of the issued and outstanding Shares entitled to vote at a meeting of Shareholders, represented in person or by proxy, shall constitute a quorum at the Special Meeting. For the purposes of determining the presence of a quorum at the Special Meeting and the number of votes cast with respect to the Incorporation Procedure, all votes cast for or against and abstentions will be included. Abstentions will have the same legal effect as a vote against the proposal. Broker nonvotes, if any, will be treated as not present and not entitled to vote for the proposal. If a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Shareholders are, therefore, urged to sign the accompanying form of proxy and return it promptly.

   Although Section 3.5 of the Declaration of Trust requires the affirmative vote of only a majority of the votes cast at a meeting of Shareholders to incorporate the Trust, Section 200.5 of the California General Corporation Law requires an affirmative vote of the holders of a majority of the outstanding Shares to approve the Incorporation Procedure.

REVOCATION OF PROXIES

  A proxy card is enclosed herewith. Any Shareholder who executes and delivers the proxy card may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE SPECIAL MEETING.


                        PROPOSED INCORPORATION PROCEDURE

GENERAL DISCUSSION

  Shareholders should recognize that the Incorporation Procedure will result in a change in the nature of their investment. Investors will own an equity interest in a Nevada corporation rather than a California business trust. In addition, the Incorporation Procedure will have the following effects, which could be viewed as limiting Shareholders' rights: (i) the directors of CEI Nevada will be entitled to indemnification for gross negligence and reckless disregard of duty; (ii) CEI Nevada will adopt certain anti-takeover defenses; and (iii) certain protections available under California law will be eliminated. See "-- Acquisition Safeguards -- Possible Negative Considerations", "-- Certain Potential Conflicts of Interest" and "-- Comparison of Principal Difference Between the Trust and CEI Nevada".

  Because no explicit statutory authority permits a California business trust to become a Nevada corporation directly or to merge directly with and into a Nevada corporation, the Incorporation Procedure would be accomplished by incorporating the Trust in California (the "California Corporation"), and merging the California Corporation (as successor to the Trust) with and into its wholly-owned Nevada subsidiary corporation (the "Merger"). The Board of Trustees has caused CEI Nevada to be organized in Nevada to facilitate the Incorporation Procedure. Prior to the Merger, CEI Nevada will have no significant business, assets or liabilities of any consequence and no operating history. The audited balance sheet of CEI Nevada as of ____________, 1996 is included under "Index to Financial Statements and Supplementary Data".

  The Merger will be accomplished pursuant to the terms of the proposed agreement and plan of merger, a form of which is attached as Appendix B to this Proxy Statement/Prospectus (the "Agreement and Plan of Merger") and which is incorporated herein by reference and made a part of this Proxy Statement/Prospectus. As a result of the Merger, (i) the California Corporation would cease to exist as a separate entity, (ii) CEI Nevada, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation including, without limitation, those under the current Advisory Agreement, (iii) each of the current Trustees of the Trust would continue to serve as a director of CEI Nevada until his initial term expires under CEI Nevada's Articles of Incorporation or until a successor is elected and (iv) existing Shareholders would automatically become stockholders of CEI Nevada by the exchange of all shares of the California Corporation for newly issued Nevada Common Stock on a basis of a one-for-one exchange (the "One-for-One Exchange"). The issuance of Nevada Common Stock via the One-for-One Exchange will not affect the proportionate security holdings of any Shareholder of the Trust, either individually or in a group.

  Shareholders will be required to surrender their Share certificates in exchange for Nevada Common Stock certificates, but should not do so at this time. Shareholders who do not surrender their Share certificates will accrue dividends, if declared, but will have their distribution checks, if any, held by

American Stock Transfer and Trust Company until they surrender their old certificates. No interest will be paid on amounts so held.

  SHAREHOLDERS OF THE TRUST WILL NOT HAVE ANY DISSENTERS' RIGHTS OF APPRAISAL WITH RESPECT TO THE INCORPORATION PROCEDURE.

  The discussion of the principal terms of the Merger contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Agreement and Plan of Merger. THE PROPOSED INCORPORATION PROCEDURE IS A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY SHAREHOLDERS IN ITS ENTIRETY. If Shareholders do not approve the Incorporation Procedure, the Trust would not incorporate in California, the formation of CEI Nevada as a wholly-owned subsidiary of the Trust will be reversed and the Merger with CEI Nevada and the attendant One-for-One Exchange will not occur. Rather, the Trust would continue to operate as an unincorporated California business trust, subject to the Declaration of Trust.

  As more fully discussed below under "-- Principal Reasons for the Incorporation Procedure", the members of the Board of Trustees have approved the Incorporation Procedure as in the best interest of the Trust and its Shareholders because the Board of Trustees believes it would afford CEI Nevada
(i) certain acquisition safeguards not available to the Trust, which safeguards are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business of CEI Nevada as successor to the Trust and (b) encourage persons who may wish to make a bona fide offer to acquire CEI Nevada to negotiate with the Board of Directors in good faith and to submit a proposal that is fair and equitable to CEI Nevada and all its stockholders and (ii) greater legal certainty in matters of corporate governance and indemnification as a corporation as opposed to a business trust and hence greater predictability in the conduct of its business as a corporation under Nevada law. Because no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and shareholders, there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of the various states, including California, the jurisdiction of organization of the Trust. By contrast, the status, rights, obligations and liabilities of the stockholders, officers and directors of a corporation are governed not only by a corporation's charter documents, but also by comprehensive statutes and a body of case law interpreting those statutes and their application to a corporation and its charter documents. The Board of Trustees believes that the Articles of Incorporation of CEI Nevada, coupled with the existence of a growing body of Nevada corporate law, would allow CEI Nevada to plan the legal aspects of its future activities with more certainty and predictability than currently exists with respect to the Declaration of Trust and the less well-defined provisions of law currently applicable to the operations of a business trust. See "-- Greater Legal Certainty" and "-- Comparison of Principal Differences Between the Trust and CEI Nevada". No change in the Trust's continued qualification for taxation as a real estate investment trust ("REIT") under the Code is expected to result from the Incorporation Procedure or CEI Nevada's operation of the Trust's business in corporate form following the Merger. See "-- Certain Federal Income Tax Consequences".

  Consummation of the Incorporation Procedure is contingent upon Shareholder approval of the Incorporation Procedure. Pursuant to the California General Corporation Law, the affirmative vote of the holders of a majority of the outstanding Shares will be required to approve the Incorporation Procedure. In addition, Section 3.5 of the Declaration of Trust requires a vote of two-thirds of the Trustees to approve the Incorporation Procedure, which exceeds the voting requirement for aspects of the Incorporation Procedure by applicable state law. The Trustees have approved the Incorporation Procedure.

  The Board of Trustees may, in its discretion and without further approval by Shareholders, abandon the proposed Incorporation Procedure, in whole or in part, at any time before the Merger is effective if any event occurs that, in the Board's opinion, makes consummation of any part of the Incorporation Procedure inadvisable. The Trustees anticipate consummating the Incorporation Procedure as promptly as practicable after approval by the Shareholders.

PRINCIPAL REASONS FOR THE INCORPORATION PROCEDURE

  As mentioned above, the Board of Trustees have approved the Incorporation Procedure as in the best interest of the Trust and its Shareholders because the Board of Trustees believes it would afford CEI Nevada (i) certain acquisition safeguards not available to the Trust, which safeguards are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business of CEI Nevada as successor to the Trust and (b) encourage persons who may wish to make a bona fide offer to acquire CEI Nevada to negotiate with the Board of Directors in good faith and to submit a proposal that is fair and equitable to CEI Nevada and all its stockholders and (ii) greater legal certainty in matters of corporate governance and indemnification as a corporation as opposed to a business trust and hence greater predictability in the conduct of its business as a corporation under Nevada law.

GREATER LEGAL CERTAINTY

  The Trustees urge Shareholders to adopt the Incorporation Procedure because it will convert the Trust from a California business trust to the more legally certain and predictable form of a Nevada corporation. For the purpose of carrying on a business enterprise, the business trust is an adaptation of the traditional common law trust. Business trusts are entities created by agreement or under a governing document, such as the Declaration of Trust, for which there is no prescribed form. Accordingly, the powers, rights and obligations of the Trustees and Shareholders of the Trust are determined to a large extent by contractual interpretation, rather than by reference to powers or privileges under any statute.

  Unlike a corporation, many basic legal issues affecting a business trust are not determined by a body of statutory law, but must be spelled out in the declaration of trust. Subject to overriding principles of common law, the declaration of trust serves as a substitute for a corporate statute. Thus, management and shareholders of business trusts must look to the trust instrument or common law to determine questions which would usually be answered by a corporation statute if that form were selected. On the other hand, state corporation statutes generally provide detailed and comprehensive rules concerning corporate organization, the composition, election, and duties of boards of directors and corporate officers, the form and issuance of equity shares (including voting, dividend, and merger rights), rules on meetings, mergers, reorganizations, dissolutions, and derivative actions. Moreover, many matters not detailed in the statutes are usually covered by a well developed body of case law.

  Although the business trust form is regarded as legal and valid in California, the jurisdiction of organization of the Trust, no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and shareholders, and there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of California. For example, although the trustees of a business trust are clearly fiduciaries owing a duty as such to the trust and its shareholders, it might be asserted that their fiduciary duties are governed by principles of law and equity applicable to traditional common law trusts, rather than by the standards of care, loyalty and business judgment applied to the directors of a corporation and by the standards defined in the governing trust documents.

  By contrast, the status, rights, obligations and liabilities of the stockholders, officers and directors of a corporation are governed not only by a corporation's charter documents, but also by comprehensive statutes and a body of case law interpreting those statutes and their application to a corporation and its charter documents. The existence of a more well-defined body of law allows a corporation to plan the legal aspects of its future activities with more certainty and predictability than currently exists with respect to the Declaration of Trust and the less well-defined provisions of law currently applicable to the operations of a business trust. Additionally, state law governing qualification of an out-of-state business entity to transact business is generally clearer for corporations than for business trusts. Furthermore, corporations are far more numerous than business trusts and are more familiar to investors or persons doing or proposing to do business with a company.

  Nevada has been selected as the proposed new governing jurisdiction because, among other reasons, the Trustees believe that the Nevada Revised Statutes ("NRS") set forth modern statutes that will meet the business needs of the Trust once the Incorporation Procedure is effected. The NRS is regarded as an extensive and modern corporate statute. In adopting the NRS, the legislature in Nevada has demonstrated an ability and a willingness to act quickly and effectively to meet businesses' changing needs. For many years, Nevada has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern, flexible corporate statutes (very similar to those in effect in Delaware) that are periodically updated and reviewed to meet changing business needs. The Trust's Board of Trustees believes that the Incorporation Procedure will allow CEI Nevada to plan the continuing legal aspects of its future activities with more certainty and predictability than presently exists with respect to the Declaration of Trust and the less-well defined provisions of law currently applicable to the operations of a business trust. This certainty and predictability could be beneficial in attracting and retaining qualified management for CEI Nevada, in part because Nevada corporate law provides, among other things, for a greater degree (and greater clarity) of indemnification of directors and officers than is found with respect to California business trusts. Incorporating in Nevada will also enable the Trust to avoid significant annual franchise taxes assessed in certain other states of incorporation. Further, CEI Nevada, as a corporation incorporated in Nevada, will not be required to pay annual franchise or income taxes. The only annual corporate fee in Nevada which CEI Nevada will be required to pay is an $85.00 filing fee.

ACQUISITION SAFEGUARDS

  Taking into account the negative considerations set forth below under "Possible Negative Considerations", the Board of Trustees also endorses the Incorporation Procedure because it will afford CEI Nevada certain safeguards against acquisition of CEI Nevada that, together with certain provisions of Nevada law, are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business and (b) encourage persons who may wish to make a bona fide offer to acquire CEI Nevada to negotiate in good faith and to submit a proposal that is fair and equitable to CEI Nevada and all its stockholders. See "-- The Director Removal Provision", "--The Business Combination Provision", "-- The Evaluation Provision", "-- Amendment Provisions" and "-- Acquisition Safeguards -- Possible Negative Considerations".

  It has become common for third parties to accumulate substantial stock positions in public companies as a prelude to proposing a takeover, restructuring, sale of all or a substantial part of the target company or other similar extraordinary corporate action, or simply as a means to put the target company "in play". Such actions are often undertaken by the third party without advance notice to or consultation with management of the target company. In many cases, the purchaser seeks representation on the target company's board of directors or trustees in order to increase the likelihood that its proposal will be implemented by the company. If the target company resists the efforts of the purchaser to obtain representation on the company's board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. The purchaser may not be truly interested in taking over and running the target company, but rather in using the threat of a proxy fight or a bid to take over the company as a means of forcing it to repurchase the purchaser's equity position at a substantial premium over market price. This predatory practice has come to be known as "greenmail".

  The Board of Trustees believes that the imminent threat of removal of management in such situations would severely curtail management's ability to negotiate effectively with such purchasers and with any other third party interested in acquiring the Trust. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained. Furthermore, management could be faced with the following dilemma: either to pay greenmail or to allow the Trust's business and management to be disrupted, perhaps irreparably.

  In addition to pressuring the management of the target company, unsolicited tender offers and other non-negotiated acquisition proposals may involve terms and be structured in ways that may be less favorable to all the stockholders than those of a transaction negotiated and approved by the board of directors. Although such proposals may be made at a price substantially above prevailing market prices, they are sometimes made for less than all of the outstanding shares of a company. As a result, stockholders may be forced either to partially liquidate their investment under circumstances that may be disadvantageous to them or to retain their investment as minority stockholders in an enterprise that is controlled by persons whose objectives may be at odds with those of the remaining minority stockholders and former management. Unsolicited tender offers or other purchases of substantial blocks of outstanding shares may also be followed by non-negotiated mergers or similar transactions that involve the elimination of the remaining public stockholders of the target company. Such transactions may not assure fair treatment of the public stockholders remaining after the first step of the acquisition, because the controlling stockholder's influence dominates the negotiations. Such tender offers or purchase programs may also take the form of a two-tiered offer in which cash is offered for a portion of a company's outstanding shares, and, thereafter, securities that are or may be worth less than the cash portion are offered for the remaining shares. Thus, stockholders are pressured into selling as many of their shares as possible either to the purchaser or in the open market without having the opportunity to make a considered investment choice between remaining a stockholder of the company or disposing of their shares. Two-tiered pricing tactics, as well as certain other unsolicited proposals, may also be timed and designed to foreclose or minimize the possibility of more favorable competing bids, which in turn may result in stockholders losing the opportunity to consider alternative and possibly more attractive proposals. In addition, persons who accumulate large blocks of stock without negotiating with management through private or open market transactions may achieve a position of substantial influence and control without paying stockholders a fair control premium.

  The Trustees recognize that acquisition proposals that have not been negotiated with and approved by a company's board of directors do not always have the unfavorable consequences or effects described above. See "Acquisition Safeguards -- Possible Negative Considerations". However, it is the view of the Board of Trustees that the potential disadvantages of non-negotiated acquisition proposals are sufficiently great that it would be in the best interest of CEI Nevada and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of CEI Nevada and to submit proposals that are fair and equitable to CEI Nevada and all of its stockholders. In the judgment of the Board of Trustees, the proposed acquisition safeguards will help ensure that the Board of Directors of CEI Nevada, if confronted by a proposal from a third party that has acquired a significant block of CEI Nevada stock, will have sufficient opportunity to review and analyze the proposal and appropriate alternatives, and to act as it believes the best interest of all stockholders dictates. The Trustees also believe that the changes resulting from the

Incorporation Procedure should not discourage acquisition proposals at a price reflective of the true value of CEI Nevada that are fair and equitable to all stockholders. None of the proposed acquisition safeguards would prevent any person from making a tender offer to CEI Nevada's stockholders or prevent any stockholder from accepting such an offer.

  The Incorporation Procedure does not reflect any present knowledge on the part of the Trustees of any pending, proposed or threatened takeover, tender offer, leveraged buyout, proxy contest, sale of assets or other similar transaction involving a change in control of the Trust. In addition to the reasons discussed above, the Board of Trustees believes that the acquisition safeguards are nonetheless necessary at this time because the effectiveness of the acquisition safeguards depends on their being implemented before an acquisition proposal is made. Otherwise, one of the purposes of the acquisition safeguards --to encourage potential acquirors to negotiate directly with the Board of Directors of CEI Nevada --might be thwarted. In any event, it is unlikely that the Trust or CEI Nevada would be able to implement the full range of acquisition safeguards once a takeover attempt is already in progress. For these reasons, the Board of Trustees believes that it would be beneficial to adopt the acquisition safeguards as part of the Incorporation Procedure.

  The Board of Trustees does not currently have under consideration, and does not have any current intention to propose or adopt, any other measures that may have the effect of discouraging acquisitions apart from those proposed in this Proxy Statement/Prospectus. However, circumstances may change and it is, of course, possible that the Board of Directors of CEI Nevada may adopt further measures in the future, which measures may or may not require stockholder approval. See "-- Comparison of Principal Differences Between the Trust and CEI Nevada".

POSSIBLE NEGATIVE CONSIDERATIONS

  In addition to the risk factors discussed above under "Certain Risk Factors", Shareholders should take into account the following possible negative considerations concerning the acquisition safeguards described above in evaluating the proposed Incorporation Procedure as a whole. Notwithstanding the benefits of the Incorporation Procedure anticipated by the Board of Trustees, Shareholders should recognize that the acquisition safeguards could discourage a future attempt to acquire control of CEI Nevada that is not presented to and approved by the Board of Directors, but which some of CEI Nevada's stockholders might believe to be in their best interest or which might offer stockholders a premium for their shares over prevailing market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so, and the Incorporation Procedure might therefore be viewed as limiting stockholders' rights. Furthermore, unsolicited proposals are not necessarily less advantageous than transactions negotiated with management.

  Consummation of the Incorporation Procedure could have the effect of making it more difficult for holders of even a majority of the outstanding shares of CEI Nevada (i) to obtain control either directly by making a tender offer for the outstanding stock of CEI Nevada (see "-- The Business Combination Provision") or by soliciting proxies or consents (see "-- Stockholder/Management Relations -- The Consent Provision") for use at a special or regular meeting of CEI Nevada's stockholders (see "-- Stockholder/Management Relations -- The Stockholder Meeting Provision") or (ii) to change the composition of the Board to remove incumbent management (see "-- Management after Incorporation Procedure -- The Director Removal Provision"). Accordingly, the Incorporation Procedure, together with the protection afforded by the collective beneficial ownership of 50.5% of the Trust's Shares (as of September 30, 1996) by entities with which the Trustees and the Trust's executive officers are affiliated, could entrench the Board of Directors, even in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

  With respect to (i) certain mergers and other related transactions and (ii) certain amendments to CEI Nevada's Articles of Incorporation, the acquisition safeguards will also effectively give veto power to holders of more than one-third and one-fifth, respectively, of the outstanding voting shares of CEI Nevada, even if such mergers or amendments were desired by a majority of the stockholders. At present, the Trustees are aware of one Shareholder, American Realty Trust, Inc. ("ART") (which is an affiliate of BCM), who holds more than 20% of the outstanding shares of the Trust and would hold more than 20% of the outstanding common stock of CEI Nevada if the Incorporation Procedure is effected. As of September 30, 1996, ART owned approximately 39% of the outstanding shares of the Trust.

  The cumulative effect of the various changes resulting from the Incorporation Procedure might also discourage some persons from investing in or acquiring a large block of CEI Nevada stock by making it more difficult for a substantial stockholder to exercise control, to complete an acquisition of CEI Nevada or to negotiate a repurchase of such stockholder's shares by CEI Nevada. Stockholders may also have less opportunity to take advantage of temporary increases in the market price of CEI Nevada's shares that might be caused by takeover speculation.

  The Trustees have considered these potential disadvantages and differences and have concluded that the benefits of the acquisition safeguards included in the Incorporation Procedure outweigh these possible disadvantages.

CERTAIN POTENTIAL CONFLICTS OF INTEREST

  While the Board of Trustees believes that the Incorporation Procedure is in the best interest of the Trust and its Shareholders, certain members of management could benefit from the Incorporation Procedure and, therefore, may be viewed as having a conflict of interest.

  Mr. Gene E. Phillips served as a Trustee of the Trust until December 31, 1992, and as a director of BCM until December 22, 1992 and as Chief Executive Officer of BCM until September 1, 1992. Although Mr. Phillips no longer serves as an officer or director of BCM or as a Trustee of the Trust, he serves as a representative of a trust established for the benefit of his children, which trust owns BCM, and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input regarding its performance of advisory services for the Trust. As such, Mr. Phillips or his children could benefit financially from Shareholder approval of, and may be viewed as having a conflict of interest in connection with, the Incorporation Procedure. If the Incorporation Procedure is approved, advisory fees paid to BCM, as advisor, would not be subject to the operating expense limitation currently contained in the Declaration of Trust, although a substantially similar provision would be included in an amendment to the current Advisory Agreement, as discussed under "Business and Properties of the Trust -- The Advisory Agreement" and "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure". See also "Business and Properties of the Trust -- Certain Business Relationships and Related Party Transactions,".

  Additionally, in the future, BCM may benefit from the elimination of certain limitations on investments currently applicable to the Trust. The Articles of Incorporation of CEI Nevada would permit it to engage in a larger class of transactions, including transactions with related parties than is currently permitted by the Declaration of Trust. However, pursuant to the terms of the Olive Modification (as defined herein), certain related party transactions prior to April 28, 1999, will require the unanimous approval of CEI Nevada's Board of Directors. See "Proposed Incorporation Procedure -- Business Activities after

Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision" below. Furthermore, the proposed Incorporation Procedure contains certain safeguards regarding acquisition of CEI Nevada which may, among other things, have the effect of making it more difficult for Shareholders to remove incumbent management. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations" above. The Articles of Incorporation of CEI Nevada would also limit the liability of directors to a greater degree than the Declaration of Trust, as discussed more fully below under "Proposed Incorporation Procedure -- Liability of Certain Persons -- The Management Liability Provision".

THE ONE-FOR-ONE EXCHANGE OF SHARES

  As part of the Merger, existing Shareholders of the Trust would automatically become stockholders of CEI Nevada by the exchange of all shares of the California Corporation for newly issued Nevada Common Stock on the basis of the One-for-One Exchange. For reasons discussed below under "Proposed
Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Common Equity", each new share of Nevada Common Stock would have $0.01 par value, unlike each existing Share, which has no par value.

  The One-for-One Exchange would result in the issuance by CEI Nevada of a number of shares of Nevada Common Stock equal to the number of Shares of the Trust outstanding immediately before commencement of the Incorporation Procedure. Based upon the 4,185,240 Shares outstanding on September 30, 1996, the One-for-One Exchange would result in issuance of 4,185,240 shares of Nevada Common Stock.

  The One-for-One Exchange will not affect any Shareholder's proportionate equity interest in the Trust. Upon consummation of the Incorporation Procedure, each outstanding share of Nevada Common Stock will be entitled to one vote at each meeting of stockholders, as is the case with each currently outstanding Share of the Trust.

  THERE CAN BE NO ASSURANCE THAT THE MARKET PRICE PER SHARE OF NEVADA COMMON STOCK AFTER THE ONE-FOR-ONE EXCHANGE WILL BE EQUAL TO THE MARKET PRICE PER SHARE OF THE SHARES BEFORE THE ONE-FOR-ONE EXCHANGE OR THAT THE MARKETABILITY OF NEVADA COMMON STOCK WILL REMAIN CONSISTENT WITH THE MARKETABILITY OF THE SHARES. Prices for CEI Nevada Common Stock will be determined in the marketplace and may be influenced by many factors, including investor perception of the changes resulting from the Incorporation Procedure.

  Assuming that the proposed Incorporation Procedure is approved, Shareholders will be furnished with the necessary materials and instructions to exchange their certificates representing the existing Shares for new certificates representing Nevada Common Stock.

  ADOPTION AND APPROVAL OF THE INCORPORATION PROCEDURE WILL SIGNIFICANTLY AFFECT CERTAIN RIGHTS OF SHAREHOLDERS. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO AND TO CONSIDER CAREFULLY THE DIFFERENCES BETWEEN THEIR RIGHTS AS SHAREHOLDERS OF THE TRUST AND AS STOCKHOLDERS OF CEI NEVADA BEFORE VOTING.

COMPARISON OF PRINCIPAL DIFFERENCES BETWEEN THE TRUST AND CEI NEVADA

  If the proposed Incorporation Procedure is approved and consummated, the business of the Trust will be conducted by a Nevada corporation rather than by a business trust organized under the laws of the State of California. The rights and powers of the Trust and its Shareholders and Trustees currently are governed primarily by the Declaration of Trust and the Trustees' Regulations and, to a lesser extent, by California business trust law, while those of CEI Nevada and its stockholders and directors would be governed by its Articles of Incorporation and Bylaws and by Nevada corporate law. Set forth below is a comparison of the principal differences between those respective rights and powers. Although the Trustees believe that the following discussion sets forth the material differences between the rights of Shareholders of the Trust and stockholders of CEI Nevada, the comparison does not purport to be a complete statement of all differences and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of CEI Nevada and the Declaration of Trust and the Trustees' Regulations. Shareholders should refer to the full text of CEI Nevada's Articles of Incorporation and Bylaws attached hereto as Appendices C and D, respectively, and compare them with the Declaration of Trust and the Trustees' Regulations, attached hereto as Appendices E and F, respectively.

  For convenience and ease of reference, comparisons between the Trust and CEI Nevada are set forth as follows: "Management after Incorporation Procedure" discusses the role of CEI Nevada's advisor and how the Trust's Board of Trustees would be reconstituted as CEI Nevada's Board of Directors; "Liability of Certain Persons" addresses exculpation of trustees and directors, indemnification of trustees, directors and officers and shareholder liability; "Business Activities after Incorporation Procedure" compares business objectives and restrictions on certain activities and related party transactions; "Comparison of the Securities of CEI Nevada and the Trust", in addition to comparing the Shares with the Nevada Common Stock, outlines dissenters' rights, preferred stock, listing with the NASDAQ and the elimination of certain restrictions on ownership and transfer of shares; "Stockholder-Management Relations" describes the mechanics of stockholder voting and meetings; "The Business Combination Provision" discusses certain provisions of CEI Nevada's Articles of Incorporation relating to acquisition transactions with interested stockholders; "The Evaluation Provision" describes certain new provisions; and "Amendment Provisions" sketches the requirements for amending the governing documents of the Trust and CEI Nevada.

MANAGEMENT AFTER INCORPORATION PROCEDURE

  CONSTITUENCY OF THE BOARD. The Olive Modification required that the Board of Trustees be reduced from 8 to 7 members. The Articles of Incorporation of CEI Nevada sets the number of initial directors at 4. The exact number of directors may be fixed or changed by the affirmative vote of a majority of the entire Board of Directors, from time to time, within the limits set by the Articles of Incorporation, subject to the limitations mandated by the Olive Modification. By comparison, the Declaration of Trust provides that the number of Trustees shall be no less than 5 nor more than 15 as determined by the vote of the Shareholders of the Trust or the Trustees.

  Notwithstanding any limitation on the maximum number of directors in the Articles of Incorporation, whenever CEI Nevada issues preferred stock and gives its holders the right to elect a director at an annual or special meeting of stockholders, then the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation or the resolution(s) adopted by the Board applicable thereto. See "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Preferred Stock".

  Any vacancy on the Board of CEI Nevada will be filled by a vote of the majority of the directors then in office or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. The Declaration of Trust provides for filling Board of Trustees vacancies by the remaining Trustees or by the vote or consent of a majority of the outstanding shares entitled to vote thereon.

  The Declaration of Trust requires that a majority of Trustees be persons who are not affiliates of Consolidated Capital Equities Corporation ("CCEC"), the original sponsor of the Trust and one of the Trust's former advisors, or any of CCEC's affiliates or successor entities. Under the Declaration of Trust, "Affiliate" is defined as follows: "as to any Person any other Person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person." Under the Declaration of Trust, "Person" is defined to include "individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof". By contrast, Article SIXTH of the Articles of Incorporation does not require that any of CEI Nevada's directors be independent of the advisor or any other person. It should be noted, however, that each of the Trustees, who would serve as directors of CEI Nevada, are unaffiliated with BCM.

  THE DIRECTOR REMOVAL PROVISION. Under Article ELEVENTH of the Articles of Incorporation (the "Director Removal Provision"), each Director of the Board may be removed only by the affirmative vote of the holders of not less than two- thirds of the outstanding stock of CEI Nevada then entitled to vote for the election of such director. By contrast, under the Declaration of Trust, Trustees may be removed by vote or consent of the holders of a majority of the outstanding Shares entitled to vote thereon, or by a majority of the remaining Trustees. The Director Removal Provision makes removal of a director of CEI Nevada more difficult by requiring a super-majority vote.

  Shareholders should note that an affiliate of BCM, effectively will have veto power over the removal of directors of CEI Nevada pursuant to the Director Removal Provision.

  The Director Removal Provision tends to ensure managerial continuity and to deter certain kinds of unsolicited takeovers while making changes in control somewhat more difficult. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations".

  CEI NEVADA'S ADVISOR. It is anticipated that the day-to-day operations of CEI Nevada will be performed by BCM from the effective time of the Merger under the modified Advisory Agreement described under "Business and Properties of the Trust -- The Advisory Agreement", subject to Shareholder approval of the Incorporation Procedure.

  The Declaration of Trust currently requires that all advisory agreements have an initial term of no more than two years and provide for annual renewal or extension thereafter, subject to shareholder approval. In contrast, Article THIRTEENTH of the Articles of Incorporation provides that the Board of Directors may authorize advisory agreements; however there is no requirement that the Board of Directors obtain stockholder approval prior to any renewal or modification of such advisory agreements (although the Board of Directors intends to continue this practice). Pursuant to the terms of the Olive Modification, which became effective on January 11, 1995, if BCM or any other entity affiliated with members of the Trust's management serves as advisor, advisory agreements are and will remain subject to the review and approval of two-thirds of the Board of Directors. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision".

  The Declaration of Trust also provides for termination of advisory agreements without penalty (i) by the advisor upon 120 days' written notice or (ii) by the Shareholders (by a vote of the majority of the outstanding Shares) or (iii) by the Board of Trustees (by majority vote including a majority of unaffiliated Trustees) upon 60 days' written notice. The CEI Nevada Articles of Incorporation leave termination provisions regarding advisory agreements to the negotiation of the parties. See "Proposed Incorporation Procedure -- The Advisor" for a discussion of the relationship between the Trust and BCM. Neither CEI Nevada's Articles of Incorporation nor the Declaration of Trust requires Shareholder approval for the selection of the advisor per se.

  The Declaration of Trust requires that any advisory agreement entered into with a Trustee or an affiliate (see "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- The Classified Board Provision") of a Trustee must be made, approved or ratified by a majority of the Trustees who are not so affiliated. Transactions of CEI Nevada with any advisor or affiliate thereof would be governed by the NRS and the unified related-party provisions contained in Article FOURTEENTH of the Articles of Incorporation together with the Olive Modification. As explained more fully in "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision" and pursuant to the Olive Modification, until April 28, 1999, prior to entering related party transactions, with the exception of certain specified contracts including the Advisory Agreement, the Board of Directors would be required to unanimously agree that the transaction is in the best interest of the corporation and that no other opportunity exists that is as good as the opportunity presented by such transaction. Direct contractual agreements for services, such as the Advisory Agreement between CEI Nevada and BCM or one of its affiliates, would only require the prior approval of two-thirds of the directors.

  Section 4.3 of the Declaration of Trust requires the Trust's advisor to use its best efforts to present to the Trust a continuing and suitable investment program, consistent with the Trust's investment policies and objectives. However, consistent with the Declaration of Trust, neither the advisor nor any affiliate of the advisor is obligated to present any particular investment opportunity to the Trust. The advisor is, in fact, expressly authorized to take for its own account or recommend to others any particular investment opportunity. There is no comparable provision to such Section 4.3 in the Articles of Incorporation.

  The Articles of Incorporation impose fewer explicit restrictions on compensation of CEI Nevada's advisor than does the Declaration of Trust. Article THIRTEENTH of the Articles of Incorporation provides that the compensation payable under the Advisory Agreement must be approved as "fair and equitable" by the Board of Directors, and the Restrictions on Related-Party Transactions Provision also applies to compensation of the advisor. See, however, the discussion of contractual limits on operating expenses below under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

LIABILITY OF CERTAIN PERSONS

  THE MANAGEMENT LIABILITY PROVISION. The Incorporation Procedure will enable CEI Nevada to define the liability of corporate officers and directors with greater precision. The Board of Trustees believes that limited liability will help retain and attract the best possible officers and directors. Currently, each of the Trustees has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law. Under the Management Liability

Provision (Article NINTH of the Articles of Incorporation), the directors will not have personal liability to CEI Nevada or its stockholders for monetary damages for any breach of their fiduciary duties as directors (including, without limitation, any liability for gross negligence in the performance of their duties), except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of NRS 78.300. By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions in evaluating takeover proposals to acquire CEI Nevada, the Management Liability Provision supplements indemnification rights afforded under CEI Nevada's Articles of Incorporation and Bylaws which provide, in substance, that CEI Nevada shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the NRS and other applicable laws.

  The Articles of Incorporation provide that "CEI Nevada shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) .
 . . to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of CEI Nevada . . . ." Further, the Bylaws provide that "[e]ach officer, director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes . . . and other applicable law." Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

  The Management Liability Provision contained in the Articles of Incorporation is analogous to Article VII of the Declaration of Trust. Article VII, however, explicitly exculpates Trustees, officers, employees and agents of the Trust while the Management Liability Provision explicitly exculpates only directors. Further, under the Declaration of Trust, a Trustee would not be indemnified for liability arising from gross negligence or reckless disregard of duty, whereas a director of CEI Nevada may be indemnified for such liability under the Articles of Incorporation.

  Current Trustees and the directors of CEI Nevada could personally benefit from expanding the limitation on their personal liability.

  The NRS and Nevada common law provide that a corporation's board of directors owes certain fiduciary duties to the corporation and its stockholders, including a duty of loyalty and a duty of care. The duty of care is generally considered to require directors to be sufficiently diligent and careful in informing themselves regarding, and in deciding whether to take or not to take, corporate action. The duty of care to which directors are bound is that which ordinarily prudent and diligent men would exercise under similar circumstances. The duty of loyalty is generally considered to require directors to act in what they determine in good faith, after appropriate consideration, to be in the best interest of the corporation and not to engage in self-dealing. With respect to limitations on the personal liability of directors to CEI Nevada or its stockholders, the Management Liability Provision is more expansive than the provision in the Declaration of Trust that addresses the limitations on the personal liability of Trustees to the Trust or its shareholders. Consequently, the Management Liability Provision expands the current limitation on personal liability of members of management to cover, in addition, certain violations of their fiduciary duty of care rising to the level of gross negligence or reckless disregard of duty. The Management Liability Provision would not, however, insulate directors of CEI Nevada from liability to CEI Nevada or its stockholders for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. The limitation of liability applies only to claims by CEI Nevada or its stockholders and does not preclude or limit recovery of damages by others, such as creditors. Furthermore, the limitation of liability applies prospectively only and would therefore not affect a Trustee's potential liability for acts or omissions in his capacity as a Trustee prior to the effective time of the Merger.

  The Management Liability Provision further provides that any repeal or modification of Article NINTH would not increase the personal liability of any director of CEI Nevada for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of CEI Nevada existing at the time of such repeal or modification. Moreover, the Management Liability Provision provides that if Nevada law is in the future amended to further eliminate or limit the liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended.

  By protecting directors from assessments of monetary damages for breaches of the duty of care, the Management Liability Provision limits the remedies available to a stockholder seeking to challenge a Board decision protected by the Management Liability Provision, including, for example, decisions relating to acquisition proposals or similar transactions. However, it does not eliminate or change the duty of care. Accordingly, the Management Liability Provision does not limit the availability of equitable remedies, such as an injunction or rescission based on a director's breach of the duty of care, although, as a practical matter, particular equitable remedies may not be available (e.g., after a transaction has already been effected). Additionally, the Bylaws of CEI Nevada provide indemnification to each officer, director and employee of CEI Nevada to the fullest extent permitted by Chapter 78 of the NRS and other applicable law.

  The Management Liability Provision also provides that CEI Nevada shall indemnify to the fullest extent permitted by law any person who is a party or is made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of CEI Nevada, or is or was serving at the request of CEI Nevada, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. The Management Liability Provision also provides that CEI Nevada shall advance expenses to the fullest extent permitted by law to such indemnitee. The Management Liability Provision further states that any amendment to or repeal of Article NINTH would not diminish such indemnification with respect to any acts or omissions occurring prior to such amendment or repeal. The Declaration of Trust provides that the Trust shall indemnify and reimburse any person made a party to any action, suit or proceeding or against whom any claim or liability is asserted because he, his testator or intestate was or is a Trustee, officer, employee or agent of the Trust for any judgments, fines, amounts paid on amount thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in defending against such claim, action, suit or proceeding, or alleged liability or in connection with any appeal therein, except where the claim, obligation or liability arose out of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The indemnity provisions of the Management Liability Provision and Section 78.751 of the NRS are comparable except that Section 78.751 of the NRS provides that a corporation shall make no indemnification in respect of any claim as to which a final adjudication establishes that the director is liable to CEI Nevada or for amounts paid in settlement to CEI Nevada unless and only to the extent that the court in which the action was brought determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses.

  As herein described, directors and officers of CEI Nevada are indemnified against certain liabilities under provisions of the Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  In addition, the Management Liability Provision provides, as permitted by the NRS, that CEI Nevada may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of CEI Nevada or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against such expense, liability or loss, whether or not CEI Nevada would have the power to indemnify such person against any such expense, liability or loss under the NRS. Section 7.4 of the Trust's Declaration of Trust is analogous to this portion of the Management Liability Provision. The Trust purchased such insurance for the benefit of its officers and Trustees in July 1996, and such insurance will be transferred to CEI Nevada for the benefit of its officers and directors upon the consummation of the Incorporation Procedure.

  The Trustees and officers of the Trust are indemnified under the Declaration of Trust against judgments, fines, amounts paid on account of and reasonable expenses (including attorneys' fees) incurred in connection with the defense of suits or proceedings in which a claim or liability against a person is asserted by reason of the fact that he is a Trustee or officer of the Trust, as the case may be. Currently, each of the Trustees of the Trust has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law.

  SHAREHOLDER LIABILITY. Limitations on the potential personal liability of stockholders for the acts and obligations applicable to CEI Nevada under Nevada law are comparable to the limitations under California law and the Declaration of Trust applicable to Shareholders of the Trust with respect to the Trust's acts and obligations. Though the Articles of Incorporation do not expressly limit stockholder liability, pursuant to Article 8 Section 3 of the Nevada constitution and Section 78.225 of the NRS, stockholders are not personally liable for the payment of a corporation's debts, except to the extent a stockholder has not paid the consideration for which that stockholder's shares were authorized to be issued or which was specified in a written subscription agreement between the corporation and the stockholder. Similarly, the Declaration of Trust provides that Shareholders shall not be subject to any personal liability for the acts or obligations of the Trust and that every written undertaking made by the Trust shall contain a provision that such undertaking is not binding on any Shareholders personally. Under Section 23001 of the California Corporations Code, no shareholder of a real estate investment trust like the Trust shall be personally liable for any liabilities, debts or obligations of, or claims against, such real estate investment trust. Section 23002 of the California Corporations Code further provides that Section 23001 applies to any real estate investment trust organized under the laws of California with respect to liabilities, debts, obligations and claims wherever arising. Under Section 23000 of the California Corporations Code, the Trust is classified as a "real estate investment trust" for purposes of the foregoing provisions of California law. Thus, it appears that the Incorporation Procedure will not materially alter Shareholder liability in California. It should be noted that the law regarding trusts in other states where the Trust does business might treat Shareholders' liability in a different manner (i.e., impose liability) if a court in such state were not to apply California law to such issue.

BUSINESS ACTIVITIES AFTER INCORPORATION PROCEDURE

  No significant change in the nature of the Trust's business is anticipated as a result of the Incorporation Procedure, though CEI Nevada will be empowered under the Articles of Incorporation to engage in a wider range of business activities than those currently permitted under the Declaration of Trust. It should be noted that the Articles of Incorporation place no limitations on CEI Nevada's operating expenses, as discussed below.

  Article THIRD of the Articles of Incorporation states that CEI Nevada may engage in any lawful activity, subject to the restrictions set forth above under "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- CEI Nevada Advisor" and below under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision". While, unlike the Declaration of Trust, the Articles of Incorporation neither dictate specific investment policies nor formally restrict particular activities of CEI Nevada, it is currently expected that the investment policies and activities of CEI Nevada will be substantially similar to the existing investment policies and activities of the Trust. Notwithstanding such expectation, CEI Nevada may avail itself of the greater flexibility permitted by the Articles of Incorporation to make certain investments that the Trust is not authorized to make. No assurance can be given that CEI Nevada's investment policies will not change if, in the opinion of the Board of Directors, circumstances so require, and certain investment policies may be changed without stockholder approval.

  To continue to qualify for taxation as a REIT under the Code, CEI Nevada will, among other things, be required to (i) hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash items at the close of each quarter of each taxable year, (ii) distribute 95% of its taxable income each year (excluding any net capital gain) as dividends,
(iii) ensure that no more than 50% in value of its outstanding stock is held by five or fewer individuals or certain organizations at any time during the last half of each taxable year and (iv) ensure that no fewer than 100 persons are beneficial owners of stock of CEI Nevada during at least 335 days of each taxable year. Section 5.3 of the Declaration of Trust contains substantial limits on the business activities in which the Trust may engage, some of which facilitate compliance with the aforementioned Code requirements.

  Section 5.3 of the Declaration of Trust prohibits or restricts the Trustees from investing in (i) any foreign currency, bullion or commodities and (ii) contracts of sale for real estate, except in conjunction with the acquisition or sale of real property or when such investments are held as security for mortgages made or acquired by the Trust. Section 5.2 also prohibits the Trustees from investing more than 10% of the assets of the Trust estate in junior mortgage loans, excluding wraparound loans, and from issuing certain equity and debt securities as more fully described in "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Preferred Stock".

  Section 5.2 also prohibits the Trust from (i) making any loan to the original sponsor, CCEC, the Advisor, or any of their affiliates; (ii) purchasing, selling or leasing any real property to or from CCEC, the Advisor, or any of their affiliates, including any investor program in which any of the foregoing may also be a general partner or sponsor; (iii) engaging in any short sale;
(iv) engaging in trading as compared with investment activities or engaging in the business of underwriting or agency distribution of securities issued by others; (v) purchasing insurance either through or from any affiliate; (vi) purchasing any real property on which the total real estate commission paid by the Trust to anyone exceeds 6% of the total purchase price, or sell any real property on which the total real estate commission paid by the Trust to anyone exceeds 5% of the total sales price; or (vii) acquiring securities in any company holding any of the investments proscribed by Section 5.3 or engaging in any of the activities prohibited by Section 5.3.

  Subject to the foregoing restrictions and the restrictions on related-party transactions discussed below, the Trustees may change the investment policy of the Trust without Shareholder approval if they determine that such change would be in the best interest of the Trust. As mentioned above, certain of the restrictions contained in Section 5.3 were designed to facilitate the Trust's continuing qualification as a REIT under the Code. Provided CEI Nevada operates as a REIT, and it is not expected that CEI Nevada will conduct its future business activities in such a manner as to terminate its anticipated REIT status, its investment policies would be limited by applicable Code provisions. Nevertheless, CEI Nevada would have substantially greater flexibility and fewer restrictions on its investment policy than the Trust currently has.

  Additionally, Section 4.4 of the Declaration of Trust places specific limits on the Trust's operating expenses (defined in Section 1.4(u) of the Declaration of Trust). For purposes of those limits, operating expenses include (i) aggregate annual expenses constituting operating expenses under generally accepted accounting principles, (ii) the advisory fee payable to the Trust's advisor and (iii) the fees and expenses paid to the Trustees who are not employees or affiliates of the advisor. However, such operating expenses specifically exclude (i) the cost of money borrowed by the Trust, (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Trust, (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Trust's securities, (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers and other agents retained by or on behalf of the Trust, (v) expenses directly connected with the purchase origination, ownership and disposition of real properties or mortgage loans, other than expenses with respect thereto (with the exception of legal services) of employees of the Trust's advisor, (vi) the expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans, (vii) expenses connected with payments of dividends, interest or distributions by the Trust to Shareholders, (viii) expenses connected with communicating to Shareholders and maintaining Shareholder relations, (ix) transfer agent's, registrar's and indenture trustee's fees and charges, and (x) reserves for depletion, depreciation and amortization and losses and provisions for losses. The following direct expenses of the advisor shall be excluded from the Trust's operating expenses and shall be borne by the advisor: (a) employment expenses of the advisor's personnel (including Trustees, officers and employees of the Trust who also serve as directors, officers, or employees of the Trust's advisor or affiliates of the advisor), (b) advertising and promotional expenses incurred in seeking investments for the Trust, (c) rent, telephone, utilities, office furnishings and other office expenses of the Trust's advisor (except those relating to a separate office, if any, maintained solely for the Trust) and (d) miscellaneous administrative expenses relating to performance by the advisor of its functions under the Advisory Agreement.

  Under Section 4.4 of the Declaration of Trust, operating expenses of the Trust for any fiscal year must not exceed the lesser of (a) 1.5% of the average of the "Book Values of Invested Assets" (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year, or
(b) the greater of (i) 1.5% of the average of the "Net Asset Value" (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year and (ii) 25% of the Trust's "Taxable Income" (as defined in the Declaration of Trust). Section 4.4 of the Declaration of Trust further provides that any advisory agreement shall specifically provide for a refund to the Trust of the amount, if any, by which the operating expenses exceed the applicable amount, provided that the amount of such refund shall not exceed the aggregate of the advisory fees paid to the advisor under such contract with respect to such fiscal year.

  In accordance with this section, the Advisory Agreement described under "Business and Properties of the Trust -- The Advisory Agreement" specifically provides for a refund to the Trust of the amount by which the operating expenses of the Trust for any fiscal year exceed the limitation set forth in
Section 4.4 of the Declaration of Trust, "or in any similar limitation (if contained) in a successor Declaration of Trust or [Articles] of Incorporation .
 . . ." Although the Articles of Incorporation place no limitations on CEI

Nevada's operating expenses, the limitation on operating expenses under the Declaration of Trust, assuming Shareholders approve the Incorporation Procedure, will be included contractually in the Advisory Agreement through an amendment thereto. See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses". The operating expenses of the Trust in 1995 exceeded such limitation by $250,000, which amount was refunded to the Trust by the advisor.

  With the exception of the inclusion of an explicit limitation on operating expenses in the Advisory Agreement, the Advisory Agreement will not be otherwise amended in conjunction with the Incorporation Procedure. The fees and commission payable by CEI Nevada to the advisor will remain the same if the Incorporation Procedure is approved as those currently paid by the Trust.

  THE RESTRICTIONS ON RELATED-PARTY TRANSACTIONS PROVISION. Article FOURTEENTH of the Articles of Incorporation provides that CEI Nevada shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of CEI Nevada, (ii) any director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of CEI Nevada or any person identified in the foregoing clauses (i) through (iii) unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to CEI Nevada and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of the independent directors of CEI Nevada entitled to vote thereon. Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of CEI Nevada nor a director, officer or employee of CEI Nevada's advisor.

  Pursuant to the Olive Modification, prior to April 28, 1999, certain related party transactions require the unanimous approval of the Trust's Board of Trustees and may only be entered into in exceptional circumstances and after a determination by the Trust's Board of Trustees that no other opportunity exists that is as good as the opportunity presented by such related-party transaction. If the Incorporation Procedure is adopted, the Board of Directors will continue to review such related party transactions to determine whether such transactions satisfy the criteria established by the Olive Modification. While the Board of Directors will necessarily consider the permissibility of any related-party transaction under CEI Nevada's Articles of Incorporation, such Articles of Incorporation generally permit related-party transactions if approved by a majority of the independent directors. None of the members of the Board of Directors is an officer, director or employee of CEI Nevada's advisor and none will be an officer or employee of CEI Nevada. Apart from the different standards applicable to related-party transactions under the Articles of Incorporation and Declaration of Trust, respectively, the proposed Incorporation Procedure is not expected to affect the review and approval of related-party transactions.

  Stockholders should note that Article FOURTEENTH does not supplant Nevada law regarding related-party transactions; rather, Article FOURTEENTH provides additional protection against the possibility of related-party transactions unfavorable to CEI Nevada. Under the NRS, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is not void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, provided that one of the four requirements below is met:





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
           (i) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

           (ii) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

           (iii) The fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

           (iv) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

    The basic restriction on transactions between the Trust and related parties contained in the Declaration of Trust is similar to restrictions contained in CEI Nevada's Articles of Incorporation and the NRS. Section 7.6 of the Declaration of Trust provides that absent fraud and except as otherwise prohibited by the Declaration of Trust, a contract, act or other transaction between the Trust and any other person, or in which the Trust is interested, shall be valid even though one or more of the Trustees or officers of the Trust
(i) are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or related officers of such other person or (ii) individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction. Further, no Trustee or officer shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction provided that (i) such interest or connection is disclosed or known to the Trustees and thereafter the non-interested Trustees vote to authorize such contract, act or other transaction; (ii) such interest or connection is disclosed or known to the Shareholders and thereafter such contract, act or transaction is approved by the Shareholders; and (iii) such contract, act or transaction is fair and reasonable to the Trust at the time it is authorized by the Trustees or by the Shareholders.

    The Declaration of Trust also contains specific restrictions on certain transactions between the Trust and certain other persons. Although the standards and procedures by which such transactions are permissible under CEI Nevada's Articles of Incorporation and Nevada law, on the one hand, and the Declaration of Trust, on the other, are not dissimilar in the opinion of the Board of Trustees, the Declaration of Trust absolutely prohibits certain transactions between the Trust and certain related parties, as discussed below, regardless of the fairness of the terms of such transactions and whether such transactions are authorized by a majority of unaffiliated Trustees or approved by the Shareholders. Because CEI Nevada's Articles of Incorporation contains no analogous prohibition, the Incorporation Procedure could potentially permit CEI Nevada greater flexibility to engage in a larger class of transactions with related parties than the more limited class of transactions between the Trust and certain related parties that is currently permitted by the Declaration of Trust. Nevertheless, the Board of Trustees believes that the restrictions in CEI Nevada's Articles of Incorporation and the restrictions mandated by the NRS, together with the oversight by the Board of Directors required through April 28, 1999, pursuant to the Olive Modification, will offer adequate protection to ensure the fairness and propriety of transactions between CEI Nevada and related parties. See "Involvement in Certain Legal Proceedings -- Olive Litigation".

    Section 7.6 of the Declaration of Trust states that the Trust "shall not purchase or lease, directly or indirectly, any [r]eal [p]roperty or purchase any [m]ortgage from the [a]dvisor or any affiliated Person or from any partnership in which any of the foregoing may also be a general partner." Further, the Trust shall not "sell or lease, directly or indirectly, any of its [r]eal [p]roperty or sell any [m]ortgage to any of the foregoing Persons." CCEC or the Trust's advisor may make mortgage loans, purchase real property and assume loans in connection therewith in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such real property or mortgage loans or the borrowing of money or obtaining of financing for the Trust, or for any other purpose related to the Trust's business, provided the price for which the Trust purchases such asset is no greater than the cost to CCEC or the Trust's advisor and there is no difference in the interest rates of the loans related thereto at the time acquired by CCEC or the Trust's advisor and the time acquired by the Trust, nor any other benefit to CCEC or the Trust's advisor arising out of such transaction apart from compensation otherwise permitted by the prospectus pursuant to which the Trust offered its Shares to the public. As discussed under "-- Business Activities After Incorporation Procedure", Section 5.3 of the Declaration of Trust also prohibits the Trustees from (i) making any loan to CCEC, the Trust's advisor, or any of their affiliates and (ii) purchasing, selling or leasing any real properties or mortgages to or from CCEC, the Trust's advisor or any of their affiliates, including any investor program in which any of the foregoing may also be a general partner or sponsor. CCEC no longer has any relationship to the Trust.

       The Declaration of Trust further provides in Section 7.6 that:

       the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer or employee of the Trust or any director, officer or employee of the [a]dvisor, of [CCEC] or of any company or other organization of which any of the foregoing is an Affiliate, except for . .
    (c) transactions with [CCEC] or the [a]dvisor or Affiliates thereof involving loans, real estate brokerage services, mortgage brokerage services, real property management services, the servicing of [m]ortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which non-affiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis with such Person; provided, however, that any transaction referred to in clause (c) may be entered into only upon approval by affirmative vote or consent of a majority of the Trustees who are not, other than as Trustees, interested in or Affiliates of any Person who is interested in the transaction.

       The Declaration of Trust defines "Affiliate" as follows:

    [A]s to any Person, any other Person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with such Person.

COMPARISON OF THE SECURITIES OF CEI NEVADA AND THE TRUST

    COMMON EQUITY. CEI Nevada is authorized by its Articles of Incorporation to issue up to 10,000,000 shares of Nevada Common Stock. By contrast, the Trust may issue an unlimited number of Shares, and such Shares have no par value per share. The directors of CEI Nevada decided to fix the par value of the common stock at $0.01 per share because the filing fees associated with organizing CEI Nevada in Nevada are considerably less expensive than if CEI Nevada had common stock with no par value.

    With respect to conversion, preemptive rights, dividends and, except to the extent CEI Nevada may issue preferred stock in the future, voting rights, the Nevada Common Stock is comparable to the Shares. For a discussion of liquidation preferences, voting rights and other features of the Nevada preferred stock, see the discussion on preferred stock below. As with the Shares, each holder of Nevada Common Stock will be entitled to one vote for each share on all matters submitted to the stockholders. Similarly, there is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to either the Nevada Common Stock or the Shares. The holder of the Nevada Common Stock will not have any preemptive rights to acquire additional shares of Nevada Common Stock when issued, as Trust Shareholders currently have no such preemptive rights. All outstanding shares of CEI Nevada issued in the One-for-One Exchange will be fully paid and nonassessable.

    DISTRIBUTIONS. All shares of the common stock of CEI Nevada will be entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors of CEI Nevada, and upon liquidation or dissolution of CEI Nevada, whether voluntary or involuntary, to share equally in the assets of CEI Nevada available for distribution to stockholders, subject to any rights of holders of preferred stock, as discussed below. Similarly, the Declaration of Trust provides that Shareholders have no right to any dividend or distribution unless and until the Trustees declare such dividend or distribution. The Declaration of Trust imposes an additional requirement not contained in CEI Nevada's Articles of Incorporation: the Trustees must furnish the Shareholders with a statement in writing not later than 60 days after the close of each fiscal year in which a distribution is made identifying the source of the funds so distributed. The Trustees currently intend to continue this practice after the Incorporation Procedure. In prior years, the Trust's distribution policy provided for an annual determination of distributions after the Trust's year end until such time as property operations stabilized at a level producing cash flow from property operations in excess of anticipated needs. In January 1993, the Trust's Board of Trustees approved the resumption of quarterly distributions. CEI Nevada intends to continue this policy. The minimum amount of distributions will be determined by the amount required to continue to qualify as a REIT under the Code, which is presently 95% of taxable income (excluding any net capital gain).

    The Declaration of Trust provides that cash distributions may be paid from any source, in the discretion of the Trustees. In contrast, under Nevada law, CEI Nevada may pay dividends from any source, but only if (i) CEI Nevada would continue to be able to pay its debts as they become due in the usual course of business and (ii) CEI Nevada's total assets would continue to equal or exceed the sum of its total liabilities plus the amount that would be needed, if CEI Nevada were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

    PREFERRED STOCK. Unlike the Declaration of Trust, the Articles of Incorporation of CEI Nevada authorize the issuance of up to 1,000,000 shares of preferred stock by action of the Board of Directors without stockholder approval, which may be issued in one or more series with such preferences, qualifications, limitation and rights as shall be determined by the Board of Directors of CEI Nevada. The Board of Directors may fix and determine, among other things, (i) the distinctive designation and number of shares comprising such series; (ii) the dividend rates payable with respect to such shares of preferred stock (including whether and in what manner such dividends shall be accumulated); (iii) the extent of the voting rights, if any, of such shares;
(iv) whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; (v) the rights and preferences given such shares in the event of voluntary or involuntary liquidation, dissolution or distribution of assets; (vi) the nature of any purchase, retirement or sinking fund provisions with respect to such shares; (vii) the nature of any conversion rights with respect to such shares; (viii) whether the issuance of additional shares of Preferred Stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series;
(ix) the right of the shares of such series to the benefits of conditions and restrictions upon the creation of indebtedness of CEI Nevada or any subsidiary thereof; and (x) any other preferences, privileges and powers, in relative participating, optional or other special rights, and qualifications, limitations or restrictions of such shares, as the Board of Directors may deem advisable.

    Although no preferred stock has been issued or is being issued as part of the Incorporation Procedure, and the Board of Directors has no present intention of issuing any preferred stock, it is deemed advisable to have such shares available for issuance (i) for possible use to raise additional equity capital or to make acquisitions, (ii) as an acquisition safeguard to dilute the stock ownership and voting power of a person or entity seeking to obtain control of CEI Nevada by (a) privately placing such preferred stock with purchasers not hostile to the CEI Nevada Board of Directors to oppose an unsolicited takeover bid or (b) authorizing holders of a series of preferred stock to vote as a class, either separately or with the holders of Nevada Common Stock, on any merger, sale or exchange of assets or any other extraordinary corporate transaction involving CEI Nevada or (iii) for such other uses as the Board of Directors of CEI Nevada may deem appropriate from time to time.

    In contrast, the Trust is not authorized to issue preferred shares. In addition, Section 5.3 of the Declaration of Trust prohibits the Trustees from issuing warrants, options or rights to buy Shares, except as part of (i) a ratable issue or distribution to Shareholders, (ii) a public offering or (iii) a financial arrangement with parties other than the Trust's advisor or directors, Trustees, officers, or employees of the Trust or its advisor. The Trustees are also prohibited from issuing (a) equity securities of more than one class (other than convertible obligations, warrants, rights and options and regular or residual interests in REMICs); (b) "redeemable securities", as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, "face-amount certificates of the installment type", as defined in Section 2(a)(15) thereof, and "periodic payment plan certificates", as defined in
Section 2(a)(27) thereof; or (c) convertible or non-convertible debt securities to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities. The Articles of Incorporation impose no such explicit prohibitions on CEI Nevada's power to issue securities.

    DISSENTERS' RIGHTS TO DISSENT AND OBTAIN PAYMENT. Under Nevada law, CEI Nevada's stockholders will not have the right to dissent and obtain payment with respect to any plan of merger or exchange upon which the stockholders may be entitled to vote for so long as CEI Nevada's Common Stock is listed on the NASDAQ or is held of record by at least 2,000 persons. As discussed below under "Listing" CEI Nevada will file a listing application with the NASDAQ and expects its shares of Nevada Common Stock to be listed at the time of the effectiveness of the Merger. Similarly, the Declaration of Trust provides that Shareholders have no dissenters' rights. Dissenting Shareholders will, therefore, not have any right of appraisal in connection with the Incorporation Procedure.

    WARRANTS. The Trust has no outstanding warrants for the purchase of Shares. CEI Nevada has no outstanding warrants and does not currently anticipate issuing any warrants for the purchase of its capital stock.

    LISTING. The Shares have been listed on the NASDAQ since October 29, 1980. CEI Nevada has filed a listing application with the NASDAQ for the common stock of CEI Nevada. If Shareholders approve the proposed Incorporation Procedure, the Nevada Common Stock will be listed on the NASDAQ at the time of the effectiveness of the Merger.

    NO RESTRICTIONS ON OWNERSHIP AND TRANSFER OF COMMON STOCK. Neither CEI Nevada's Articles of Incorporation nor its Bylaws contain any restriction on the transfer or percentage ownership of shares of the Nevada Common Stock. Although there are no such restrictions imposed on the Trust either, in the past the Board of Trustees has limited Mr. Phillips' ownership percentage in the Trust as described below.

    On March 24, 1989, the Trust distributed one share purchase right for each outstanding share of beneficial interest of the Trust. On December 10, 1991, the Trust's Board of Trustees voted to redeem the rights, having determined that they were no longer necessary to protect the Trust from coercive tender offers. On February 10, 1992, the rights were redeemed, the Shareholders of the Trust receiving $.04 for each right. In connection with such redemption, Mr. Phillips and his affiliates, who owned approximately 28% of the Trust's outstanding shares of beneficial interest at the time, agreed not to acquire more than 40% of the Trust's outstanding shares of beneficial interest without the prior action of the Trust's Board of Trustees to the effect that they do not object to such increased ownership.

    In August 1994, Mr. Phillips, Mr. Friedman and their affiliates, primarily ART and BCM, owned approximately 39.9% of the Trust's outstanding shares of beneficial interest. Mr. Phillips and his affiliates desired to purchase additional shares of the Trust and requested that the Trust's Board of Trustees consider the elimination of the limitation on the percentage of shares which may be acquired by them. The Board of Trustees reviewed the limitation and determined that, due to the fact that Mr. Friedman was no longer affiliated with Mr. Phillips or his affiliates, and had disposed of any shares of the Trust which Mr. Friedman or his affiliates may have owned, the limitation should no longer apply to Mr. Friedman or his affiliates. The Board of Trustees also determined that there was no reason to object to the purchase of additional shares of the Trust by Mr. Phillips and his affiliates and, on August 23, 1994 the Trust's Board of Trustees adopted a resolution to the effect that they did not object to the acquisition of up to 49% of the Trust's outstanding shares of beneficial interest by Mr. Phillips and his affiliates. Pursuant to this action, Mr. Phillips and his affiliates could not acquire more than 49% of the Trust's outstanding shares of beneficial interest without the prior action of the Trust's Board of Trustees to the effect that they do not object to such increased ownership. At March 21, 1996, Mr. Phillips and his affiliates, primarily ART and BCM, owned approximately 50.5% of the Trust's outstanding shares of beneficial interest. The increase in ownership above 49% is the result of the Trust repurchasing its shares in 1996.

    On March 21, 1996, the Trust's Board of Trustees reconsidered the share ownership limitation and determined there was no reason to object to the purchase by Mr. Phillips and his affiliates of additional Shares in excess of 49%. Accordingly, there is no longer any limitation on the percentage of Shares of the Trust which may be acquired by Mr. Phillips and his affiliates.

    In the Trustees' view, concentration of ownership of CEI Nevada stock is unlikely to threaten CEI Nevada's continued qualification for taxation as a REIT under the Code. In the opinion of the Trustees, the carefully designed acquisition safeguards built into the Articles of Incorporation and Bylaws of CEI Nevada are sufficient to meet the needs of CEI Nevada. See "-- Acquisition Safeguards". Accordingly, CEI Nevada's Articles of Incorporation and Bylaws do not contain restrictions on voting rights of "Excess Shares" of the Nevada Common Stock, and the certificates representing the Nevada Common Stock will contain no legend to that effect.

STOCKHOLDER-MANAGEMENT RELATIONS

    THE CONSENT PROVISION. The Consent Provision (Article EIGHTH of the Articles of Incorporation) provides that stockholders of CEI Nevada may not act without a duly called annual or special meeting except by written consent setting forth the action to be taken and signed by all of the stockholders entitled to vote thereon. Under the NRS, unless otherwise provided in a corporation's articles of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting if a written consent setting forth the action to be taken is signed by stockholders holding at least a majority of the voting power, or of such greater proportion as is required for such action. Unlike the CEI Nevada Articles of Incorporation, the Declaration of Trust permits Shareholders of the Trust to approve certain acts by written consent without a meeting if such consent sets forth the action so taken and is signed by holders of the majority of the Trust's outstanding Shares.

    For all practical purposes, the Consent Provision would allow stockholders to act only at an annual or special meeting. By effectively prohibiting stockholders from acting without a meeting, the Consent Provision ensures that all stockholders will have the opportunity to consider any matter that could affect their rights. However, such a limitation on a major stockholder's ability to act could conceivably adversely affect a potential major stockholder's decision to purchase voting securities of CEI Nevada.

    THE STOCKHOLDER MEETING PROVISION. The Stockholder Meeting Provision (also set forth in Article EIGHTH of the Articles of Incorporation) provides that subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or the President of CEI Nevada. Stockholders of CEI Nevada may not by themselves call a special meeting of stockholders. In contrast to the Stockholder Meeting Provision, the Declaration of Trust permits Shareholders to call special meetings upon the written request of Shareholders holding not less than 10% of the outstanding Shares of the Trust entitled to vote in the manner provided in the Trustees' Regulations. The Trustees' Regulations further provide that special meetings of Shareholders may be called at any time by the President or the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than two-thirds of the outstanding Shares of the Trust.

    The Stockholder Meeting Provision would have the effect of inhibiting stockholder actions that require a meeting of stockholders unless the Board of Directors, the Chairman thereof or the President of CEI Nevada calls such a meeting. Such meetings can impose considerable expenses upon CEI Nevada. The Trustees believe that the Board of Directors will be in the best position to determine those issues which are properly the subject of a special meeting of stockholders. In the view of the Board of Trustees, stockholders would have a full opportunity to make proper proposals at duly convened stockholder meetings and to request that any such proposal be presented for consideration to other stockholders in CEI Nevada's annual proxy statement.

    OTHER PROVISIONS REGARDING STOCKHOLDER-MANAGEMENT RELATIONS. CEI Nevada's Bylaws provide, among other things, that any stockholder entitled to vote in the election of directors of CEI Nevada's Board of Directors generally may nominate one or more persons for election as directors at a meeting only if such stockholder gives not fewer than 35 nor more than 60 days' prior written notice of intent to make such nomination or nominations to the Secretary of CEI Nevada (or, if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such notice or disclosure). Each such notice must set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (vi) the consent of each nominee to serve as a director of CEI Nevada if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, which is referred to herein as the "Nomination Provision". Neither the Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Nomination Provision.

    Although the Nomination Provision will not give CEI Nevada's Board any power to approve or disapprove of stockholder nominations for the election of directors, the Nomination Procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of CEI Nevada, even if such attempt might be deemed by some stockholders to be beneficial to CEI Nevada and its stockholders. The Board of Trustees is currently unaware of any controlling judicial precedent addressing the validity of the Nomination Provision and therefore the matter is not entirely free from doubt. The Board of Trustees nevertheless believes that this provision is appropriate because it requires stockholders to give adequate notice to allow orderly and considered evaluation of nominees and fair elections.

    CEI Nevada's Bylaws also provide that, in addition to any other applicable requirements, for business not specified in the notice of meeting or brought by or at the direction of the Board of Directors of CEI Nevada to be properly introduced by a stockholder, the stockholder must give not fewer than 35 nor more than 60 days' prior notice to the Secretary of CEI Nevada (or if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such event). This provision (the "Stockholder Proposal Provision") does not preclude discussion by any stockholder of any business properly brought before any meeting. Each such notice must set forth (i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the stockholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such stockholder meeting notice; and (iv) all other information that would be required to be included in a proxy statement filed with the Commission. Neither the Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Stockholder Proposal Provision.

    Although the Stockholder Proposal Provision does not give CEI Nevada's Board of Directors or the Chairman of the meeting any powers to approve or disapprove such matters, the Stockholder Proposal Provision may have the effect of precluding the consideration of matters at a particular meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some stockholders to be beneficial to CEI Nevada and its stockholders. CEI Nevada is presently unaware of any controlling judicial precedent addressing the validity of the Stockholder Proposal Provision and therefore the matter is not entirely free from doubt. As with the Nomination Provision, the Trustees believe that the Stockholder Proposal Provision is appropriate because it requires stockholders to give both management and other stockholders adequate notice of such proposals and time to consider and respond to such proposals.

    CEI Nevada's Bylaws also provide that annual meetings of stockholders shall be held within the first eight months of the calendar year, or as soon as practicable thereafter, beginning in 1997. Written or printed notice of annual and special meetings of stockholders shall be given to stockholders entitled to vote not fewer than 10 nor more than 60 days before the date of such meeting, unless stockholders are to vote upon a proposed merger, consolidation or disposition of substantially all of CEI Nevada's assets, in which case notice shall be given no later than 20 nor more than 60 days before the date of such meeting. The Declaration of Trust contains similar provisions except that pursuant to the Declaration of Trust annual meetings of stockholders are to be held in the first six months of the calendar year.

    A full and correct statement of the affairs of CEI Nevada is to be prepared annually and submitted at the annual meeting. Such annual reports will include a balance sheet and a statement of operations for the preceding fiscal year. CEI Nevada will be subject to the information requirements of the Exchange Act and the balance sheet and statement of operations will be required by the Exchange Act to be certified by independent certified public accountants, although the Bylaws do not impose such a requirement. The Declaration of Trust provides that the Trustees must mail an annual report not later than 120 days after the close of each fiscal year. The annual report must include a statement of assets and liabilities and a statement of income and expenses of the Trust, accompanied by the report of an independent certified public accountant. The Trustees are also required to send shareholders interim reports at least quarterly.

    THE BUSINESS COMBINATION PROVISION. The Business Combination Provision (Article TENTH of the Articles of Incorporation) is designed to encourage companies interested in acquiring CEI Nevada to negotiate with the Board of Directors and to give greater assurance to the stockholders of CEI Nevada that they will receive fair and equitable treatment in the event of a "Business Combination" (as defined below) involving CEI Nevada or a subsidiary thereof with, or proposed by or on behalf of, an "Interested Stockholder" (as defined below) or certain related parties.

    Under Article TENTH of the Articles of Incorporation, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any affiliate or associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of any Interested Stockholder or any Person who thereafter would be an affiliate or associate of any Interested Stockholder would require approval by the affirmative vote of not less than sixty-six and two-thirds of the votes entitled to be cast on such transaction by the holders of all shares of voting stock of CEI Nevada then outstanding (the "Voting Stock"), voting together as a single class, excluding shares beneficially owned by such Interested Stockholders. However, the two-thirds affirmative vote of stockholders is not required if a majority of the members of the Board of Directors or, in the case of such Business Combination involving any affiliate of CEI Nevada, a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of CEI Nevada nor directors, officers or employees of CEI Nevada's advisor, approves the Business Combination prior to the date on which the Interested Stockholder became the beneficial owner of 20% or more of CEI Nevada's shares (the "Acquisition Date"). If such prior Board of Director's approval is obtained, the Business Combination will be subject to the applicable voting requirement under the NRS. Presently, for most types of Business Combination transactions on which a stockholder vote would be required, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter (including shares beneficially owned by the Interested Stockholder) is required. If the two-thirds vote required by the Business Combination Provision is obtained in connection with a particular proposed Business Combination, approval of a majority of CEI Nevada's Board of Directors will not be necessary. Under certain circumstances a business combination will be presumed to be proposed by or on behalf of an Interested Stockholder unless a majority of the members of the Board of Directors determines otherwise.

    An "Interested Stockholder" is defined in the Business Combination Provision to include any Person who (i) is or has announced or publicly disclosed a plan or intention to become, the Beneficial Owner of 20% or more of the Voting Stock or (ii) is an affiliate or associate of CEI Nevada and at any time within the two year period immediately prior to the date in question was the Beneficial Owner of 20% or more of the Voting

Stock. A person is the "Beneficial Owner" of Voting Stock that such person and certain related parties, directly or indirectly, own or have the right to acquire, hold, vote or dispose of. CEI Nevada, any of its subsidiaries and certain profit-sharing and employee-benefit plans are among the entities specifically excepted from the definition of "Interested Stockholder." Following the Incorporation Procedure, ART will be considered an Interested Stockholder of CEI Nevada. Currently the Board of Directors is not aware of any other Shareholder or group of Shareholders that would be an "Interested Stockholder" following the Incorporation Procedure.

    A "Business Combination" includes the following transactions with, or proposed by or on behalf of, any Interested Stockholder or certain related parties: (i) a merger or consolidation of CEI Nevada or any subsidiary with an Interested Stockholder or certain related parties, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by CEI Nevada or a subsidiary of any assets or securities to an Interested Stockholder or certain related parties, or any other arrangement with or for the benefit of an Interested Stockholder or any such related party (including investments, loans, advances, guarantees, extensions of credit, security interests and joint venture participation) that (except in certain circumstances), together with all other such arrangements (including all contemplated future events), involve assets or securities having a value (or involving aggregate commitments) of $5 million or more or constitute more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5% of the stockholders equity (in the case of transactions in capital stock) of the entity in question, as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of CEI Nevada would be required to approve or authorize such transaction, (iii) the adoption of any plan or proposal for the liquidation or dissolution of CEI Nevada, (iv) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate share of the outstanding capital stock of CEI Nevada or a subsidiary or (v) any agreement or arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).

    By providing that the two-thirds vote requirement would not be invoked if a majority of CEI Nevada's Board of Directors approves a Business Combination prior to the Acquisition Date, the Business Combination Provision is intended to encourage companies interested in acquiring CEI Nevada to negotiate in advance with CEI Nevada's Board of Directors. See "-- Acquisition Safeguards". The Business Combination Provision may discourage attempts to take over CEI Nevada by a principal stockholder. By requiring a two-thirds vote of stockholders other than the relevant Interested Stockholder to approve a Business Combination not approved by CEI Nevada's Board of Directors, the Business Combination Provision may enable a minority of CEI Nevada's stockholders to prevent consummation of a Business Combination. To the extent that the Business Combination Provision discourages tender offers or the accumulation of Nevada Common Stock by a third party, stockholders may be deprived of higher market prices for their stock which may result from such events.

    Article TENTH effectively allows the Board of Directors to waive the requirement that any Business Combination with, or proposed by or on behalf of, any Interested Stockholder requires the approval of not less than two-thirds of the votes cast by the holders of all shares of Voting Stock (excluding Voting Stock owned by such Interested Stockholder). If a majority of the members of the Board of Directors or, in the case of such Business Combination involving any affiliate of CEI Nevada, a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of CEI Nevada nor directors, officers or employees of CEI Nevada's advisor, approves such Business Combination prior to the Acquisition date, such Business Combination requires only such affirmative vote, if any, as is required by applicable law or by any other provision of the Articles of Incorporation or Bylaws or by any agreement with any national securities exchange.

    The NRS imposes generally similar restrictions upon certain business combinations with interested stockholders of a Nevada corporation, but, among other differences, the NRS defines the terms "business combination" and "interested stockholder" differently and, unlike Article TENTH of the Articles of Incorporation, Nevada law subjects certain business combinations with interested stockholders to a three-year moratorium unless specified conditions are met. The NRS prohibits a Nevada corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an "interested stockholder." With certain exceptions, an "interested stockholder" is a person or group that owns 10% or more (compared to more than 20% under Article TENTH of the Articles of Incorporation) of such corporation's outstanding voting stock, or is an affiliate or associate of the corporation and was the beneficial owner of 10% or more of such voting stock at any time within the previous three years.

    However, a Nevada corporation may elect not to be governed by the Business Combination provisions of Nevada law by expressly electing not to be governed by such statutes in the original Articles of Incorporation or an amendment thereto. Because CEI Nevada's Board of Directors believes that the Business Combination Provision offers sufficient protection, Article TENTH of the Articles of Incorporation contains a provision expressly electing not to be governed by NRS statutes governing business combinations with interested stockholders (NRS Sections 78.411 through 78.444, inclusive) and acquisitions of a controlling interest (NRS Sections 78.378 through 78.3793, inclusive).

    California has adopted legislation that has certain anti-takeover implications. Although the California Corporations Code does not specifically apply to business trusts, certain of its provisions could be applied to business trusts by analogy. If the proposed Incorporation Procedure is adopted, such legislation will not apply to CEI Nevada.

    Sections 1101 and 407 of the California General Corporation Law require that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless either (i) all of the holders of such common stock consent to the transaction or (ii) the terms and conditions of the transaction and the fairness of such terms and conditions have been approved by the appropriate state regulatory agency. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Nevada law has no comparable provision. California law also requires that shareholders be provided with a fairness opinion under certain circumstances when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party. Again, Nevada law has no comparable provision.

    THE EVALUATION PROVISION. Article TWELFTH of the Articles of Incorporation (the "Evaluation Provision") permits the Board of Directors to take into account all factors it deems relevant in evaluating, among other things, tender offers, proposals of business sales or combinations and proposals for corporate liquidation or reorganizations involving CEI Nevada, including the potential impact of any such transaction on CEI Nevada's creditors, partners, joint venturers, other constituents or CEI Nevada and the communities in which its offices, other establishments or investments are located (collectively, "Non-Stockholder Constituencies") and on CEI Nevada's continuing status as a qualified REIT under the Code.

    The Evaluation Provision does not specify the relative weight that the Board of Directors should give to the various factors. Under the Evaluation Provision, the Board of Directors might, for example, take into account whether a potential acquiror proposed to use CEI Nevada's assets to finance an acquisition of CEI Nevada and the effect that such use of CEI Nevada's assets might have on its Non-Stockholder Constituencies, if any, and its REIT status. The Trustees believe that consideration of the effect of a business combination proposal on CEI Nevada's Non-Stockholder Constituencies and REIT status may help to maintain or improve the financial condition of CEI Nevada and, as a result, confer related benefits upon its stockholders. However, because the Evaluation Provision allows the Board of Directors to consider numerous judgmental or subjective factors affecting such a proposal, including certain non-financial matters, their consideration may lead the Board of Directors to oppose a transaction that, as an exclusively financial matter, may be attractive to stockholders.

    The Declaration of Trust does not contain any provision similar to the Evaluation Provision. Courts construing California law have held that the decisions of California corporate directors in evaluating takeover bids generally are protected by the "business judgment rule," under which a court will not question the directors' business judgment so long as they act in accordance with their fiduciary duties to the corporation and to all of the stockholders. The Trustees are currently unaware of any judicial precedent construing California law that addresses the question of whether corporate directors (and, by analogy, trustees of unincorporated business trusts) may consider the interests of Non-Stockholder Constituencies or whether the consideration of such interests would be protected by the "business judgment rule".

    The NRS expressly provides that directors in evaluating acquisition proposals may consider certain interests of Non- Stockholder Constituencies including (i) the interests of the corporation's employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the interests of the community and of society; and (iv) the long term as well as short term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

ESTABLISHMENT OF SUBSIDIARIES

    Under Section 3.5 of the Declaration of Trust, a vote of two-thirds of the Trustees and holders of a majority of the Shares voting at a meeting called for such purpose is required for the formation of a subsidiary to hold all or part of the Trust's assets. Shareholders, by approving the Incorporation Procedure, will be ratifying the actions of the Trustees in forming CEI Nevada. There exists no comparable provision in the Articles of Incorporation.

AMENDMENT PROVISIONS

    The Bylaw Amendment Provision and the Articles of Incorporation Amendment Provision (each as defined below) generally require a supermajority vote for changes in the governing documents of CEI Nevada submitted to stockholders. Although those provisions may by themselves have a deterrent effect on some potential acquisitions of CEI Nevada, they are designed primarily to ensure that an acquiror cannot circumvent the acquisition safeguards contained in the governing documents. See "-- Acquisition Safeguards" and "-- Comparison of Principal Differences Between the Trust and CEI Nevada". The Trustees recognize that the amendment provisions may serve to entrench current management (see "-- Acquisition Safeguards -- Possible Negative Considerations"); however, for the same reasons the Trustees deem acquisition safeguards to be in the best interest of CEI Nevada and its stockholders, the amendment provisions are required to buttress those safeguards.

    THE BYLAW AMENDMENT PROVISION. Article SEVENTH of the Articles of Incorporation (the "Bylaw Amendment Provision") expressly authorizes CEI Nevada's Board of Directors to make, adopt, alter, amend, change or repeal CEI Nevada's Bylaws. The Bylaw Amendment Provision further states that the stockholders of CEI Nevada may not make, adopt, alter, amend, change or repeal CEI Nevada's Bylaws except upon the affirmative vote of holders of not less than 75% of the outstanding stock of CEI Nevada entitled to vote thereon. The Trustees are currently unaware of any controlling judicial precedent under the NRS addressing the validity of this aspect of the Bylaw Amendment Provision and, therefore, the matter is not entirely free from doubt. This supermajority voting provision could enable holders of only 26% of the Nevada Common Stock to prevent holders of a substantial majority of the Nevada Common Stock who do not approve of certain provisions of the Bylaws from amending or repealing such provisions. In this regard, it should be noted that entities affiliated with which certain executive officers of the Trust have collective beneficial ownership of 50.5% of the Shares (as of September 30, 1996). Nevertheless, CEI Nevada's Board of Directors believes that the Bylaw Amendment Provision will help to ensure continuity with respect to the management of the day-to-day operations of CEI Nevada. In addition, the provision will prevent a purchaser who acquires a majority of the shares of the Nevada Common Stock from adopting Bylaws that are not in the best interest of the minority stockholders or repealing Bylaws that are in such stockholders' interest.

    Section 3.3 of the Declaration of Trust vests in the Trustees the power to make, adopt, amend or repeal Trustees' Regulations. Nevertheless, the Trustees' Regulations provide that the Trustees' powers to make, adopt, amend or repeal the Trustees' Regulations may be revoked either by vote or written consent of two-thirds of the Shareholders.

    THE ARTICLES OF INCORPORATION AMENDMENT PROVISION. Article SEVENTEENTH of the Articles of Incorporation (the "Articles of Incorporation Amendment Provision") requires the affirmative vote of at least 75% of all of the Voting Stock to alter, amend or repeal the Bylaw Amendment Provision, Consent Provision, Stockholder Meeting Provision, Business Combination Provision, Director Removal Provision, Evaluation Provision and Articles of Incorporation Amendment Provision, unless a majority of CEI Nevada's Board of Directors approves such alteration, amendment or repeal.

    In contrast, the Declaration of Trust generally may be amended (i) by Shareholders holding a majority of the outstanding Shares entitled to vote thereon or (ii) by the Trustees without the vote or consent of Shareholders to the extent they deem it necessary to conform the Declaration of Trust to REIT requirements or other applicable federal law, unless the proposed amendment would change certain rights with respect to any outstanding securities of the Trust, in which case the Declaration of Trust requires the vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon.

    Although the Declaration of Trust already requires a supermajority vote for certain proposed amendments, the Articles of Incorporation Amendment Provision will make it more difficult for stockholders to make changes in the Articles of Incorporation, including changes designed to enable holders of a majority of the Nevada Common Stock to obtain control over CEI Nevada. However, the Articles of Incorporation Amendment Provision may help protect minority stockholders from disadvantageous changes supported by less than a substantial majority of other stockholders.

    THE FOREGOING IS ONLY A SUMMARY OF THE SIMILARITIES AND DIFFERENCES BETWEEN CEI NEVADA'S ARTICLES OF INCORPORATION AND BYLAWS, ON THE ONE HAND, AND THE TRUST'S DECLARATION OF TRUST AND TRUSTEES' REGULATIONS, ON THE OTHER, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXTS OF THOSE DOCUMENTS, WHICH ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDICES C THROUGH F, RESPECTIVELY.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a general discussion of the anticipated material federal income tax consequences to the Trust and Shareholders of the Incorporation Procedure. The discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change or possibly differing interpretations.

    CEI Nevada has received an opinion from Andrews & Kurth L.L.P., securities and tax counsel to the Trust, to the effect that (i) the Incorporation Procedure will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code; (ii) upon consummation of the Incorporation Procedure, CEI Nevada will be treated as the same taxpayer as the Trust for federal income tax purposes; (iii) the conversion of the Trust into CEI Nevada essentially will be irrelevant for federal income tax purposes and the operations of the Trust and CEI Nevada will be combined for purposes of determining whether CEI Nevada qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure is consummated; (iv) the Incorporation Procedure will not, in and of itself, adversely affect the ability of the Trust or CEI Nevada to qualify as a real estate investment trust for federal income tax purposes; and (v) the information in this Proxy Statement/Prospectus under the caption "Material Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. It should be noted that an opinion of counsel is not binding on the Internal Revenue Service or on the courts.

    CONSEQUENCES TO SHAREHOLDERS. Pursuant to the Incorporation Procedure, (i) each Shareholder will receive one share of Nevada Common Stock for each share of beneficial interest in the Trust that it owns, and (ii) the shares of beneficial interest in the Trust will be canceled. No gain or loss will be recognized by Shareholders in respect of these transactions and the tax basis to a Shareholder of the shares of the Nevada Common Stock it receives will equal the tax basis to the Shareholder of its shares of beneficial interest in the Trust. In addition, the holding period of the Nevada Common Stock received by a Shareholder will include the period during which the Shareholder held its shares of beneficial interest in the Trust, provided that the shares of beneficial interest in the Trust were held by the Shareholder as a capital asset at the time the Incorporation Procedure was effected.

    CONSEQUENCES TO THE TRUST AND CEI NEVADA. Pursuant to the Incorporation Procedure, the Trust will be incorporated in California and the California Corporation will be merged with and into CEI Nevada. No gain or loss will be recognized by the Trust as a result of these transactions. The tax basis of the assets received by CEI Nevada in the Merger will equal the tax basis of those assets to the Trust immediately prior to the time the Incorporation Procedure is effected. The holding period of the assets received by CEI Nevada in the Merger will include the period during which such assets were held by the Trust.

    The Trust has not applied to the Internal Revenue Service for a ruling confirming that the Incorporation Procedure will qualify as a reorganization under the Code. The federal income tax consequences of the Incorporation Procedure to the Trust and to Shareholders would be materially different from those described herein if a determination were made that the Incorporation Procedure did not constitute a reorganization under the Code. Such a determination could have adverse federal income tax consequences to the Trust and to Shareholders.

CERTAIN FOREIGN, STATE AND LOCAL TAXES

    If the Incorporation Procedure is consummated, CEI Nevada may become subject to state franchise or income taxes in addition to those which the Trust is already obligated to pay. See the discussion of filing fees associated with organizing CEI Nevada under "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Common Equity" above. Management of the Trust believes that the net effect on CEI Nevada of any additional state franchise or income taxes will not be material.

    No determination has been made as to how the proposed Incorporation Procedure would be treated under the various foreign, state or local tax laws that might apply to Shareholders, and Shareholders should consult their own tax advisors as to the effect of the Incorporation Procedure on their individual tax liability under applicable foreign, state or local income tax laws.

                     MARKET PRICES OF THE SHARES; DIVIDENDS

    The Shares of the Trust have been traded on the NASDAQ since October 29, 1980 using the symbol "CMETs." As of the close of business on September 30, 1996, there were 4,185,240 Shares outstanding. The range of high and low bid quotations per share as reported by NASDAQ are set forth in the table below:

     Quarter                                                                  High                      Low
-------------------------------------------------------------------------------------------------------------
First Quarter, 1994                                                       $ 9 11/16*                $ 8  5/16*

Second Quarter, 1994                                                        9 11/16*                  9  5/16*

Third Quarter, 1994                                                         9 13/16*                  9  5/16*

Fourth Quarter, 1994                                                       10      *                  9  5/16*


First Quarter, 1995                                                       $10  3/16*                $10      *

Second Quarter, 1995                                                       10 11/16*                  9 11/16*

Third Quarter, 1995                                                        10  5/16*                  9 11/16*

Fourth Quarter, 1995                                                       10  1/2*                   9 11/16*


First Quarter, 1996                                                        10  1/2                    9  5/8

Second Quarter, 1996                                                       11  3/4                    9  5/8

Third Quarter, 1996                                                        11  1/2                   10

Fourth Quarter, 1996                                                       12                        10  3/4
    (through October 4, 1996)

* Restated for the three-for-two forward share split effected February 15, 1996.

    As of September 30, 1996 there were 5,835 Shareholders of record. On December 5, 1989, the Board of Trustees approved a share repurchase program pursuant to which the Trust is authorized to repurchase a total of 1,465,000 of its shares of beneficial interest. As of September 30, 1996, the Trust had repurchased 1,380,952 shares pursuant to such program. None of such shares were purchased in 1995, and 183,227 of such shares were purchased in 1996.

    On October 30, 1996, the closing price per Share on NASDAQ was $10.75. On _______ __, 1996, the Trust publicly reported that the Board of Trustees was evaluating whether to recommend changes similar to the Incorporation Procedure to Shareholders. Shareholders should obtain current market quotations for Shares.

    Distributions were declared and paid by the Trust on the following dates in the following amounts during the periods indicated below.

                                                                                           Amount
                     Date Declared        Date of Record         Date Payable             Per Share
1993                   01/27/93              02/15/93              03/01/93                $ .10*
                       04/30/93              05/24/93              06/01/93                  .10*
                       06/30/93              08/16/93              09/01/93                  .15*
                       10/29/93              11/15/93              12/1/93                   .15*

1994                   02/15/94              03/01/94              03/21/94                $ .10*
                       05/06/94              06/01/94              06/15/94                  .10*
                       08/24/94              09/15/94              09/30/94                  .10*
                       12/01/94              12/15/94              12/30/94                  .10*

1995                   03/03/95              03/15/95              03/31/95                $ .10*
                       05/22/95              06/15/95              06/30/95                  .10*
                       08/25/95              09/15/95              09/30/95                  .10*
                       11/30/95              12/15/95              12/31/95                  .10*

1996                   03/01/96              03/15/96              03/31/96                 $.13
                       06/03/96              06/14/96              06/28/96                  .13
                       08/23/96              09/03/96              09/09/96                  .13
                       08/23/96              09/03/96              09/09/96                  .37

*        Restated for the three-for-two forward share split effected February
         15, 1996.

         The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1993, 1994 and 1995 represented a return of capital.

                     BUSINESS AND PROPERTIES OF CEI NEVADA

         CEI Nevada was formed as a Nevada corporation on October 30, 1996.
It is a wholly-owned subsidiary of the Trust. Prior to the Merger, CEI Nevada will have no business, assets or liabilities of any consequence and no operating history. The audited balance sheet of CEI Nevada is included under "Index to Financial Statements." As a result of the Merger, CEI Nevada, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation, including, without limitation, those under the modified Advisory Agreement described under "Business and Properties of the Trust -- The Advisory Agreement" (if approved). The principal assets of the Trust to which CEI Nevada would succeed as a result of the Merger are described below under "Business and Properties of the Trust -- Mortgage Loans." As described more fully under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure," no significant change in the nature of the Trust's business or investment policies is currently expected as a result of the Incorporation Procedure, though CEI Nevada would be empowered under the Articles of Incorporation to engage in a wider range of business activities than those currently permitted under the Declaration of Trust, and CEI Nevada would be able to alter its investment policies without obtaining stockholder approval.

CEI NEVADA'S POLICY WITH RESPECT TO CERTAIN ACTIVITIES

         The Articles of Incorporation impose no limitations on CEI Nevada's ability to invest in equity securities of, or acquire interests in, other persons engaged in real estate activities. Although CEI Nevada has no present intention of purchasing securities of other issuers for the purpose of exercising control, it reserves the right to purchase securities of other issuers in the future. CEI Nevada does not propose to engage in underwriting the securities of other issuers. Furthermore, to continue to qualify for taxation as a REIT under the Code, CEI Nevada will, among other things, be required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash items at the close of each quarter of each taxable year. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

         CEI Nevada has the authority to issue shares of Nevada Common Stock (up to a total of 10,000,000) and preferred stock (in one or more series up to a total of 1,000,000) on terms which the CEI Nevada's Board of Directors believe to be in the best interests of CEI Nevada. However, the directors currently do not intend to issue any preferred stock. See "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust -- Preferred Stock".

         Subject to available financing, CEI Nevada may borrow money for its day-to-day operations and to acquire additional assets or refinance existing assets. Market financing terms available at the time of any borrowings and the objective of paying dividends on the Nevada Common Stock will place a practical limit on the nature and extent of those borrowings. Borrowing may come from banks, other institutional lenders and private lenders, including BCM and other REITs of which the directors of CEI Nevada may serve as directors, officers or trustees, subject to the limitations set forth in the "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision". CEI Nevada may also take properties subject to, or assume, existing debt and may mortgage, pledge or otherwise obtain financing for its real properties. CEI Nevada may also establish lines of credit with banks or other lenders. The Declaration of Trust prohibits the aggregate secured and unsecured indebtedness of the Trust from exceeding 300% of the Trust's net asset value (defined as the book value, as defined in the Declaration of Trust, of all assets of the Trust minus all of its liabilities). Although the Articles of Incorporation impose no such limitation, the Board of Directors currently intends to continue this policy. However, the directors of CEI Nevada may alter such policy without a vote of the stockholders. No assurance can be given as to the availability of credit for CEI Nevada, the amount or terms thereof or of the restrictions that may be imposed upon CEI Nevada by lenders. For a discussion of the Trust's access to credit, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources". CEI Nevada also has the authority to issue notes, debentures, convertible notes and other debt securities. CEI Nevada has the authority to repurchase or otherwise reacquire its shares of capital stock without the consent of its stockholders, except as and unless restricted by Nevada law. Nevada law does not presently restrict the repurchase of capital stock by a corporation. See "Proposed Incorporation Procedure -- Comparison of the Securities of CEI Nevada and the Trust" above.

                      BUSINESS AND PROPERTIES OF THE TRUST

GENERAL

         The Trust is a California business trust organized pursuant to a declaration of trust dated August 27, 1980, and amended and restated as of May 27, 1987 (as amended through the date hereof, the "Declaration of Trust"). The Trust commenced operations on December 3, 1980. The Trust has elected to be treated as a REIT under Sections 856 through 860 of the Code, and has qualified for taxation as a REIT for all periods since December 31, 1980. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

         On April 13, 1989, the Trust changed its name from Consolidated
Capital Special Trust to Continental Mortgage and Equity Trust. The Trust's Shares are traded on the NASDAQ under the symbol "CMETs". The Trust's real estate portfolio at December 31, 1995 consisted of 39 properties held for investment, two equity method real estate partnerships (owning 31 industrial warehouse facilities and two office buildings) and eight properties held for sale, primarily acquired through foreclosure. Seven of the properties held for investment were purchased during 1995, and one of the properties held for sale was obtained in 1995 through foreclosure of the collateral securing a mortgage note receivable. The Trust's mortgage notes receivable portfolio at December 31, 1995 consisted of 15 mortgage loans. The Trust's real estate and mortgage note receivable portfolios are more fully discussed below.

BUSINESS PLAN AND INVESTMENT POLICIES

         The Trust's primary business and only industry segment is investing in equity interests in real estate through direct acquisitions and partnerships and financing real estate and real estate related activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. The properties in which the Trust invests are located throughout the continental United States. Information regarding the properties and mortgage notes receivable of the Trust is set forth below and in Schedules III and IV, respectively, to the Consolidated Financial Statements included in "Index to Financial Statements".

         The business of the Trust is not seasonal. The Trust has pursued a balanced investment policy, seeking both current income and capital appreciation. With respect to new investments, the Trust's plan of operation has been to make equity investments in real estate and to continue its program of investing in capital improvements and emphasizing high maintenance standards with respect to its existing real estate portfolio. The Trust has determined that it will no longer actively seek to fund or purchase mortgage loans. It may, however, originate mortgage loans in conjunction with providing purchase money financing of a property sale. The Trust does intend however, to service and hold for investment the mortgage notes currently in its portfolio. The Trust also intends to pursue its rights vigorously with respect to mortgage notes that are in default.

TRUST ASSETS

         The Trust's principal executive offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. In the opinion of the Trust's management, the Trust's offices are suitable and adequate for its present operations.

         Details of the Trust's real estate and mortgage note receivable portfolios at December 31, 1995 are set forth in Schedules III and IV, respectively, to the Consolidated Financial Statements included under "Index to Financial Statements". The discussion set forth below under the headings "Business and Properties of the Trust -- Real Estate" and "-- Mortgage Loans" provide certain summary information concerning the Trust's real estate and mortgage notes receivable portfolios.

         The Trust's real estate portfolio consists of commercial properties (office buildings, industrial facilities and shopping centers) and apartments or similar properties having established income-producing capabilities. The discussion set forth below under the heading "Real Estate" provides certain summary information concerning the Trust's real estate and further summary information with respect to the portion of the Trust's real estate which consists of equity investments and the Trust's investments in partnerships.

         The Trust's real estate is geographically diversified. At December 31, 1995, the Trust held equity investments in apartments or commercial properties in each of the geographic regions of the continental United States, as shown more specifically in the table under "Business and Properties of the Trust -- Real Estate". The majority of the Trust's properties, however, are concentrated in the Southeast and Southwest regions. At December 31, 1995, the Trust held mortgage notes receivable secured by real estate located in the Southeast, Southwest and Midwest regions of the continental United States, with a concentration in the Southeast and Southwest regions, as shown more specifically in the table under "Business and Properties of the Trust -- Mortgage Loans".

         At December 31, 1995, none of the Trust's properties, partnerships, investments or mortgage notes receivable exceeded 10% of the Trust's total assets. At December 31, 1995, 80% of the Trust's assets consisted of properties held for investment, 4% consisted of properties held for sale, 6% consisted of investments in partnerships, and 2% consisted of mortgage notes and interest receivable. The remaining 8% of the Trust's assets at December 31, 1995, were cash, cash equivalents, marketable equity securities and other assets. It should be noted, however, that the percentage of the Trust assets invested in any one category is subject to change and that no assurance can be given that the composition of the Trust's assets in the future will approximate the percentages listed herein. To continue to qualify for federal taxation as a REIT under the Code, the Trust is required, among other things, to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".


         GEOGRAPHIC LOCATION OF REAL ESTATE INVESTMENTS. The Trust has divided the continental United States into the following geographic regions.

         Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont and the District of Columbia. The Trust has one apartment building in this region.

         Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. The Trust has 6 apartment buildings and 5 commercial properties in this region.

         Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. The Trust has 17 apartment buildings and 5 commercial properties in this region.

         Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. The Trust has 2 apartment buildings and 3 commercial properties in this region.

         Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. The Trust has 3 apartment buildings and 1 commercial property in this region.

         Pacific region comprised of the states of California, Oregon and Washington. The Trust has 2 apartment buildings in this region.

         REAL ESTATE. At December 31, 1995, 90% of the Trust's assets were invested in real estate, located throughout the continental United States, either on a leveraged or nonleveraged basis. The Trust's real estate portfolio consisted of properties held for investment, investments in partnerships, properties held for sale, which were primarily acquired through foreclosure of the collateral securing mortgage notes receivable, and investments in the equity securities of real estate entities.

         Types of Real Estate Investments. The Trust has made real estate investments in commercial properties, primarily office buildings, industrial facilities and shopping centers, and in apartments or similar properties having established income-producing capabilities. In selecting real estate for investment, the location, age and type of property, gross rentals, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical conditions are among the factors considered. The Trust may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties.

         At December 31, 1995, the Trust had no properties on which significant capital improvements were in process. In the opinion of the Trust's management, the properties owned by the Trust are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, of the Trust's real estate (other than unimproved land as described below) at December 31, 1995:

                      Region                        Apartments                 Commercial Properties
                      ------                        ----------                 ---------------------
                    Northeast                            1.4%                              0.0%
                    Southeast                           20.4%                             39.8%
                    Southwest                           49.0%                             39.1%
                    Midwest                             16.1%                             15.4%
                    Mountain                             5.6%                              5.7%
                    Pacific                              7.5%                              0.0%
                                                         ----                              ----
                                                       100.0%                            100.0%
                                                       ======                            ======



         The foregoing table is based solely on the number of apartment units and commercial square footage owned by the Trust and does not reflect the value of the Trust's investment in each region. The Trust also owns three parcels of unimproved land, 5 acres located in the Southeast region and 128 acres and 6 acres in the Southwest region. See Schedule III to the Consolidated Financial Statements included under "Index to Financial Statements" below.

         Properties Held for Investment. Set forth below is the real estate owned by the Trust and held for investment:

                                                                                          Occupancy
     Property                           Location                       Units           at Dec. 31, 1995
     --------                           --------                       -----           ----------------
 Apartments
 ----------
 Applecreek                             Dallas, TX                      216                  90%

 Camelot                                Largo, FL                       120                  93%

 Country Crossing                       Tampa, FL                       227                  91%

 Edgewood                               Lansing, IL                     353                  94%

 El Chapparal                           San Antonio, TX                 190                  92%

 Fairways                               Longview, TX                    152                  90%

 Forest Ridge                           Denton, TX                       56                  95%

 4242 Cedar Springs                     Dallas, TX                       76                  95%

 Fountain Lake                          Texas City, TX                  166                  90%

 Heritage on the River                  Jacksonville, FL                301                  94%

 In the Pines                           Gainesville, FL                 242                  98%

 McCallum Crossing                      Dallas, TX                      322                  98%

 McCallum Glen                          Dallas, TX                      275                  95%

 Park Avenue IV                         Clute, TX                       108                  73%

 Park Lane                              Dallas, TX                       97                  92%

 Parkwood Knoll                         San Bernadino, CA               178                  98%

 Pierce Tower                           Denver, CO                       57                  97%

 Quail Oaks                             Balch Springs, TX               131                  99%

 Ravenswood                             Stratford, NJ                    80                  93%

 Somerset                               Texas City, TX                  200                  91%

 Southgate Square                       Roundrock, TX                   200                  96%

 Stone Oak                              San Antonio, TX                 252                  93%

 Sunset Lake                            Waukegan, IL                    414                  95%

 Sunset Towers                          San Francisco, CA               243                  99%

 Willow Creek                           El Paso, TX                     112                  80%

 Willo-Wick Gardens                     Pensacola, FL                   152                  66%

 Willow Wick                            North Augusta, SC               104                  99%

 Woodbridge                             Westminister, CO                194                  97%

                                                                                                 Occupancy
       Property                         Location                        Square Footage       at Dec. 31, 1995
       --------                         --------                        --------------       ----------------
 Office Buildings
 ----------------

 Genesee Towers                         Flint, MI                           171,114                  87%
 NASA Office Park                       Clear Lake, TX                       78,159                  55%
 Tollhill West                          Dallas, TX                          159,546                  94%
 Windsor Plaza                          Windcrest, TX                        80,522                  87%

 Industrial Facilities
 ---------------------

 Brookfield Corporate Center            Chantilly, VA                        63,504                  85%
 Kelly Warehouses                       Dallas, TX                          330,334                  88%
 McLeod Commerce Center                 Orlando, FL                        110, 914                  83%
 Northgate Distribution                 Marietta, GA                        208,386                  89%
 Sullyfield Commerce Center             Chantilly, VA                       243,813                  84%

 Shopping Centers
 ----------------
 Builders Square                        St. Paul, MN                        115,492                 100%
 Rio Pinar                              Orlando, FL                         113,638                  89%

         Occupancy presented here is without reference to whether leases in effect are at, below or above market rates.


         Partnership Properties. The following table summarizes the Trust's investments in partnership properties as of December 31, 1995:

                                                                                                 Occupancy
      Property               Location                           Square Footage                at Dec. 31, 1995
      --------               --------                           --------------                ----------------
 Sacramento Nine             Rancho Cordova, CA                     105,249                         100%
 Indcon, L.P.                Dallas, TX                             424,813                          89%
                             San Antonio, TX                        418,317                         100%
                             Atlanta, GA                          1,584,447                          99%
                             Memphis, TN                            655,077                          89%

         The Trust, in partnership with National Income Realty Trust ("NIRT"), owns Sacramento Nine ("Sac 9") which in turn owns two office buildings. The Trust has a 30% general partner interest in the partnership. The Trust accounts for its investment in the partnership using the equity method. Until August 1994, Ted P. Stokely, a Trustee of the Trust, also served as a Trustee of NIRT. Until March 31, 1994, BCM served as advisor to NIRT.

         The Trust and NIRT are also the partners in Income Special Associates ("ISA"), a joint venture partnership in which the Trust has a 60% partnership interest. ISA in turn owns a 100% interest in Indcon, L.P. ("Indcon"), formerly known as Adams Properties Associates. At December 31, 1995, Indcon owned 31 industrial warehouse facilities. The Indcon partnership agreement requires consent of both the Trust and NIRT for any material changes in the operations of the partnership's properties, including sales, refinancings and changes in property manager. Therefore, the Trust is a non- controlling partner and accounts for its investment in Indcon using the equity method.

         In February and March 1996, Indcon completed the sale of 25 of its industrial warehouses for a total of $36.2 million in cash. Indcon received net cash of $14.2 million, of which the Trust's equity share was $8.5 million, after the payoff of existing mortgage debt with a principal balance of $23.4 million. Indcon recognized a gain of $617,000 on the sale, of which the Trust's equity share was $370,000. Indcon paid a real estate sales commission of $585,000 to Carmel Realty, an affiliate of BCM, based upon the $36.2 million sales price of the properties.

         Properties Held for Sale. Set forth below is the real estate owned by the Trust and held for sale and a property under contract for sale, at December 31, 1995:

                                                                Units/                    Occupancy
    Property                 Location                       Square Footage             at Dec. 31, 1995
    --------                 --------                       --------------             ----------------
 Apartments

 Driftwood                   Detroit, MI                       129 units                      85%
 Rivertree                   Hurst, TX                         205 units                      84%
 Shadowridge                 Rocksprings, WY                    64 units                      92%

 Office Buildings

 Pinemont                    Houston, TX                       19,685 sq. ft.                 80%

 Industrial Facility

 Ogden Industrial            Ogden, UT                        107,112 sq. ft.                100%

 Land

 Del Ray Forum               Del Ray Beach, FL                   5 acres
 Northwest Crossings         Houston, TX                         6 acres
 Round Mountain              Austin, TX                        128 acres


         At December 31, 1995, Rivertree Apartments was under contract for sale. In February 1996, the Trust completed the sale of the apartment complex for $1.8 million. In conjunction with the sale the Trust provided $750,000 of purchase money financing in the form of a wraparound mortgage note. The Trust received net cash of $959,000 after the payment of various closing costs associated with the sale. The Trust paid a real estate sales commission of $70,000 to Carmel Realty based on the $1.8 million sales price of the property. The Trust recognized a gain of $378,000 on the sale. See--"Mortgage Loans" below.

         To the extent that the Trust seeks to sell any of its properties, the sales prices for such properties may be affected by competition from other real estate entities also attempting to sell their properties and governmental agencies and financial institutions that are seeking to liquidate foreclosed properties, and whose assets are located in areas in which the Trust's properties are located.

         MORTGAGE LOANS. A substantial portion of the Trust's assets are invested in mortgage notes receivable, principally those secured by income-producing real estate. The Trust expects that the percentage of its assets invested in mortgage loans will decrease, as it has determined that it will no longer actively seek to fund or acquire mortgage loans. It may, however, originate mortgage loans in conjunction with providing purchase money financing of a property sale. The Trust does intend, however, to service and hold for investment the mortgage notes currently in its portfolio. The Trust's mortgage notes receivable consist of first mortgage loans and junior mortgage loans.

         In the past, the Trust has originated its own mortgage loans as well as acquired existing mortgage notes either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. The Trust is generally not considering new mortgage lending, except in connection with purchase money financing offered to facilitate the sale of Trust properties. BCM, in its capacity as a mortgage servicer, services the Trust's mortgage notes. The properties securing the Trust's mortgage notes receivable portfolio at December 31, 1995, consisted of office buildings, apartments and single-family residences.

         At December 31, 1995, the Trust's mortgage notes receivable portfolio included eight mortgage loans with an aggregate outstanding balance of $7.6 million secured by income-producing real estate located throughout the United States and seven mortgage loans with an aggregate outstanding balance of $654,000 secured by single-family residences also located throughout the United States. At December 31, 1995, a total of 2% of the Trust's assets were invested first in mortgage notes.

         The following table sets forth the percentages (based on the outstanding mortgage note balance), by both property type and geographic region, of the properties that serve as collateral for the Trust's outstanding mortgage notes receivable portfolio at December 31, 1995. The table does not include the $654,000 in mortgage notes secured by single-family residences discussed in the preceding paragraph or the $1.6 million first mortgage secured by a ranch located in Southwest region.


                                                                Commercial
           Region                   Apartments                  Properties                    Total
           ------                   ----------                  ----------                    -----
 Southeast . . . . . . .              12.5%                       52.2%                       64.7%

 Southwest . . . . . . .              22.1                         7.3                        29.4

 Midwest . . . . . . . .               5.9                          --                         5.9
                                      ----                        ----                       -----

                                      40.5%                       59.5%                      100.0%

         The Trust's mortgage notes have included first mortgage loans, wraparound mortgage loans and junior mortgage loans. BCM, in its capacity as a mortgage servicer, services the Trust's mortgage notes.

         EQUITY INVESTMENTS IN REAL ESTATE ENTITIES. In September 1990, the Trust's Board of Trustees authorized the purchase of up to $2.0 million of the common stock of ART through negotiated or open market transactions. The officers of the Trust also serve as officers of ART and BCM. BCM, the Trust's advisor, also serves as advisor to ART. At September 30, 1996, ART owned approximately 39% of the Trust's outstanding shares of beneficial interest. At September 30, 1996, the Trust owned 409,044 shares of ART's common stock, approximately 6% of ART's outstanding shares of common stock, which the Trust had purchased in open market transactions in 1990 and 1991, at a total cost to the Trust of $1.6 million. The ART common stock owned by the Trust is considered to be available for sale and accordingly, is carried at fair value defined as the period end closing market value. At September 30, 1996, the market value of the ART common stock was $4.8 million.

         In December 1990, the Trust's Board of Trustees authorized the purchase of up to $1.0 million of the shares of beneficial interest of NIRT, a REIT that until March 31, 1994, was also advised by BCM, and up to $1.0 million in shares of common stock of Transcontinental Realty Investors, Inc. ("TCI") through negotiated or open market transactions. The Trustees of the Trust serve as directors of TCI. BCM, the Trust's advisor, also serves as advisor to TCI. At December 31, 1995, the Trust owned 84,580 shares of beneficial interest of NIRT acquired at a total cost to the Trust of $415,000 and 79,500 shares of common stock of TCI acquired at a total cost to the Trust of $235,000 all of which shares the Trust purchased in open market transactions in 1990 and 1991. The Trust's investment in these entities is also considered as available for sale and is also carried at fair value. At September 30, 1996, the market value of the Trust's investment in NIRT and TCI shares was $1.0 million and $795,000, respectively.

         Under the original terms of its Declaration of Trust, the Trust was prohibited from investing in equity securities for a period in excess of 18 months. However, pursuant to an amendment to the Trust's Declaration of Trust approved by the Trust's shareholders in May 1992, the Trust was permitted to hold these shares of ART, NIRT and TCI until July 30, 1996. At the Annual Meeting of Shareholders held in May 1996, shareholder's of the Trust repealed that section of the Trust's Declaration of Trust which limited the holding period for equity securities.

CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

         The Trust is subject to all the risks incident to ownership of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and availability of permanent mortgage financing that may render the acquisition, sale or refinancing of a property difficult or unattractive and that may make debt service more burdensome, changes in federal or local economic or rent controls, floods, earthquakes, other acts of God and other factors beyond the control of the advisor or the Trust. The illiquidity of real estate investments generally may impair the ability of the Trust to respond promptly to changed circumstances. See "Certain Risk Factors -- Certain Risk Factors Associated with Real Estate". The Trust's management believes that such risks are partially mitigated by the diversification by geographical location and property type of the Trust's real estate portfolio.

METHOD OF OPERATING AND FINANCING

         The Declaration of Trust has permitted the Trust to acquire real estate investments for cash, for other property, through issuing Shares, notes, debentures, bonds or other obligations of the Trust, including borrowing money, subject to the following restrictions. Under the Declaration of Trust, upon and after giving effect to any proposed borrowing, the amount of outstanding indebtedness of the Trust may not exceed 300% of the net asset value of the Trust. The Declaration of Trust does not limit the number or amount of mortgages which can be placed on any one of the Trust's real estate investments. Apart from the aforementioned restrictions, the Trustees may alter the Trust's method of operating and financing without a vote of Shareholders. CEI Nevada's Articles of Incorporation impose no limitations either on borrowing or on the number or amount of mortgages which can be placed on any one of CEI Nevada's real estate investments. See "Proposed Incorporation Procedure -- Business Activities after Incorporation".

OFFICERS

         The following persons currently serve as executive officers of the Trust and, if the Incorporation Procedure is approved, will serve as the executive officers of CEI Nevada: Randall M. Paulson, President, Thomas A. Holland, Executive Vice President and Chief Financial Officer, and Bruce A. Endendyk,

Executive Vice President. Although not executive officers of the Trust, the following persons currently serve as officers of the Trust and, if the Incorporation Procedure is approved, will serve as officers of the CEI Nevada:
Drew D. Potera, Treasurer, and Robert A. Waldman, Senior Vice President, General Counsel and Secretary.

THE ADVISOR

         Although the Board of Trustees is directly responsible for managing the affairs of the Trust and for setting the policies which guide the Trust, the day-to-day operations of the Trust are performed by a contractual advisor under the supervision of the Board of Trustees. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities for the Trust. The advisor also serves as a consultant in connection with business planning and investment policy decision for the Trust.

         BCM has served as the Trust's advisor since March 1989. BCM also serves as advisor to Income Opportunity Realty Investors, Inc. ("IORI"), ART and TCI. The Trustees of the Trust are also directors of IORI and TCI, and the officers of the Trust are also officers of IORI, ART and TCI. Randall M. Paulson, President of the Trust, also serves as President of CMET, TCI, BCM and Syntek Asset Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"). As of September 30, 1996, ART owned approximately 39% and BCM owned approximately 11.5% of the Trust's outstanding shares of beneficial interest, and BCM owned approximately 38% and the Trust owned approximately 6% of ART's outstanding shares of common stock.

PROPERTY MANAGEMENT

         Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently Carmel Realty Services, Ltd. ("Carmel Ltd.") provides such property management services for a fee of 5% or less of the monthly gross receipts collected on the properties under its management. Carmel Ltd. subcontracts with other entities for the provision of the property-level management services to the Trust at various rates. The general partner of Carmel Ltd. is BCM. Carmel Ltd. subcontracts the property-level management and leasing of twelve of the Trust's commercial properties and the industrial warehouse facilities owned by a real estate partnership in which the Trust is a partner to Carmel Realty, which is a company owned by Syntek West, Inc. ("SWI"). Carmel Realty, Inc. ("Carmel Realty") is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel Ltd.

REAL ESTATE BROKERAGE

         Since to December 1, 1992, Carmel Realty has been engaged, in a non-exclusive basis, to provide brokerage services to the Trust. Under the brokerage agreement between the Trust and Carmel Realty, Carmel Realty is entitled to receive a commission for property acquisitions and sale is by the Trust in accordance with the following sliding scale of total fees to be paid by the Trust: (i) maximum fee of 5% on the first $2.0 million of any purchase or sale transaction, of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million and $5.0 million, of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million and $10.0 million, of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million, of which no more than 1 1/2% would be paid to Carmel Realty or affiliates. If the Incorporation Procedure is approved, the Brokerage Agreement will not be amended and will continue in full force and effect with CEI Nevada, as successor to the Trust, being substituted for the Trust.

THE ADVISORY AGREEMENT

         BCM has served as advisor to the Trust since March 28, 1989. The current Advisory Agreement was entered into effective December 1, 1992. At the Trust's annual meeting of shareholders held on May 31, 1996, the renewal (until the next Annual Meeting of the Trust or CEI Nevada as its successor) of the Trust's Advisory Agreement with BCM was approved.

         Under the Advisory Agreement, BCM is required to formulate and submit annually for approval by the Board of Trustees a budget and business plan for the Trust containing a twelve-month forecast of operations and cash flow, a general plan for asset sales, acquisitions, lending, foreclosure and borrowing activity, and other investments. BCM is required to report quarterly to the Board of Trustees on the Trust's performance against the business plan. In addition, all transactions by the Trust require prior approval by the Board of Trustees unless such transactions are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board of Trustees.

         The Advisory Agreement also requires prior approval of the Board of Trustees for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to the Trust's shareholders; contains a broad standard governing BCM's liability for losses by the Trust; and contains guidelines for BCM's allocation of investment opportunities as among itself, the Trust and other entities it advises.

         The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Trust and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Trust (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Trust's net income.

         The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Trust during such fiscal year exceeds the sum of: (i) the cost of each such property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust and (iii) all closing costs (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned by the Trust for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

         Additionally, pursuant to the Advisory Agreement, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate for the Trust equal to the lesser of
(i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition fees and all real estate brokerage commissions) may not exceed such property's appraised value at acquisition.

         The Advisory Agreement requires BCM or any affiliate of BCM to pay to the Trust one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (i) 2% of the amount of the loan committed by the Trust or (ii) a loan brokerage and commitment fee that is reasonable and fair under the circumstances.

         The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Trust equal to the lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.

         Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Trust or refinancing on Trust properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee that is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Board of Trustees. No fee shall be paid on loan extensions.

         Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to the Trust.

         Under the Advisory Agreement (as required by the Declaration of Trust), all or a portion of the annual advisory fee must be refunded by the Advisor to the Trust if the Operating Expenses of the Trust (as defined in the Declaration of Trust) exceed certain limits specified in the Declaration of Trust based on the book value, net asset value and net income of the Trust during such fiscal year. In 1995, the effect of this limitation was to require that BCM refund $250,000 of the 1995 annual advisory fee. The Operating Expenses of the Trust did not exceed such limitation in 1994 or 1993.

         Additionally, if the Trust were to request that BCM render services to the Trust other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Trust has hired Carmel Ltd., an affiliate of BCM, to provide property management for the Trust's properties, and the Trust has engaged Carmel Realty, also an affiliate of BCM, on a non-exclusive basis, to provide brokerage services for the Trust.

         BCM may only assign the Advisory Agreement with the prior consent of the Trust.

         As discussed above and as mandated by the Declaration of Trust, the current Advisory Agreement requires that a portion of the annual advisory fee be refunded to the Trust if operating expenses exceed certain limits. Although CEI Nevada's Articles of Incorporation do not require such a limitation, it will be included contractually in an amendment to the Advisory Agreement if the Incorporation Procedure is approved. See Appendix G for the form of the proposed advisory agreement between CEI Nevada and BCM that will be executed if the Incorporation Procedure is approved.

         The directors and principal officers of BCM are set forth below.


Mickey N. Phillips                                 Director
Ryan T. Phillips                                   Director
Randall M. Paulson                                 President
Mark W. Branigan                                   Executive Vice President
Oscar W. Cashwell                                  Executive Vice President
Bruce A. Endendyk                                  Executive Vice President
Thomas A. Holland                                  Executive Vice President
                                                   and Chief Financial Officer
Cooper B. Stuart                                   Executive Vice President
Clifford C. Towns, Jr.                             Executive Vice President,
                                                   Finance
Lynn W. Humphries                                  Senior Vice President
Robert A. Waldman                                  Senior Vice President,
                                                   General Counsel and Secretary
Drew D. Potera                                     Vice President, Treasurer
                                                   and Securities Manager

         Mickey N. Phillips is Gene E. Phillips' brother, and Ryan T. Phillips is Gene E. Phillips' son. Gene E. Phillips served as a Trustee of the Trust until December 31, 1992, as a Director of BCM until December 22, 1992 and as Chief Executive Officer of BCM until September 1, 1992. Although Gene E. Phillips no longer serves as an officer or director of BCM or as a Trustee of the Trust, he serves as a representative of the trust established for the benefit of his children, which trust owns BCM, and, in such capacity, Gene E. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services for the Trust.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         OLIVE LITIGATION. In February 1990, the Trust, together with IORI, NIRT and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Trust, entered into a settlement of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. pending before the United States District Court for the Northern District of California and relating to the operation and management of each of the entities (the "Olive Litigation"). The Olive Litigation was originally filed on December 8, 1989, and alleged, among other things, a breach of the terms of the Declaration of Trust, a breach of trust, and a breach of the fiduciary duty owed by the Trustees to the Trust. These allegations were based in part on the Trustees' actions in retaining BCM as the advisor to the Trust without Shareholder approval. The plaintiffs in the case originally sought injunctive and other equitable relief. On April 23, 1990, the court granted final approval of the terms of the settlement.

         On May 4, 1994, the parties entered into a Modification of Stipulation of Settlement dated April 27, 1994 (the "Olive Modification") that settled subsequent claims of breaches of the settlement that were asserted by the plaintiffs and that modified certain provisions of the April 1990 settlement. The Olive Modification was preliminarily approved by the court on July 1, 1994, and final court approval was entered on December 12, 1994. The effective date of the Olive Modification was January 11, 1995.

         The Olive Modification, among other things, provided for the addition of three new unaffiliated members to the Trust's Board of Trustees and set forth new requirements for the approval of any transactions with affiliates over the next five years. In addition, BCM, the Trust's advisor, Gene E. Phillips and William S. Friedman, who served as President and Trustee of the Trust until February 24, 1994, President of BCM until May 1, 1993 and Director of BCM until December 22, 1989, agreed to pay a total of $1.2 million to the Trust, IORI, NIRT and TCI, of which $750,000 was paid to the Trust. As of August 1, 1996, all payments required to be paid to the Trust under the Olive Modification by BCM and Messrs. Phillips and Friedman have been made.

         Under the Olive Modification, the Trust, IORI, NIRT, TCI and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. The Trust, IORI, NIRT and TCI also agreed to waive any demand requirement for the plaintiffs to pursue claims on behalf of each of them against certain persons or entities. The Olive Modification also requires that any shares of the Trust held by Messrs. Phillips, Friedman or their affiliates shall be (i) voted in favor of the reelection of all current members of the Board of Trustees that stand for reelection during the two calendar years following the effective date of the Olive Modification and (ii) voted in favor of all new members of the Board of Trustees appointed pursuant to the terms of the Olive Modification that stand for reelection during the three calendar years following the effective date of the Olive Modification.

         Pursuant to the terms of the Olive Modification, certain related party transactions which the Trust (or CEI Nevada, as successor to the Trust) may enter into prior to April 28, 1999, will require the unanimous approval of the Board of Trustees. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Trustees that the transaction is in the best interest of the Trust and that no other opportunity exists that is as good as the opportunity presented by such transaction.

         For purposes of the Olive Modification requirements, the term "related party transaction" means and includes (i) any transaction between or among the Trust and IORI, NIRT or TCI or any of their affiliates or subsidiaries; (ii) any transaction between or among the Trust, its affiliates or subsidiaries and BCM, Mr. Phillips, Mr. Friedman or any of their affiliates; and (iii) any transaction between or among the Trust or any of its affiliates or subsidiaries and a third party with whom BCM, Mr. Phillips, Mr. Friedman or any of their affiliates has an ongoing or contemplated business or financial transaction or relationship of any kind, whether direct or indirect, or has had such a transaction or relationship in the preceding one year.

         The Olive Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Trust and BCM or one of its affiliates, including the Advisory Agreement, the Brokerage Agreement and property management contracts. These agreements, pursuant to the specific terms of the Olive Modification, require the prior approval by two-thirds of the Trustees of the Trust and, pursuant to the terms of the Declaration of Trust, approval by a majority of the shareholders. The Olive Modification requirements for related party transactions also do not apply to joint ventures between or among the Trust and IORI, NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Mr. Phillips, Mr. Friedman, BCM, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Trustees of the Trust.

         The Olive Modification also terminated a number of the provisions of the original settlement including the requirement that the Trust, IORI, NIRT and TCI maintain a Related Party Transaction Committee and a Litigation Committee of their respective Boards. The Court retained jurisdiction to enforce the Olive Modification, and during August and September 1996, the Court held evidentiary hearings to assess compliance with the terms of the Olive Modification by the various parties. The Court has not issued any ruling or order with respect to the matters addressed at the hearings.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         CERTAIN BUSINESS RELATIONSHIPS. In February 1989, the Board of Trustees voted to retain BCM as the Trust's advisor. The Trust's President and Executive Vice Presidents serve also as executive officers of BCM.

         Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently, Carmel Ltd. provides such property management services. The general partner of Carmel Ltd. is BCM. The limited partners of Carmel Ltd. are (i) Syntek West, Inc. ("SWI"), of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel Ltd. subcontracts the property-level management and leasing of twelve of the Trust's commercial properties and the industrial warehouse facilities owned by a real estate partnership in which the Trust and NIRT are partners to Carmel Realty, which is a company owned by SWI.

         Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Trust and received brokerage commissions in accordance with the Advisory Agreement. Since December 1, 1992, the Trust has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services to the Trust.

         The Trustees and officers of the Trust also serve as directors and officers of IORI and TCI. The Trustees owe fiduciary duties to such entities as well as to the Trust under applicable law. IORI and TCI have the same relationship with BCM as the Trust. Mr. Phillips is a general partner of SAMLP, the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"). BCM performs certain administrative functions for NRLP and NOLP on a cost- reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as Chairman of the Board and director of ART, until November 16, 1992. The officers of the Trust also serve as officers of ART.

         From April 1992 to December 31, 1992, Ted P. Stokely, a Trustee of the Trust, was employed as a paid real estate consultant and since January 1993 as a part-time unpaid consultant for Eldercare Housing Foundation ("Eldercare"), a nonprofit corporation engaged in the operation of a nursing home. Eldercare has a revolving loan commitment from SWI, of which Mr. Phillips is the sole shareholder. Eldercare filed for bankruptcy protection in July 1993 and was dismissed from bankruptcy on October 12, 1994. Eldercare filed again for bankruptcy protection in May 1995 and was reorganized in February 1996, at which time all creditors, including SWI were paid.

         RELATED PARTY TRANSACTIONS. Historically, the Trust has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Trust's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Trust as investments that could have been obtained from unrelated third parties.

    The Trust is engaged with NIRT in the Sacramento Nine and Indcon , L.P. partnerships.

         In September 1990, the Board of Trustees authorized the purchase of up to $2.0 million of the common shares of ART through negotiated or open market transactions. BCM also serves as advisor to ART and at September 30, 1996 ART owned approximately 39% of the Trust's outstanding shares of beneficial interest. At September 30, 1996, the Trust owned 409,044 shares of ART common stock which the Trust had purchased in open market transactions in 1990 and 1991 at a total cost to the Trust of $1.6 million. At September 30, 1996, the market value of the ART shares was $4.8 million.

         In December 1990, the Board of Trustees authorized the purchase of up to $1.0 million of the shares of beneficial interest of NIRT and up to $1.0 million of the shares of TCI common stock through negotiated or open market transactions. The Trustees of the Trust also serve as directors of TCI and the officers of the Trust also serve as officers of TCI. BCM also serves as advisor to TCI. Until March 31, 1994, BCM also served as advisor to NIRT. At September 30, 1996, the Trust owned 84,580 shares of beneficial interest of NIRT at a total cost of $415,000 and 79,500 shares of TCI common stock at a total cost of $235,000, all of which the Trust had purchased in open market transactions in 1990 and 1991. At September 30, 1996, the market value of the NIRT shares was $1.0 million and the market value of the TCI common stock was $795,000.

         In 1995, the Trust paid BCM and its affiliates $1.3 million in advisory fees, $1.6 million in real estate brokerage commissions, $142,000 in mortgage brokerage and equity refinancing fees and $806,000 in property and construction management fees and leasing commissions (net of property management fees paid to subcontractors, other than Carmel Realty). In addition, also as provided in the Advisory Agreement, BCM received cost reimbursements from the Trust of $506,000 in 1995. Under the Advisory Agreement (as required by the Trust's Declaration of Trust), all or a portion of the annual advisory fee must be refunded by the advisor to the Trust if the Operating Expenses of the Trust (as defined in the Trust's Declaration of Trust) exceed certain limits specified in the Declaration of Trust. The effect of this limitation was to require that BCM refund $250,000 of the annual advisory fee for 1995 to the Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Trust to be beneficial owners of more than 5% of its shares of beneficial interest as of the close of business on September 30, 1996.


       Name and Address of                      Amount and Nature
           Percent of                             of Beneficial
        Beneficial Owner                            Ownership                  Class (1)
       -------------------                      -----------------              ---------
American Realty Trust, Inc.                        1,633,822                   39.0%
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

Basic Capital Management, Inc.
10670 N. Central Expressway                          480,329                   11.5%
Suite 600
Dallas, Texas 75231

-------------------------

(1) Percentages are based upon 4,185,240 shares of beneficial interest outstanding at September 30, 1996.

         SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate, for the Trustees and executive officers of the Trust as of the close of business on September 30, 1996.

                                                Amount and Nature
                                                  of Beneficial                      Percent of
          Name of Beneficial Owner                  Ownership                        Class (1)
         -------------------------              -----------------                    ----------
         All Trustees and Executive               2,114,151(2)                       50.5%
         Officers as a group
         (9 individuals)

-------------------------

(1) Percentage is based upon 4,185,240 shares of beneficial interest outstanding at September 30, 1996.

(2) Includes 1,633,822 shares owned by ART and 480,329 shares owned by BCM, of which the executive officers of the Trust may be deemed to be beneficial owners by virtue of their positions as executive officers of ART and BCM. The Trust's Trustees and executive officers disclaim beneficial ownership of such shares. Each of the directors of ART may be deemed to be beneficial owners of the shares owned by ART by virtue of their position as directors of ART. Each of the directors of BCM may be deemed to be beneficial owners of the shares owned by BCM by virtue of their positions as directors of BCM. The directors of ART and BCM disclaim such beneficial ownership.


             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

         The following table summarizes selected historical consolidated financial information of the Trust for the six months ended June 30, 1996 and the six months ended June 30, 1995 and the last five years ended December 31, 1991 through 1995. CEI Nevada is a newly-created corporation that, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust as incorporated as the California Corporation, upon consummation of the proposed Incorporation Procedure. Thus, for accounting purposes, the assets, liabilities and stockholder's equity of CEI Nevada would be accounted for on a carry-over basis, as the continuing entity which would be the successor to the Trust. The Incorporation Procedure, if adopted, will have no effect on the book value of the assets, liabilities or Shareholder's equity of the Trust.

         The historical consolidated financial information is not necessarily indicative of CEI Nevada's future results of operations or financial condition. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Trust's Consolidated Financial Statements and notes thereto appearing under "Index to Financial Statements". Results for the interim periods are not necessarily indicative of the results for a full year.

                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                      Selected Financial Data (Historical)
                    (Dollars in thousands, except per share)

                               For the Six Months
                                 Ended June 30,                    For the Years Ended December 31,
                             ---------------------   --------------------------------------------------------------
       EARNINGS DATA:           1996        1995        1995         1994         1993        1992          1991
                             ---------   ---------   ---------    ---------    ---------   ---------      ---------
Income                       $  22,323   $  18,110   $  38,539    $  29,262    $  23,710   $  20,818      $  15,035
Expense                         23,244      18,837      39,982       31,803       23,460      20,443         15,812
Income (loss) before gain on
sale of real estate and
extraordinary gain                (921)       (727)     (1,443)      (2,541)         250         375           (777)
Gain on sale of real estate      6,169           -           -             -         365         383            234
                             ---------   ---------   ---------    ---------    ---------   ---------      ---------
Income (loss) before
extraordinary gain               5,248        (727)     (1,443)      (2,541)         615         758           (543)
Extraordinary gain                 663           -           -            -            -           -            930
                             ---------   ---------   ---------    ---------    ---------   ---------      ---------
Net income (loss)            $   5,911   $    (727)  $  (1,433)   $    (833)   $     615   $     758      $     387
                             =========   =========   =========    =========    =========   =========      =========

-------------------------------------------------------------------------------------------------------------------

       PER SHARE DATA:

Income (loss) before
extraordinary gain           $    1.37   $    (.17)  $   (0.33)   $   (0.19)   $    0.13   $    0.15      $   (0.10)
Extraordinary gain           $    0.02           -           -            -            -           -           0.17
                             ---------   ---------   ---------    ---------    ---------   ---------      ---------
Net Income (loss)            $    1.39   $    (.17)  $    (.33)   $    (.19)   $    0.13   $    0.15      $    0.07
                             =========   =========   =========    =========    =========   =========      =========
Weighted average number
of Shares outstanding        4,273,916   4,377,177   4,377,165    4,379,722    4,521,384   5,058,762      5,308,398
Distributions per share      $    . 26   $     .20   $     .40    $     .40    $     .33           -      $     .71

-------------------------------------------------------------------------------------------------------------------

Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1991, 1993, 1994 and 1995 represented a return of capital.

                                    June 30,                            December 31,
                                    --------       -------------------------------------------------------
     BALANCE SHEET DATA:              1996           1995       1994        1993        1992         1991
                                    --------       --------   --------    --------    --------    --------
Notes and interest
receivable                          $  7,726       $  5,351   $  7,117    $ 32,129    $ 34,590    $ 41,748

Real estate held for sale

Foreclosed                          $  5,569          6,436     19,533      10,486       9,669      24,571

Other                                    -            1,268        -           -           -           -

Real estate held for
investment                          $175,926        174,713    124,706      94,440      78,170      49,638

Investment in partnerships          $  2,146         12,970     13,805      14,079      14,537      20,148

Total assets                        $221,824        218,568    182,839     160,462     143,925     140,950

Notes and interest payable          $135,205        135,590     98,252      74,786      58,834      54,226

Shareholders' equity                $ 80,168         75,985     78,767      81,139      81,985      83,290

Book value per share                $  19.11       $  17.36   $  17.99    $  18.53    $  17.13    $  15.94

---------------------------

Shares and per share data have been restated to give effect to the three-for-two forward share split effected February 15, 1996.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Trust was formed to invest in real estate through acquisitions, leases and partnerships and in mortgage loans, including wraparound, first, and junior mortgage loans. The Trust was organized on August 27, 1980 and commenced operations on December 3, 1980.

         It is anticipated that the Incorporation Procedure will have no adverse effect on the financial condition of CEI Nevada. There can be no assurance that the market price per share of CEI Nevada common stock after the one-for-one exchange will be equal to the market price per share of the Shares before the one-for-one exchange or that the marketability of CEI Nevada common stock will remain consistent with the marketability of the Shares.

LIQUIDITY AND CAPITAL RESOURCES

         Cash and cash equivalents at December 31, 1995 aggregated $6.4 million compared with $7.5 million at December 31, 1994. The Trust's principal sources of cash have been and will continue to be from property operations, proceeds from property sales, principal payments on mortgage notes receivable, and borrowings. The Trust expects that net cash provided by operating activities and from anticipated external sources, such as property sales, financings and refinancings, will be sufficient to meet the Trust's various cash needs in 1996, including, but not limited to, the payment of distributions, debt service obligations coming due and property maintenance and improvements, as more fully discussed in the paragraphs below.

         The Trust's cash flow from property operations (rents collected less payments for property operating expenses) has continually increased over the past three years from $8.4 million in 1993 to $10.7 million in 1994 to $15.1 million in 1995. Of this $6.7 million net increase from 1993 to 1995, $6.1 million is the result of the Trust having acquired additional income producing properties, both through purchase and foreclosure, and the remaining $600,000 is due to increased occupancy and rental rates, primarily at apartments owned by the Trust, and the Trust's control of operating expenses. The Trust's management believes that this trend will continue, particularly in the Trust's apartments, if the economy remains stable or improves.

         Interest collected on mortgage notes receivable decreased over the past three years from $2.4 million in 1993 to $2.2 million in 1994 to $688,000 in 1995. These decreases are primarily attributable to the foreclosure of the collateral property securing mortgage notes receivable and the payoff of mortgage notes receivable in 1994 and 1995.

         Interest will continue to decrease as a source of cash to the Trust as the Trust has determined that generally, it will not seek to originate new mortgage loans, other than those resulting from Trust provided purchase money financing in connection with a property sale.

         Interest paid on the Trust's notes payable increased from $6.6 million in 1994 to $8.9 million in 1995. This increase is primarily attributable to interest paid on mortgages secured by properties acquired in 1994 and 1995, and interest paid on borrowings in 1994 and 1995 secured by mortgages on previously unencumbered properties. The Trust believes that interest paid on notes payable will continue to increase in 1996 if the Trust continues to acquire additional properties and/or obtain financing on unencumbered properties.

    The Trust was involved in significant investing activities during 1995. The Trust purchased four apartment complexes and three commercial properties during 1995, for which the Trust paid a total of $40.8 million. The Trust paid $9.8 million in cash, with the remaining $31.0 million financed through new or assumed mortgage debt. The Trust also made improvements to its properties totaling $1.2 million. In addition, the Trust collected $1.1 million on its mortgage notes receivable, primarily from the payoff of one note of $1.0 million, with the remainder being collected from scheduled paydowns on the Trust's other mortgage notes receivable.

    During 1995, the Trust received net financing proceeds of $734,000 from mortgage financing secured by a previously unencumbered apartment complex. In addition, the Trust refinanced the mortgage secured by another apartment complex. The Trust received a total of $11.8 million in net cash proceeds after the payoff of $6.3 million in existing mortgage debt and the payment of various closing costs associated with the financings. Also during 1995, the Trust made scheduled principal payments on mortgages totaling $1.3 million.

    The Trust's distribution policy previously provided for an annual determination of distributions after the Trust's year end until such time as property operations stabilized at a level producing cash flow from property operations in excess of anticipated needs. In January 1993, the Board of Trustees approved the resumption of quarterly distributions. In 1995 and 1994, the Trust paid distributions to shareholders of $.40 per share or a total of $1.8 million in each year.

    During the first quarter of 1996, the Trust purchased one office building, for $7.7 million, paying $1.1 million in cash with the remainder of the purchase price financed through mortgage debt. In connection with the financing, the Trust also established various escrow accounts in the amount of $1.5 million. In February 1996, the Trust funded a $1.5 million junior mortgage secured by a building occupied by an athletic club. The Trust derived the cash portions of these investments from its cash on hand at December 31, 1995.

    Pursuant to a repurchase program originally announced by the Trust on December 5, 1989, the Board of Trustees authorized the Trust to repurchase a total of 1,465,000 of its shares of beneficial interest. Through December 31, 1995, the Trust had repurchased 1,177,725 of its shares at a total cost to the Trust of $5.0 million. None of such shares were purchased in 1995. In 1996, through June 30, 1996, the Trust had repurchased 183,227 additional shares at a total cost to the Trust of $1.8 million and at such date, 104,048 shares remain to be repurchased.

    In August 1996, the Trust announced an offer to buy back its shares of beneficial interest from shareholders owning 99 or fewer shares. The Trust will pay a premium of $.50 per share over the average closing price of its shares as reported from August 8, 1996 through September 30, 1996, the expiration of the offer.

    On a quarterly basis, the Trust's management reviews the carrying value of the Trust's mortgage notes receivable, properties held for investment and properties held for sale. Generally accepted accounting principles require that the carrying value of an investment cannot exceed the lower of its cost or its estimated net realizable value. In those instances in which estimates of net realizable value of the Trust's properties or notes are less than the carrying value thereof at the time of evaluation, a provision for loss is recorded by a charge against earnings. Estimated net realizable value of mortgage notes receivable is based on the management's review and evaluation of the collateral properties securing such notes. The property review generally includes selective property inspections, a review of the property's current rents compared to market rents, a review of the property's expenses, a review of maintenance requirements, discussions with the manager of the property and a review of properties in the surrounding area.

RESULTS OF OPERATIONS

         FIRST SIX MONTHS OF 1996 COMPARED TO FIRST SIX MONTHS OF 1995. For the three and six months ended June 30, 1996, the Trust had net income of $4.6 million and $6.0 million, compared to a net loss of $83,000 and $727,000 for the three and six months ended June 30, 1995. The primary factors contributing to the Trust's net income are discussed in the following paragraphs.

         Rents increased from $9.3 million and $17.7 million for the three and six months ended June 30, 1995 to $11.1 million and $21.8 million for the three and six months ended June 30, 1996. Of these increases $2.0 million and $3.6 million is attributable to the acquisition of four apartment complexes and four commercial properties subsequent to June 30, 1995. These increases are partially offset by a decrease of $488,000 and $511,000 attributable to two properties sold in 1996.

         Interest income was $204,000 and $404,000 for the three and six months ended June 30, 1995 compared to $302,000 and $553,000 for the three and six months ended June 30, 1996. This increase is due to the funding of a $1.5 million second lien mortgage in February 1996 and a $750,000 wraparound mortgage note accepted in February 1996 in conjunction with the sale of Rivertree Apartments. Interest income for the remainder of 1996 is expected to approximate that of the first six months of 1996.

         The Trust's equity in income loss of partnerships was a loss of $216,000 and $194,000 for the three and six months ended June 30, 1996 compared to income of $78,000 and $185,000 for the three and six months ended June 30, 1995. This decrease in equity income is primarily due to the sale of 27 warehouse facilities owned by Indcon in the first quarter of 1996. In addition, interest expense for Sac 9 increased as a result of new mortgage financing secured on a previously unencumbered office building owned by Sac 9. Equity income is expected to be minimal for the remainder of 1996.

         Property operating expenses increased from $5.6 million and $10.6 million for the three and six months ended June 30, 1995 to $6.7 million and $12.9 million for the three and six months ended June 30, 1996. Increases of $1.3 million and $1.7 million are due to the acquisition of four apartment complexes and four commercial properties subsequent to June 30, 1995. The remainder of the increase is primarily due to increased repair and maintenance and personnel expenses in an effort to maintain the Trust's increased rental and occupancy rates. These increases are partially offset by decreases of $261,000 and $312,000 due to properties sold in 1996.

         Interest expense increased from $2.4 million and $4.5 million for the three and six months ended June 30, 1995 to $3.1 million and $6.1 million for the three and six months ended June 30, 1996. Of this increase, $340,000 and $1.0 million for the three and six months, respectively, is due to interest expense recorded on mortgages secured by nine properties, encumbered by debt, acquired during 1996 and 1995. An additional $278,000 and $434,000 for the three and six months, respectively, is due to interest expense recorded on borrowings during 1996 and 1995, secured by mortgages on three previously unencumbered apartment complexes and the refinancing of four existing mortgages. Interest expense is expected to increase in the remainder of 1996, as a result of the Trust's acquisition of other properties and refinancings during the remainder of 1996.

         Depreciation expense increased from $1.1 million and $2.0 million for the three and six months ended June 30, 1995 to $1.1 million and $2.2 million for the same period in 1996. This increase is due to the acquisition of five apartment complexes and six commercial properties during 1996 and 1995. Depreciation is expected to increase in the remainder of 1996, as a result of the Trust's acquisition of three commercial properties and one apartment complex in 1996, as well as acquisitions subsequent to June 30, 1996.

         A provision for losses of $541,000 was recognized in the six months ended June 30, 1995 to provide for the loss on the discounted payoff of the mortgage note receivable secured by Alderwood Apartments. No such provision was required in 1996.

         Advisory fees to affiliates increased from $393,000 and $745,000 for the three and six months ended June 30, 1995 to $469,000 and $851,000 for the three and six months ended June 30, 1996. This increase is due to an increase in the Trust's gross assets, the basis for the advisory fee, as a result of property acquisitions during 1995 and 1996. The advisory fee is expected to continue to increase as the Trust makes additional property acquisitions.

         General and administrative expenses increased from $264,000 and $629,000 for the three and six months ended June 30, 1995 to $590,000 and $939,000 for the three and six months ended June 30, 1996. This increase is primarily attributable to an increase in legal fees and cost reimbursements to the Trust's advisor.

         For the three and six months ended June 30, 1996, the Trust recognized gains on the sale of real estate of $378,000 on the sale of Rivertree Apartments in February 1996 and $5.4 million on the sale of Sunset Towers Apartments in May 1996. In addition, the Trust recognized a gain of $370,000, its 60% equity share of the gain recognized by Indcon on the sale of 27 industrial warehouses, and an extraordinary gain of $663,000, also its equity share of an insurance settlement from a fire loss on another industrial warehouse owned by Indcon.

         1995 COMPARED TO 1994. For the year ended December 31, 1995, the Trust had a net loss of $1.4 million, as compared to a net loss of $833,000 for the year ended December 31, 1994. The primary factors contributing to the increase in the Trust's net loss are discussed in the following paragraphs.

         Net rental income (rental income less expenses applicable to rents) increased from $10.2 million in 1994 to $14.9 million in 1995. Of this increase, $1.8 million is due to the acquisition of four apartment complexes and three commercial properties in 1995, $1.7 million is due to the acquisition of seven apartment complexes and one commercial property in 1994, which did not contribute to net rental income for the full year in 1994, and $804,000 of the increase is attributable to two apartment complexes obtained through foreclosure in 1994. An additional increase of $640,000 is attributable to generally higher rents and occupancy at the Trust's apartment complexes. These increases are offset in part by a $244,000 decrease in net rental income at one of the Trust's commercial properties and one of the Trust's apartment complexes due to a decrease in occupancy and higher operating expenses incurred in an effort to increase occupancy. Net rental income is expected to continue to increase in 1996, primarily from a full year of operations from the four apartment complexes and three commercial properties acquired in 1995 and from the anticipated purchase of additional real estate in 1996.

         Interest income decreased from $2.7 million in 1994 to $723,000 in 1995. Of this decrease, $1.7 million is attributable to a $14.0 million wraparound mortgage note receivable which was paid in full in December 1994 and $99,000 is attributable to the discounted payoff of a $1.5 million first mortgage note receivable in May 1995. An additional $486,000 is due to the foreclosure of two properties during 1994 and one property during 1995 which secured three of the Trust's other mortgage notes receivable. These decreases are partially offset by an increase of $299,000 attributable to a $1.4 million first mortgage note receivable which was received in December 1994 in connection with the payoff of the $14.0 million mortgage note receivable discussed above. Interest income is expected to continue at the current level in 1996, as the Trust is generally not considering new mortgage lending except in connection with purchase money financing of sales of the Trust's properties.

         The Trust's equity in partnerships improved from a loss of $479,000 in 1994 to income of $230,000 in 1995. This improvement is primarily due to higher rents and occupancy at the 31 industrial warehouse facilities owned by Indcon, L.P. ("Indcon"), a joint venture partnership. This improvement is partially offset by an increase in losses in Sacramento Nine ("SAC 9"), a joint venture partnership due to increased interest expense, as a result of a new mortgage financing secured by a previously unencumbered office building. In February and March 1996, Indcon completed the sale of 25 of its 31 industrial warehouse facilities.

         Interest expense increased from $7.7 million in 1994 to $10.0 million in 1995. Of this increase, $2.4 million is due to interest expense recognized on mortgages secured by properties acquired in 1994 and 1995. An additional $766,000 is due to interest expense on six borrowings in 1994 and 1995, secured by mortgages on previously unencumbered apartment complexes and refinancing of existing mortgages. These increases are partially offset by a decrease of $855,000 due to the payoff of the underlying lien related to the payoff of a $14.0 million wraparound mortgage note receivable in December 1994.

         Depreciation expense increased from $3.2 million in 1994 to $4.3 million in 1995. This increase is due to the acquisition of four apartment complexes and three commercial properties in 1995 and seven apartment complexes and one commercial property in 1994.

         A provision for losses of $541,000 was recorded in 1995 to provide for the loss on the discounted payoff of the mortgage note receivable secured by Alderwood Apartments. A provision for losses of $1.2 million was recorded in 1994 to write down the Genessee Towers, an office building, to the amount of the nonrecourse mortgage debt. In addition, a provision for losses of $200,000 was recorded in 1994 to provide for the loss on the sale of Oak Forest Apartments, one of the Trust's foreclosed properties held for sale.

         The advisory fee paid to affiliates was comparable at $1.3 million in 1995 and 1994. Although the Trust's gross assets, the basis for the advisory fee, increased in 1995, the advisory agreement requires a portion of the advisory fee be refunded if certain operating expenses exceed limits specified in the Declaration of Trust. The effect of this limitation was to require that BCM refund $250,000 of the annual advisory fee for 1995.

         General and administrative expenses were comparable at $1.2 million in 1995 and 1994. A decrease in legal fees was offset by expenses incurred in connection with the Trust's annual meeting.

         For the year ended December 31, 1994, the Trust recognized a gain on the sale of real estate of $577,000 related to the sale of an industrial warehouse facility by Indcon. In addition, the Trust recognized a gain of $1.1 million on the settlement of a profit participation related to the December 1994 payoff of one of the Trust's wraparound mortgage note receivable.

         1994 COMPARED TO 1993. For the year ended December 31, 1994, the Trust had a net loss of $833,000, as compared to net income of $615,000 for the year ended December 31, 1993. The primary factors contributing to the decrease in the Trust's net income are discussed in the following paragraphs.

         Net rental income (rental income less expenses applicable to rents) increased from $8.2 million in 1993 to $10.2 million in 1994. Of this increase, $1.5 million is due to the acquisition of seven apartment complexes and one commercial property in 1994. An additional $284,000 of the increase is attributable to two apartment complexes obtained through foreclosure in 1994, and $1.1 million is due to the acquisition of three apartment complexes and one commercial property in 1993. An additional increase of approximately $400,000 is attributable to generally higher rents and occupancy rates at the Trust's properties. These increases are offset in part by a $1.3 million decrease in net rental income at four of the Trust's commercial properties and three of the Trust's apartment complexes due to a decrease in occupancy and higher operating expenses incurred in an effort to increase occupancy.

         Interest income decreased from $3.3 million in 1993 to $2.7 million in 1994. Of this decrease, $356,000 is attributable to a loan on which the borrower filed for bankruptcy protection in November 1993 and began making cash flow only payments in April 1994. The Trust completed foreclosure of the property securing this loan in October 1994. Of the decrease, an additional $191,000 is attributable to three loans which were paid off subsequent to August 1993 and $38,000 is attributable to loans which were classified as nonperforming in 1994.

         The Trust's equity in losses of partnerships decreased from $578,000 in 1993 to $479,000 in 1994. This decrease in equity losses is primarily due to higher rents and occupancy at the industrial warehouse facilities owned by Indcon.

         Interest expense increased from $5.5 million in 1993 to $7.7 million in 1994. Of this increase, $1.5 million is due to interest expense recorded on mortgages secured by properties acquired in 1993 and 1994. An additional $597,000 is due to interest expense on a borrowing in September 1993 and four borrowings in 1994, all secured by mortgages on previously unencumbered apartment complexes.

         Depreciation expense increased from $2.4 million in 1993 to $3.2 million in 1994. This increase is due to the acquisition of seven apartment complexes and one commercial property in 1994 and four apartment complexes and one commercial property in 1993.

         A provision for losses of $1.2 million was recorded in 1994 to write down the Genessee Towers, an office building, to the amount of the nonrecourse mortgage debt. In addition, a provision for losses of $200,000 was recorded in 1994 to provide for the loss on the sale of Oak Forest Apartments, one of the Trust's foreclosed properties held for sale. A provision for loss of $221,000 was recorded in 1993 to provide for the loss on the sale of English Hills Apartments, also a foreclosed property held for sale.

         The advisory fee paid to affiliates increased from $1.2 million in 1993 to $1.3 million in 1994. This increase is due to an increase in the Trust's gross assets, the basis for the advisory fee, as a result of the Trust's acquisition of eight properties in 1994 and five properties in 1993.

         General and administrative expenses decreased from $1.3 million in 1993 to $1.2 million in 1994. A decrease in legal fees and expenses incurred in connection with the Trust's annual meeting were offset in part by an increase in cost reimbursements to the Trust's advisor.

         For the year ended December 31, 1994, the Trust recognized a gain on the sale of real estate of $577,000 related to the sale of an industrial warehouse facility by Indcon. In addition, the Trust recognized a gain of $1.1 million on the settlement of a profit participation related to the 1994 payoff of one of the Trust's notes receivable. For the year ended December 31, 1993, the Trust recognized gains on sale of real estate of $365,000 related to the sale of three properties by SAC 9.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, the Trust may be potentially liable for removal or remediation costs, as well as certain other potential costs, relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from the Trust for personal injury associated with such materials. The Trust's management is not aware of any environmental liability relating to the above matters that would have a materially adverse effect on the Trust's business, assets or results of operations.

INFLATION

         The effects of inflation on the Trust's operations are not quantifiable. Gross revenues from property operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sale value of properties and, correspondingly, the ultimate realizable value of the Trust's real estate and notes receivable portfolios. Inflation also has an effect on the Trust's earning from short-term investments.

TAXATION

         For the years ended December 31, 1995, 1994 and 1993, the Trust elected and, in management's opinion, qualified to be treated as a REIT as defined under Sections 856 through 860 of the Code. To continue to qualify for federal taxation as a REIT under the Code, the Trust must satisfy certain provisions of the Code. Under one such provision, the Trust is required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. Under another such provision, a REIT is required to distribute at least 95% of its REIT taxable income plus 95% of its net income from foreclosure property, all as defined in Section 857 of the Code, on an annual basis to shareholders.

RECENT ACCOUNTING PRONOUNCEMENT

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121 -"Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of." The statement requires that long-lived assets be considered impaired "... if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset." If impairment exists, an impairment loss shall be recognized by a charge against earnings equal to "... the amount by which the carrying amount of the asset exceeds the fair value of the asset." If impairment of a long-lived asset is recognized, the carrying amount of the asset shall be reduced by the amount of the impairment, shall be accounted for as the asset's "new cost" and such new cost shall be depreciated over the asset's remaining useful life.

         SFAS No. 121 further requires that long-lived assets held for sale ". . .be reported at the lower of carrying amount or fair value less cost to sell." If a reduction in a held for sale asset's carrying amount to fair value less cost to sell is required, a provision for loss shall be recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale asset's fair value less cost to sell must be recorded as an adjustment to the asset's carrying amount, but not in excess of the asset's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is to be recognized. Long-lived assets held for sale are not to be depreciated.

         The Trust adopted SFAS No. 121 effective as of January 1, 1996. The adoption of SFAS No. 121 resulted in the discontinuance of depreciation on the Trust's properties held for sale of $26,000 and $50,000 in the three and six months ended June 30, 1996, and a corresponding increase in reported net income of the Trust during these periods.

                                 LEGAL MATTERS

         The validity of the shares of the Nevada Common Stock to be issued by CEI Nevada pursuant to the Incorporation Procedure and the federal income tax consequences of the Incorporation Procedure have been passed upon by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P. will rely as to all matters of Nevada law on Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada.

                                    EXPERTS

         The financial statements and schedules included in this Proxy Statement/Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

         The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and the following regional offices of the SEC:
Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Trust's shares are listed on the NASDAQ and such material can also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Commission by the Trust under the Exchange Act (File No. 0-10503), are incorporated in and made a part of this Proxy Statement/Prospectus by reference:

         (i) the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 22, 1996; and

         (ii) the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 14, 1996.

         (iii) the Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed with the Commission on August 12, 1996.

         THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL MORTGAGE AND EQUITY TRUST, 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE RECEIVED BY _______________, 1996.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement/Prospectus, or in any other subsequently filed document which is also, or is deemed to be, incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

         CEI Nevada has filed a registration statement on Form S-4, No. 333-__________ (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, with respect to the shares of Nevada Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus constitutes the prospectus of CEI Nevada filed as part of the Registration Statement. All information herein with respect to the Trust and CEI Nevada has been furnished by the Trust.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR CEI NEVADA. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR CEI NEVADA SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            SOLICITATION OF PROXIES

         THIS PROXY STATEMENT/PROSPECTUS IS FURNISHED TO SHAREHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE TRUSTEES OF THE TRUST. The cost of soliciting proxies will be borne by the Trust. Trustees and officers of the Trust may, without additional compensation, solicit proxies by mail, in person or by telecommunication. In addition, the Trust has retained Beacon Hill Partners ("Beacon Hill") to assist in the solicitation of proxies. An agreement with Beacon Hill provides that Beacon Hill will distribute materials relating to the solicitation of proxies, contact Shareholders to confirm receipt of such materials and answer questions relating thereto. Beacon Hill is to be paid a base fee of [$2,000] plus out-of-pocket expenses and is to be indemnified against all liability incurred as a result of any material omission or misstatement in any of the materials so distributed.

                                   By Order of the Board of Trustees



                                   By:
                                      ---------------------------------
                                       Randall M. Paulson, President


         THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCORPORATION PROCEDURE AND RATIFICATION OF CERTAIN COMPONENTS THEREOF BY VOTING FOR THE INCORPORATION PROPOSAL ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF TRUSTEES URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus constitutes neither an offer to sell, nor a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, nor the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction.


                  ----------------


                 TABLE OF CONTENTS




                                                Page
                                                ----
Summary   . . . . . . . . . . . . . . . . . . .  6
Certain Risk Factors  . . . . . . . . . . . . . 19
General Shareholder
  Information   . . . . . . . . . . . . . . . . 23
Proposed Incorporation Procedure  . . . . . . . 25
Market Prices of the Shares; Dividends  . . . . 55
Business and Properties of CEI Nevada . . . . . 57
Business and Properties of the Trust  . . . . . 58
Selected Historical Consolidated
  Financial Information   . . . . . . . . . . . 73
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations  . . . . . . . . . . . . . . . . . 75
Legal Matters . . . . . . . . . . . . . . . . . 82
Experts . . . . . . . . . . . . . . . . . . . . 82
Available Information . . . . . . . . . . . . . 82
Incorporation of Certain Documents by
  Reference   . . . . . . . . . . . . . . . . . 82
Solicitation of Proxies . . . . . . . . . . . . 84


   CONTINENTAL MORTGAGE AND EQUITY
                TRUST


         -------------------
           PROXY STATEMENT
         -------------------





         CONTINENTAL EQUITY
           INVESTORS, INC.


         -------------------
             PROSPECTUS
         -------------------



          4,185,240 Shares

           of Common Stock

    (par value $0.01 per share)



        ___________ ___, 1996




-------------

During the 25-day period following the effective time of the Merger, all dealers effecting transactions in the shares of Common Stock of CEI Nevada, whether or not participating in this distribution, may be required to deliver a copy of this Proxy Statement/Prospectus.

                                   APPENDIX A

                           GLOSSARY OF DEFINED TERMS

Term                              Page Reference            Definition
----                              --------------            ----------
Acquisition Date                           49               The date, if any, on which an Interested Stockholder becomes the beneficial owner of 20% or more of the Common Stock of
                                                            CEI Nevada

Advisory Agreement                          9               The advisory agreement between BCM and the Trust providing for BCM to be responsible for the day-to-day operations of the Trust in exchange for an advisory fee

Affiliate                              34, 43               As to any Person any other Person who owns beneficially,
                                                            directly, or indirectly, 1% or more of the outstanding
                                                            capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer,
                                                            retired officer, director, employee, partner, or trustee
                                                            (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which
                                                            controls, is controlled by, or is under common control with, such Person.

Agreement and Plan
    of Merger                              25               The proposed agreement and plan of merger of the California
                                                            Corporation and CEI Nevada, a form of which is attached as
                                                            Appendix B

ART                                        31               American Realty Trust, Inc., an affiliate of BCM

Articles of Incorporation
  Amendment Provision                      53               Article SEVENTEENTH of the Articles of Incorporation of CEI
                                                            Nevada, whereby the affirmative vote of at least 75% of all of the Voting Stock is required to alter, amend or repeal the
                                                            Bylaw Amendment Provision, Consent Provision, Stockholder
                                                            Meeting Provision, Business Combination Provision,

Term                              Page Reference            Definition
----                              --------------            ----------
                                                            Director Removal Provision, Evaluation Provision and Articles
                                                            of Incorporation Amendment Provision, unless a majority of
                                                            CEI Nevada's Board of Directors approves such alteration,
                                                            amendment or repeal

BCM                                         6               Basic Capital Management, Inc., the advisor to the Trust

Beacon Hill                                84               Beacon Hill Partners, retained by the Trust to assist in the solicitation of proxies

Beneficial Owner                           50               The Person who, individually or through certain related
                                                            parties, owns or has the right to acquire, hold, vote or
                                                            dispose of Voting Stock of CEI Nevada

Brokerage Agreement                         9               The non-exclusive brokerage agreement between the Trust and
                                                            Carmel Realty providing for Carmel Realty to provide
                                                            brokerage services in exchange for commissions

Business Combination                       50               The following transactions with, or proposed by or on behalf of, any Interested Stockholder or certain related parties:
                                                            (i) a merger or consolidation of CEI Nevada or any subsidiary with an Interested Stockholder or certain related parties,
                                                            (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by CEI Nevada or a subsidiary of any assets or securities to an Interested Stockholder or certain related parties, or any other arrangement with or for the benefit of an Interested Stockholder or any such related party
                                                            (including investments, loans, advances, guarantees,
                                                            extensions of credit, security interests and joint venture participation) that (except in certain circumstances),
                                                            together with all other such arrangements (including all
                                                            contemplated future events), involve assets or securities
                                                            having a value (or involving aggregate commitments) of $5
                                                            million or more or constitute more than 5% of the book value of the total assets (in the case of

Term                     Page Reference               Definition
----                     --------------               ----------
                                             transactions involving assets or
                                             commitments other than capital
                                             stock) or 5% of the stockholders
                                             equity (in the case of
                                             transactions in capital stock) of
                                             the entity in question, as
                                             reflected in the most recent
                                             fiscal year-end consolidated
                                             balance sheet of such entity
                                             existing at the time the
                                             stockholders of CEI Nevada would
                                             be required to approve or
                                             authorize such transaction, (iii)
                                             the adoption of any plan or
                                             proposal for the liquidation or
                                             dissolution of CEI Nevada, (iv)
                                             any reclassification of
                                             securities, recapitalization,
                                             merger with a subsidiary or other
                                             transaction which has the effect,
                                             directly or indirectly, of
                                             increasing an Interested
                                             Stockholder's proportionate share
                                             of the outstanding capital stock
                                             of CEI Nevada or a subsidiary or
                                             (v) any agreement or arrangement
                                             providing for any one or more of
                                             the actions specified in the
                                             foregoing clauses (i) through (iv)

Bylaw Amendment Provision       52           Article SEVENTEENTH of the Articles
                                             of Incorporation of CEI Nevada,
                                             whereby CEI Nevada's Board of
                                             Directors is authorized to make,
                                             adopt, alter, amend, change or
                                             repeal CEI Nevada's Bylaws

California Corporation       8, 25           Continental Equity Corporation, the
                                             California corporation that will be
                                             the successor entity to the Trust

Carmel Realty                9, 66           Carmel Realty, Inc., a corporation
                                             that provides brokerage services to
                                             the Trust pursuant to the Brokerage
                                             Agreement and that is owned 100% by
                                             SWI

Carmel, Ltd.                    66           Carmel Realty Services, Ltd., an
                                             affiliate of BCM that provides
                                             property management services to the
                                             Trust

CCEC                            34           Consolidated Capital Equities
                                             Corporation, the original sponsor
                                             of the Trust and one of the Trust's
                                             former advisors

Term                        Page Reference                Definition
----                        --------------                ----------


CEI Nevada                     Cover, 6      Continental Equity Investors, Inc.,
                                             a wholly-owned Nevada subsidiary of
                                             Continental Equity Corporation

CMETs                          14, 55        The NASDAQ trading symbol for
                                             Continental Mortgage and Equity
                                             Trust

CMOs                               11        Collateralized mortgage obligations

Code                               12        Internal Revenue Code of 1986, as
                                             amended

Commission                         82        Securities and Exchange Commission

Counsel                            13        Andrews & Kurth L.L.P., securities
                                             and tax counsel to the Trust

Declaration of Trust            8, 58        Second Amended and Restated
                                             Declaration of Trust dated as of
                                             May 27, 1987, as amended

Director Removal Provision         34        Article ELEVENTH of the Articles of
                                             Incorporation of CEI Nevada,
                                             whereby each Director of the Board
                                             may be removed only by the
                                             affirmative vote of the holders of
                                             not less than two-thirds of the
                                             outstanding stock of  CEI Nevada
                                             then entitled to vote for the
                                             election of such director

Eldercare                          71        Eldercare Housing Foundation, a
                                             nonprofit corporation engaged in
                                             the operation of a nursing home

Evaluation Provision               51        Article TWELFTH of the Articles of
                                             Incorporation of CEI Nevada,
                                             whereby the Board of Directors is
                                             permitted to take into account all
                                             factors it deems relevant in
                                             evaluating, among other things,
                                             tender offers, proposals of
                                             business sales or combinations and
                                             proposals for corporate liquidation
                                             or reorganizations involving CEI
                                             Nevada, including the potential
                                             impact of any such transaction on
                                             CEI Nevada's creditors, partners,
                                             joint venturers, other constituents
                                             or CEI Nevada and the communities
                                             in which its offices, other
                                             establishments or investments

Term                       Page Reference            Definition
----                       --------------            ----------
                                             are located and on CEI Nevada's
                                             continuing status as a qualified
                                             REIT under the Code

Exchange Act                   41, 82        Securities and Exchange Act of
                                             1934, as amended

Incorporation Procedure            23        The procedure by which the Trust
                                             will be converted from a California
                                             business trust into a Nevada
                                             corporation

Indcon                             62        Indcon, L.P., formerly known as
                                             Adams Properties Associates of
                                             which ISA owns a 100% interest

Independent Director               41        A director of CEI Nevada who is
                                             neither an officer or employee of
                                             CEI Nevada nor a director, officer
                                             or employee of CEI Nevada's advisor

ISA                                62        Income Special Associates, a joint
                                             venture partnership in which the
                                             Trust has a 60% partnership
                                             interest

Interested Stockholder             49        Any person who (i) is, or who has
                                             announced or publicly disclosed a
                                             plan or intention to become, the
                                             Beneficial Owner of 20% or more of
                                             the Voting Stock or (ii) is an
                                             affiliate or associate of CEI
                                             Nevada and at any time within the
                                             two year period immediately prior
                                             to the date in question was the
                                             Beneficial Owner of 20% or more of
                                             the Voting Stock

IORI                               66        Income Opportunity Realty
                                             Investors, Inc., a Nevada
                                             corporation

Merger                          8, 25        The merger of the Trust with and
                                             into CEI Nevada

NASDAQ                              9        NASDAQ Stock Market

Nevada Common Stock                 9        CEI Nevada common stock, par value
                                             $.01 per share

NIRT                               62        National Income Realty Trust

NOLP                               71        National Operating, L.P.

Term                          Page Reference            Definition
----                          --------------            ----------
Nomination Provision               48        Section 3.6 of the
                                             Bylaws of CEI Nevada, which
                                             provides that any stockholder
                                             entitled to vote in the election
                                             of directors of CEI Nevada's Board
                                             of Directors generally may
                                             nominate one or more persons for
                                             election as directors at a meeting
                                             only if such stockholder gives not
                                             fewer than 35 nor more than 60
                                             days' prior written notice of
                                             intent to make such nomination or
                                             nominations to the Secretary of
                                             CEI Nevada (or, if fewer than 45
                                             days' notice or prior public
                                             disclosure of the meeting date is
                                             given or made to stockholders, not
                                             later than 10 days following such
                                             notice or disclosure)

Non-Stockholder Constituencies     51        CEI Nevada's creditors, partners,
                                             joint venturers, other
                                             constituents or CEI Nevada and the
                                             communities in which its offices,
                                             other establishments or
                                             investments are located

NRLP                               71        National Realty, L.P.

NRS                                28        The Nevada Revised Statutes, as
                                             amended

Olive Litigation               22, 69        A class and derivative action
                                             entitled Olive et al. v. National
                                             Income Realty Trust et al. which
                                             has been settled pursuant to the
                                             Olive Modification

Olive Modification             21, 69        Modification of Stipulation of
                                             Settlement dated April 28, 1994
                                             with regard to the Olive
                                             Litigation

One-for-One Exchange               25        Exchange of shares of the
                                             California Corporation with the
                                             common stock of CEI Nevada
                                             pursuant to the Incorporation
                                             Procedure

Persons                            34        Individuals, corporations, limited
                                             partnerships, general
                                             partnerships, joint stock
                                             companies or associations, joint
                                             ventures, associations, companies,
                                             trusts, banks, trust companies,
                                             land trusts, business trusts, or

Term                       Page Reference            Definition
----                       --------------            ----------
                                             other entities and governments and
                                             agencies and political
                                             subdivisions thereof

Record Date                        24        __________, 1996

Registration Statement             83        The registration statement filed
                                             by CEI Nevada on  Form S-4, No.
                                             333-__________, pursuant to the
                                             Securities Act of 1933, as
                                             amended, with respect to the
                                             shares of Nevada Common Stock to
                                             be issued in connection with the
                                             Merger

REIT                               26        Real estate investment trust as
                                             defined in the Code

REMICs                             11        Real estate mortgage investment
                                             conduits

SAC 9                              62        Sacramento Nine, a joint venture
                                             partnership

SAMI                               66        Syntek Asset Management, Inc., the
                                             managing general partner of SAMLP

SAMLP                              66        Syntek Asset Management, L.P.

SFAS                               81        Statement of Financial Accounting
                                             Standards

Shares                          7, 24        Issued and outstanding shares of
                                             beneficial interest of the Trust

Stockholder Proposal Provision     48        Section 2.5 of the Bylaws of CEI
                                             Nevada, which provides that in
                                             addition to any other applicable
                                             requirements, for business not
                                             specified in the notice of meeting
                                             or brought by or at the direction
                                             of the Board of Directors of CEI
                                             Nevada to be properly introduced
                                             by a stockholder, the stockholder
                                             must give not fewer than 35 nor
                                             more than 60 days' prior notice to
                                             the Secretary of CEI Nevada (or if
                                             fewer than 45 days' notice or
                                             prior public disclosure of the
                                             meeting date is given or made to
                                             stockholders, not later than 10
                                             days following such event)

Term                         Page Reference            Definition
----                         --------------            ----------
SWI                           66, 71         Syntek West, Inc., a corporation
                                             that owns 100% of Carmel Realty
                                             and that is owned 100% by Gene E.
                                             Phillips

TCI                               65         Transcontinental Realty Investors,
                                             Inc., a Nevada corporation

Trust                          Cover         Continental Mortgage and Equity
                                             Trust, a California business trust

Trustees' Regulations             13         Restated Trustees' Regulations of
                                             Continental Mortgage and Equity
                                             Trust dated as of April 21, 1989

Voting Stock                      49         The issued and outstanding common
                                             stock of CEI Nevada

                                   APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                         CONTINENTAL EQUITY CORPORATION
                           (A CALIFORNIA CORPORATION)

                                      AND

                       CONTINENTAL EQUITY INVESTORS, INC.
                             (A NEVADA CORPORATION)

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of ____________, 1996, is by and between Continental Equity Corporation, a California corporation ("Continental California"), and Continental Equity Investors, Inc., a Nevada corporation ("Continental Nevada").

         WHEREAS, Continental California is a California corporation with its resident agent therein located at CT Corporation System, 818 West Seventh Street, Los Angeles, California 90017; and

         WHEREAS, the shares of stock that Continental California has authority to issue are 11,000,000 shares of which 10,000,000 shares, par value $0.01 per share, are designated Common Stock (the "Continental California Common Stock") and 1,000,000 shares, par value $0.01 per share, are designated Preferred Stock; and

         WHEREAS, Continental Nevada is a Nevada corporation with its registered office therein located at CT Corporation System, One East First Street, County of Washoe, Reno, Nevada 89501; and

         WHEREAS, the total number of shares of stock which Continental Nevada has authority to issue is 11,000,000 shares, of which 10,000,000 shares, par value $0.01 per share, are designated Common Stock ("Continental Nevada Common Stock"), and 1,000,000 shares, par value $0.01 per share, are designated Preferred Stock; and

         WHEREAS, the Nevada Revised Statutes (the "Nevada Law") permit the merger of one or more foreign corporations with one or more domestic corporations into a single corporation; and

         WHEREAS, Continental California and Continental Nevada and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Continental California with and into Continental Nevada pursuant to the provisions of the Nevada Law upon the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Merger. Upon the terms and subject to the conditions hereof, the Merger (as defined below) shall be consummated in accordance with the Nevada Law and the General Corporation Law of California (the "California Law") on ____________, 1996 or as soon thereafter as is reasonably practicable. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Nevada Law and the California Law, Continental California shall be merged with and into Continental Nevada (the "Merger"), the separate corporate existence of Continental California shall cease, and Continental Nevada shall continue as the surviving corporation.

         2.      Effective Time.  On ________________, 1996 or as soon
thereafter as is reasonably practicable, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Nevada and the documents required by Section 1108 of the California Law with the Secretary of State of the State of California, in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Law and the California Law. The Merger shall become effective upon the filing of such articles of merger with the Secretary of State of the State of Nevada (the "Effective Time").

         3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 78.459 of the Nevada Law.

         4. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Continental Nevada, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of Continental Nevada as the surviving corporation until thereafter further amended as provided by law.

         5. Bylaws. The Bylaws of Continental Nevada, as in effect immediately prior to the Effective Time, shall remain the Bylaws of Continental Nevada as the surviving corporation until thereafter amended as provided by law.

         6. Directors. The directors of Continental Nevada immediately prior to the Effective Time shall remain the directors of Continental Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of Continental Nevada, or as otherwise provided by law.

         7. Officers. The officers of Continental Nevada immediately prior to the Effective Time shall remain the officers of Continental Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of Continental Nevada, or as otherwise provided by law.

         8. Additional Actions. If, at any time after the Effective Time, Continental Nevada shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Continental Nevada its right, title or interest in, to or under any of the rights, properties or assets of Continental California acquired or to be acquired by Continental Nevada as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of Continental Nevada shall be authorized to execute and deliver, in the name and on behalf of Continental California, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Continental California, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Continental Nevada or otherwise to carry out this Agreement.

         9. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Continental Nevada, Continental California or the holder of any of the following securities, the following shall occur:

                 (a) each of the shares of Continental California Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Continental California Common Stock to be canceled pursuant to
                          Section 9(b) hereof, shall be converted into one validly issued, fully paid and nonassessable share of Continental Nevada Common Stock, upon surrender of the certificate representing such share;

                 (b) each share of Continental California Common Stock held in the treasury of Continental California immediately prior to the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto;

                 (c) each share of Continental Nevada Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled; and

                 (d) from and after the Effective Time, holders of certificates formerly evidencing shares of Continental California Common Stock shall have rights as stockholders of Continental Nevada (and not Continental California) in accordance with applicable law.

         10.     Surrender of Shares; Stock Transfer Books.

                 (a) Each holder of a certificate or certificates formerly representing any shares of Continental California Common Stock converted in the Merger pursuant to
                          Section 9(a) shall surrender such certificate or certificates to Continental Nevada as promptly as practicable. Upon surrender by such holder to Continental Nevada of a certificate, together with such other instruments and acknowledgments as Continental Nevada may require, the holder of such certificate shall be entitled to receive in exchange therefor an equal number of shares of Continental Nevada Common Stock represented by such certificate, and such former certificate shall forthwith be canceled.

                 (b) At the Effective Time, the stock transfer books of Continental California shall be closed and there shall be no further registration of transfers of shares of Continental California Common Stock thereafter on the records of Continental California. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Continental California Common Stock.

         11.     Certain Changes.

                 (a) The Boards of Directors of Continental Nevada and Continental California may amend this Agreement at any time prior to the filing of the articles of merger with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of the Merger by the stockholders of Continental Nevada and Continental California shall not (1) alter or change the amount of consideration to be received in exchange for or on conversion of the shares of any class or series thereof of Continental California, (2) further alter or change any term of the Articles of Incorporation of Continental Nevada, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the shares of any class or series of Continental Nevada or Continental California.

                 (b) This Agreement may be terminated and the Merger abandoned at any time prior to the filing of the articles of merger with the Secretary of State of the State of Nevada, notwithstanding approval hereof by the stockholders of Continental Nevada or Continental California or by the Board of Directors of Continental Nevada or Continental California.

         12. Tax Effect. The parties hereby agree to treat the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(f) of the Internal Revenue Code, with no gain or loss recognized by Continental Nevada or its stockholders or by Continental California or its shareholders.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         14.     Counterparts.  This Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their respective officers as of the ______ day of _______________, 1996.


                                        CONTINENTAL EQUITY CORPORATION



                                        By:
                                           -------------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------


                                        ATTEST:


                                        ----------------------------------------
                                        Its Secretary

                                        CONTINENTAL EQUITY INVESTORS, INC.



                                        By:
                                           -------------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------


                                        ATTEST:


                                        ----------------------------------------
                                        Its Secretary

         The undersigned, being the Secretary of Continental Equity Corporation, does hereby certify that (a) the holders of 100% of the outstanding stock of said corporation were entitled to vote on the foregoing Agreement and Plan of Merger, (b) the principal terms of the agreement in the form attached were approved by _______% of the outstanding shares and (c) such vote exceeded the majority vote required to approve the foregoing Agreement and Plan of Merger.




                                        ----------------------------------------
                                        Robert A. Waldman, Secretary
                                        Continental Equity Corporation


         The undersigned, being the Secretary of Continental Equity Investors, Inc., does hereby certify that the holder of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and such sole stockholder consented in writing, pursuant to the provisions of Section
78.320 of the Nevada Revised Statutes, to the adoption of the foregoing Agreement and Plan of Merger.




                                        ----------------------------------------
                                        Robert A. Waldman, Secretary
                                        Continental Equity Investors, Inc.

                                   APPENDIX C

                           ARTICLES OF INCORPORATION

                                       OF

                       CONTINENTAL EQUITY INVESTORS, INC.


         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the "NRS"), do hereby certify as follows:

         FIRST: The name of the Corporation is Continental Equity Investors, Inc. (hereinafter the "Corporation").

         SECOND: The address of the principal office of the Corporation in the State of Nevada is c/o CT Corporation System, One East First Street, County of Washoe, Reno, Nevada 89501. The name of the registered agent of the Corporation at such address is CT Corporation System.

         THIRD:  The Corporation may engage in any lawful activity.

         FOURTH:  A.   The total number of shares of all classes which the
Corporation shall have authority to issue is 11,000,000 shares, of which 10,000,000 shares, par value $0.01 per share, shall be of a class designated "Common Stock" and 1,000,000 shares, par value $0.01 per share, shall be of a class designated "Preferred Stock".

         B.  1.   The Board of Directors of the Corporation (the "Board of
Directors") is authorized, subject to applicable law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the NRS, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                 (a) the distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                 (b) the dividend rate or rates on the shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                 (c) the voting powers, full or limited, if any, of shares of such series, and under what conditions, if any, the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a class for the election of one or more directors of the Corporation in case of dividend arrearages or other specified events or upon other matters;

                 (d) whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including, but not limited to, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

                 (e) the rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates;

                 (f) whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series, including, but not limited to, the price or prices at which the shares may be purchased or redeemed, or to other corporate purposes and the terms and provisions relative to the operation thereof;

                 (g) whether the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

                 (h) whether the issuance of additional shares of Preferred Stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series;

                 (i) the right of the shares of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation; and

                 (j) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with applicable law or the provisions of these Articles of Incorporation, as amended from time to time.

         2. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

         3. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

         4. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to such resolution or resolutions, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         5. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

         C. Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation.

         D. The capital stock of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not be amended in this particular.

         FIFTH:  The name and address of the incorporator are as follows:

                           Name                          Address
                           ----                          -------

                    Muriel C. McFarling           4400 Thanksgiving Tower
                                                  Dallas, TX  75201

         SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not fewer than three (3) nor more than twelve (12) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Initially, the number of directors of the Corporation shall be four (4), and their names shall be as follows:

                        Ted P. Stokely
                        Martin L. White
                        Edward G. Zampa
                        Edward L. Tixier

Each of the above directors can be reached c/o the Corporation at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. Such directors are hereby elected for a term to expire at the first annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning with the first, successors to directors shall be elected. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Except as provided by applicable law, any vacancy in the Board of Directors shall be filled by a majority of the directors then in office or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of not less than seventy five percent (75%) of the outstanding stock of the Corporation entitled to vote thereon; provided, however, that the power of the stockholders to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation is further subject to the provisions of Article TENTH of these Articles of Incorporation. In addition to the powers and authority expressly conferred upon them herein or by statute, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to applicable provisions of the statutes of Nevada, these Articles of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         EIGHTH: Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without such a meeting except any action taken upon the signing of a consent in writing by all stockholders of the Corporation entitled to vote thereon setting forth the action to be taken. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board or the President of the Corporation and not by any other person or persons.

         NINTH:  A.   A director of the Corporation shall not be personally
liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this part A of Article NINTH shall not eliminate or limit a director's liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300. If the NRS is amended after the date these Articles of Incorporation became effective under the NRS to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

         Any repeal or modification of this part A of Article NINTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         The provisions of this part A of Article NINTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this part A of Article NINTH.

         B. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) and shall advance expenses, to the fullest extent authorized or permitted by law (as now or hereinafter in effect), to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or by reason of the fact that such person, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this part B of Article NINTH shall apply to or have any affect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS. The Board of Directors, without the approval of the stockholders of the Corporation, may also create a trust fund, grant a security interest or use other means (including, but not limited to, letters of credit, surety bonds or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         TENTH:  A.   The Corporation expressly elects not to be governed by
the Nevada "Combinations with Interested Stockholders" statutes contained in NRS 78.411 to 78.444 and the Nevada "Acquisition of Controlling Interest" statutes contained in NRS 78.378-78.3793.

         B. In addition to any affirmative vote required by law, these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in part C of this Article TENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as such terms are hereinafter defined) of any Interested Stockholder or any Person (as hereinafter defined) who thereafter would be an Affiliate or Associate of any Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the shares of Voting Stock (as hereinafter defined) then outstanding, voting together as a single class, excluding Voting Stock Beneficially Owned (as hereinafter defined) by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by applicable law or in any agreement with any national securities exchange or otherwise.

         C. The provisions of part B of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by applicable law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if such Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the Board of Directors or, in the case of such a Business Combination involving any Person (as hereinafter defined) that is an Affiliate (as hereinafter defined) of the Corporation, by a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of the Corporation nor directors, officers or employees of any Advisor (as defined in Article THIRTEENTH), prior to the Acquisition Date (as hereinafter defined) with respect to any Person involved in such Business Combination.

         D. The following definitions shall apply with respect to this Article TENTH and, when noted therein, to Articles TWELFTH, FOURTEENTH and
SEVENTEENTH:

                 1. The terms "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 12b- 2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date these Articles of Incorporation became effective under the NRS (the term "registrant" in such Rule meaning in this case the Corporation).

                 2. The term "Acquisition Date", with respect to any Person, shall mean the date on which such Person becomes the Beneficial Owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all the shares of Voting Stock then outstanding.

                 3. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own", shares of Capital Stock:

                          (a) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the sole or shared right to vote or dispose of or has beneficial ownership of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act or pursuant to any successor provision), including, but not limited to, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this clause (a) as a result of an agreement, arrangement or understanding to vote such security that both (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations under the Exchange Act and (ii) is not reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report or schedule) without giving effect to any applicable waiting period; or

                          (b) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (a) above) or disposing of any shares of Capital Stock; provided, however, that (i) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the Beneficial Owner of or to Beneficially Own any shares of Capital Stock that are Beneficially Owned by any other such director or officer; and (ii) no Person shall be deemed the Beneficial Owner of or to Beneficially Own any shares of Voting Stock held in any voting trust, any employee stock ownership plan or any similar plan or trust if such Person does not possess the right to vote, to direct the voting of or to be consulted with respect to the voting of such shares.

                 4.       The term "Business Combination" shall mean:

                          (a)     any merger or consolidation of the
                 Corporation or any Subsidiary (as hereinafter defined) with
                 (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder;

                          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving the Corporation or any Subsidiary and any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder that (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate fair market value or involves aggregate commitments of $5,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than shares of Capital Stock) or five percent (5%) of the stockholders' equity (in the case of transactions in shares of Capital Stock) of the entity in question (a "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities or commitments constituting any Substantial Part;

                          (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

                          (d) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is Beneficially Owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                          (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d).

                 5. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of these Articles of Incorporation, and, with respect to any particular Business Combination, the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally or which by its terms may be voted on such Business Combination.

                 6. The term "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than Continental Mortgage and Equity Trust, a California business trust, or any successor thereof, which remains the record owner of all the outstanding shares of Common Stock) who (a) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all shares of Common Stock then outstanding.

                 7. The term "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any group comprised of any Person and any other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of Capital Stock.

                 8. The term "Subsidiary" means any entity of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in sub-part 6 of this part D, the term Subsidiary shall mean only a company of which a majority of each class of equity securities is Beneficially Owned by the Corporation.


         E.  1.   A majority of the Board of Directors shall have the power to determine all questions arising under this Article TENTH, including, without limitation, (a) whether a Person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities Beneficially Owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) whether a Business Combination is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate fair market value of $5,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets or five percent (5%) of the stockholders' equity of the entity in question, (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, (g) the date on which an Interested Stockholder became an Interested Stockholder, (h) the occurrence and time of any Acquisition Date and (i) any other matter relating to the applicability or effect of this Article TENTH. Any such determination shall be binding and conclusive on all parties.

         2. The Board of Directors shall have the right to demand that any Person who it believes is or may be an Interested Stockholder (or who holds of record shares of Capital Stock that are Beneficially Owned by any Person that the Board of Directors believes is or may be an Interested Stockholder) supply the Corporation with complete information as to (a) the record holders of all shares of Capital Stock that are Beneficially Owned by such Person, (b) the number of shares of each class or series of Capital Stock that are Beneficially Owned by such Person and held of record by each such record holder and the numbers of the stock certificates evidencing such shares and (c) any other matter relating to the applicability or effect of this Article TENTH as the Board of Directors may reasonably request. Each such Person shall furnish such information within ten (10) days after the receipt of such demand.

         F. Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law or to be in derogation of any action, past or future, which has been or may be taken by the Board of Directors or the stockholders with respect to the subject matter contained herein.

         G. For the purposes of this Article TENTH, a Business Combination is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a Person who thereafter would become such if such Interested Stockholder, Affiliate, Associate or Person votes for or consents to the adoption of any such Business Combination, unless as to such Interested Stockholder, Affiliate, Associate or Person a majority of the Board of Directors makes a determination that such Business Combination is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or Person.

         ELEVENTH: Any director of the Corporation may be removed from office at any time by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         TWELFTH: The Board of Directors, when evaluating any (a) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation or (b) proposal or offer by another party to (i) merge or consolidate the Corporation or any Subsidiary (as defined in part C of Article TENTH) with another corporation, (ii) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any Subsidiary, or sell or otherwise dispose of to the Corporation or any Subsidiary all or a substantial portion of the properties or assets of such other party or (iii) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors which the Board of Directors deems relevant, including, without limitation, to the extent so deemed relevant, the continuing status of the Corporation as a "real estate investment trust", as defined in
Section 856 of the Internal Revenue Code of 1986, as amended, the potential impact on creditors, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation's offices, other establishments or investments are located.

         THIRTEENTH: Subject to Article FOURTEENTH and applicable law, the Board of Directors may authorize the Corporation to enter into and perform one or more agreements with any person whereby, subject to the supervision and control of the Board of Directors, any such person shall render or make available to the Corporation managerial, investment, advisory or related services, office space and other services and facilities, including, if deemed advisable by the Board of Directors, the management or supervision of the investments or the day-to-day operations of the Corporation (any such person being referred to herein as an "Advisor"), upon such terms and conditions as may be provided in such agreement or agreements, including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation.

         FOURTEENTH: The Corporation shall not, directly or indirectly, contract or engage in any transaction with (a) any director, officer or employee of the Corporation, (b) any director, officer or employee of any Advisor, (c) any Advisor or (d) any Affiliate or Associate (as such terms are defined in part D of Article TENTH) of the Corporation or of any person identified in the foregoing clauses (a) through (c) unless the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof, as the case may be, and the Board of Directors or committee thereof, as the case may be, determines that such contract or transaction is fair as to the Corporation and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors (as hereinafter defined) entitled to vote thereon. For purposes of this Article FOURTEENTH, a director of the Corporation shall be deemed "independent" if such director is neither an officer or employee of the Corporation nor a director, officer or employee of any Advisor.

         FIFTEENTH: Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         SIXTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of NRS 78.635 or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of NRS 78.600 order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTEENTH:  A.   Notwithstanding any other provision of these
Articles of Incorporation or the Bylaws of the Corporation, any agreement with any national securities exchange or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock (as defined in part D of Article TENTH) required by any other provision of these Articles of Incorporation, any agreement with any national securities exchange or any provision of law, the affirmative vote of the holders of record of shares of Voting Stock representing at least seventy five percent (75%) of the votes cast by such holders voting thereon shall be required to alter, amend or repeal Article SIXTH, Article SEVENTH, Article EIGHTH, Article TENTH, Article ELEVENTH, Article TWELFTH or this Article SEVENTEENTH or to adopt any provision inconsistent therewith; provided, however, that this part A shall not apply to, and such seventy five percent (75%) vote shall not be required for, any alteration, amendment, repeal or adoption recommended by more than fifty percent (50%) of the entire Board of Directors.

         B. Except as provided in part D of Article FOURTH the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereof, in the manner now or hereafter prescribed by the laws of the State of Nevada and these Articles of Incorporation, and all rights and powers conferred herein on stockholders, directors and officers are subject to such reservation.

         If any provision of these Articles of Incorporation is determined to be invalid, void, illegal or unenforceable, the remaining provisions of these Articles of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, I have executed these Articles of Incorporation this _____ day of ___________, 1996.


                                        ----------------------------------------
                                            Muriel C. McFarling, Incorporator

STATE OF TEXAS            )
                          ) ss.
COUNTY OF DALLAS          )

         On this _______ day of ___________, 1996, personally appeared before me, a Notary Public in and for said County and State, MURIEL C. McFARLING, known to me personally, having been first duly sworn, who deposes and says that she is the incorporator named in the foregoing Articles of Incorporation, and that she executed the same, and that the statements contained therein are true as she verily believes, that she executed the instrument freely and voluntarily for the uses and purposes therein mentioned.

         WITNESS my hand and official seal.


                                        ----------------------------------
                                        NOTARY PUBLIC

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                               OF RESIDENT AGENT

         In the matter of CONTINENTAL EQUITY INVESTORS, INC., I hereby certify that on the ___ day of __________, 1996, I accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Section 78.090, Nevada Revised Statutes 1957.
         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 1996.

                                        THE CORPORATION TRUST COMPANY
                                        OF NEVADA


                                        By:
                                           -------------------------------------

                                   APPENDIX D


                                   BYLAWS OF
                       CONTINENTAL EQUITY INVESTORS, INC.


                               ARTICLE ARTICLE I


                                    OFFICES

         SECTION 1.1 Registered Office in Nevada. The registered office of Continental Equity Investors, Inc. (the "Corporation") in the State of Nevada shall be in the City of Carson City, or such other place as the Board of Directors may from time to time authorize by resolution.

         SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation is located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. The Board of Directors of the Corporation (the "Board of Directors") is hereby granted full power and authority to change the location of the principal office.

         SECTION 1.3 Other Offices. The Corporation may also have offices at such other places inside or outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.


                               ARTICLE ARTICLE II


                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Annual Meetings. Annual meetings of stockholders shall be held within the first eight months of each calendar year, or as soon as practicable thereafter, commencing with the calendar year 1997.

         SECTION 2.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called by resolution of the Board of Directors, the Chairman of the Board or the President.

         SECTION 2.3 Time and Place of Meetings. Each meeting of stockholders shall be held at such place within the United States, and at such hour on such date, as shall be designated by the Board of Directors and stated in the notice of meeting delivered pursuant to Section 2.4.

         SECTION 2.4 Notice of Meetings. Except as otherwise provided by law, written or printed notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting or, in the event that the stockholders are to vote upon any proposal to merge or consolidate the Corporation or to sell, lease or exchange all or substantially all of its property and assets, not less than 20 nor more than 60 days before the date of such meeting. Such notice shall be delivered either personally or by mail or at the direction of the Chairman of the Board, the President or the Secretary. Each notice of meeting shall state the place, date and hour of the meeting.

         SECTION 2.5 Nature of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before such meeting by or at the direction of the Board of Directors, the Chairman of the Board or the President, as applicable, or by any stockholder who complies with the procedures set forth in this Section 2.5.

         Except as otherwise provided by Section 3.6 of these Bylaws or by law, the only business which shall be conducted at any meeting of stockholders shall
(i) have been specified in the written notice of meeting (or any supplement thereto) given as provided in Section 2.4, (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or
(iii) have been specified in a written notice (a "Stockholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary at the principal office of the Corporation not less than 35 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each Stockholder Meeting Notice shall set forth (a) a description of each item of business proposed to be brought before the meeting, (b) the name and address of the stockholder proposing to bring such item of business before the meeting, (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice and (d) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the "Commission") if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. No business shall be brought before any meeting of stockholders otherwise than as provided in this Section 2.5 or in Section 3.6.

         When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

         SECTION 2.6 Quorum. Subject to the provisions of the Articles of Incorporation of the Corporation (the "Articles") and any applicable statute, the presence in person or by proxy of holders of a majority of the outstanding shares of the Corporation's voting stock shall constitute a quorum.

         SECTION 2.7 Voting. Subject to the provisions of the Articles and any applicable statute, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the Articles.

         Subject to the Articles and any applicable statute, each stockholder of record shall be entitled to one vote for each share registered in such stockholder's name as of the record date determined pursuant to Section 6.5 below or applicable law. A stockholder entitled to vote may do so either in person or by proxy executed in writing by such stockholder or by such stockholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

         SECTION 2.8 Organization and Order of Business. At each meeting of stockholders, the Chairman of the Board or, if the Chairman of the Board is absent or unable to act, the President or, in the absence or inability to act of both the Chairman of the Board and the President, the Treasurer shall act as chairman of the meeting. The Secretary or, if the secretary is absent or unable to act, any other person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 2.9 Inspectors of Election. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote at such meeting shall, appoint inspectors. The number of inspectors shall be either one or three. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         SECTION 2.10 Action Without Meeting. Except as otherwise provided by statute or the Articles, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and if any other stockholders entitled to notice of a meeting of stockholders but not to vote at such meeting have waived in writing any rights which they may have to dissent from such action, and such consent and waiver shall be delivered to the registered office of the Corporation in the State of Nevada, its principal office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every consent or waiver shall bear the date of signature of each stockholder who signs such consent or waiver.


                              ARTICLE ARTICLE III


                               BOARD OF DIRECTORS

         SECTION 3.1 Number, Election and Term of Directors. The Board of Directors shall consist of not fewer than 3 nor more than 12 directors. Subject to the foregoing limits, the Board of Directors may increase or decrease the number of directors from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; provided, however, that the tenure of office of an incumbent director shall not be affected by any such increase or decrease. Initially, the names of the directors shall be as specified in the Articles. A director shall hold office until the annual meeting of stockholders for the year in which such director's term expires and until such director's successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office in accordance with the Articles and these Bylaws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Notwithstanding the foregoing, whenever the holder of any one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election and term of office of such directorships shall be governed by the terms of the Articles.

         Directors need not be stockholders.

         SECTION 3.2 Powers. The business and affairs of the Corporation shall be managed in accordance with the Articles by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law, the Articles or these Bylaws conferred upon or reserved to the stockholders. As provided in the Articles, the Board of Directors may delegate certain duties, including the duty of management of the Corporation's day-to-day operations or investments, to one or more persons.

         SECTION 3.3 Vacancies. Except as provided by applicable law, any vacancy in the Board of Directors shall be filled by a majority of the directors then in office or by a sole remaining director.

         SECTION 3.4 Resignation of Directors. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of receipt thereof by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation, unless otherwise stated therein, shall not be necessary to make it effective.

         SECTION 3.5 Removal of Directors. Any director of the Corporation may be removed from office at any time by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         SECTION 3.6 Nomination of Directors. Except as otherwise fixed pursuant to Article FOURTH of the Articles relating to the rights of the holders of any one or more classes or series of Preferred Stock, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of stockholders, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholders, intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary at, the principal office of the Corporation not less than 35 days nor more than 60 days prior to the meeting; provided, however, that, in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders' notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,
(ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 3.7 Committees. The Board of Directors shall appoint from among its members an Audit Committee and may appoint other committees, each to be composed of three or more directors. None of the members of the Audit Committee shall be employees of the Corporation or any Advisor (as defined in Article THIRTEENTH of the Articles). Subject to any provisions of the Articles calling for action by the entire Board of Directors, the Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to determine the number of directors constituting the Board of Directors, to fill vacancies in the Board of Directors, to take any action pursuant to Articles TENTH and SEVENTEENTH of the Articles, to declare dividends or distributions on stock, to recommend to the stockholders any action which requires stockholder approval, to amend the Bylaws, to approve any merger or share exchange which does not require stockholder approval and to issue stock.

         Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

         One-third, but not less than two, of the members of any committee shall be present in person or by telephone at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

         The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

         The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

         SECTION 3.8 Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual meeting of stockholders. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver as provided in Section 4.1, except that no notice or waiver shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

         Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be designated by the Board of Directors.

         Special meetings of the Board of Directors may be called at any time by two or more directors, or in writing by a majority of the members of the Executive Committee, if one is constituted, or by the Chairman of the Board or the President. Special meetings may be held at such place or places inside or outside the State of Nevada as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

         Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each director either personally or by telephone, facsimile, telegram or telegraph, or by leaving the same at his residence or usual place of business at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, at least four days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the Corporation, with postage thereon prepaid.

         SECTION 3.9 Quorum and Voting. At any meeting of the Board, a majority of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the Articles or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at such meeting may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.10 Organization. At each meeting of the Board of Directors, the Chairman of the Board or, if the Chairman of the Board is absent or unable to act, the President or, in the absence or inability to act of both the Chairman of the board and the President, another director chosen by a majority of the directors present shall act as chairman of and preside at the meeting. The Secretary or, if the Secretary is absent or unable to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 3.11 Meeting by Telephone Conference. Members of the Board of Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a telephone conference or similar communications if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 3.12 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         SECTION 3.13 Compensation of Directors. Directors, as such, shall not receive any stated salary for their services. Directors deemed "independent" pursuant to the terms of Article FOURTEENTH of the Articles shall receive compensation of (i) $15,000 per year plus expenses for serving on the Board of Directors and (ii) up to $1,000 per day for any special services rendered by such director to the Corporation outside of ordinary duties as director, plus reimbursement for expenses. The Chairman of the Board shall receive additional compensation of $1,500 per year. By resolution, the Board of Directors may change or eliminate such compensation or eliminate reimbursement for expenses. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                               ARTICLE ARTICLE IV


                               WAIVERS OF NOTICE

         SECTION 4.1 Waivers of Notice. Notice of the time, place or purpose of any meeting of stockholders, directors or committees required to be given under law or under the provisions of the Articles or these Bylaws need not be given to a person who shall have signed a written waiver, whether before or after the relevant meeting, or who shall attend such meeting in person (or, in the case of a meeting of stockholders, in person or by proxy). All such waivers shall be filed with the records of the relevant meeting.


                               ARTICLE ARTICLE V


                                    OFFICERS

         SECTION 5.1 Officers. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may from time to time choose other officers or agents of the Corporation, including in its discretion a Chairman of the Board or one or more Assistant Secretaries or Assistant Treasurers. Two or more offices, except those of (i) President and Vice President, (ii) Secretary and Assistant Secretary and (iii) Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law, the Articles or these Bylaws to be executed, acknowledged or verified by two or more officers.

         Any officer or agent may be, but need not be, a director of the Corporation.

         SECTION 5.2 Compensation. The salaries of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

         SECTION 5.3 Term; Removal; Resignation. An officer of the Corporation shall hold office until the first meeting of the Board of Directors to occur after the next succeeding annual meeting of stockholders and until such officer's successor is chosen and qualifies, subject, however, to prior death, resignation, retirement or removal from office in accordance with these Bylaws. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no such time is specified, at the time of receipt thereof by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation, unless otherwise stated therein, shall not be necessary to make it effective. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 5.4 Chairman of the Board. The Chairman of the Board, if one shall be elected, shall have the power to preside at all meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.5 President. The President shall be the Chief Executive Officer of the Corporation. The President shall have general control of the business, finances and affairs of the Corporation, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have the general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation and to affix the Corporate Seal, to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix their compensation subject to the provisions of these Bylaws and subject to the approval of the Board of Directors, to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors and to suspend for cause, pending final action by the Board of Directors, any employee or agent who shall have been appointed by the Board of Directors. The President shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.6 Vice President. The Vice President, if one shall be elected, or, if there shall be more than one, the Vice Presidents in the order specified by the Board of Directors shall in the absence or disability of the President perform the duties and exercise the powers of the President, and shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.7 Secretary. The Secretary shall keep a minute book of all meetings of stockholders and of the Board of Directors. The Secretary shall keep in safe custody the Corporate Seal and, when authorized by the Board of Directors, affix the same to any instrument requiring it and shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.8 Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all transactions and of the financial condition of the Corporation.

         If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of that office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal of the Treasurer from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer and belonging to the Corporation. The Treasurer shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.9 Delegation of Duties. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any director.

         SECTION 5.10 Indemnification. Each officer, director or employee of the Corporation shall be indemnified by the Corporation to the full extent permitted under Chapter 78 of the Nevada Revised Statutes and other applicable law.


                               ARTICLE ARTICLE VI


                             CERTIFICATES OF STOCK

         SECTION 6.1 Certificates. Records shall be kept by or on behalf of the Corporation which shall contain the names and addresses of stockholders, the number and class of shares held by them respectively and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Each stockholder shall be entitled to a certificate or certificates which shall certify the number and class of shares owned by such stockholder in the corporation. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the Corporate Seal; provided, however, that such signatures may be either manual or facsimile signatures and the Corporate Seal may be either a facsimile or any other form of Corporate Seal. In case any officer who has signed any certificate ceases to hold the office in question before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to hold such office as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, each stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes of this Section 6.1. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish

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information about the restriction to the stockholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.

         SECTION 6.2 Lost Certificates. In case any certificate for shares of the Corporation shall be lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen, mutilated or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent (if any); provided, however, that in each such case the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, mutilation or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required. The Board of Directors may adopt such other provisions and restrictions with reference to lost, stolen, mutilated or destroyed certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

         SECTION 6.3 Transfer Agents and Registrars. The Board of Directors may in its discretion appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents or registrars of the Corporation's shares, and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents (if any) and registered by one of such registrars (if any).

         SECTION 6.4 Transfer of Stock. Subject to the restrictions contained in the Articles, upon surrender to the Corporation or its transfer agent of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 6.5 Fixing of Record Dates; Closing of Transfer Books. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be more than sixty (60) days, and in case of meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         SECTION 6.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its





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books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 6.7 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for the Corporation's shares.


                              ARTICLE ARTICLE VII


                               GENERAL PROVISIONS

         SECTION 7.1 Dividends. Dividends, if any, upon the capital stock of the Corporation, subject to the provisions of the Articles, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, property or the Corporation's shares, subject to the provisions of applicable law and of the Articles. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends or for repairing or maintain any property of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 7.2 Annual Report. The Chairman of the Board, the President, a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. Such balance sheet and financial statement may be, but are not required by these Bylaws to be, certified by independent certified public accountants. Such report shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation.

         SECTION 7.3 Checks. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or the Treasurer or by such officer or officers as the Board of Directors may from time to time designate.

         SECTION 7.4 Depositories and Custodians. The funds of the Corporation shall be deposited with such banks or other depositories as the Treasurer may from time to time designate. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors may from time to time designate.

         SECTION 7.5 Books of Account and Records. The Corporation shall maintain at its principal office correct and complete books and records of account of all the business and transactions of the Corporation. Upon request of any stockholder, there shall be made available in accordance with the provisions of Nevada law a record containing the number of shares of stock





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
issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

         SECTION 7.6 Information for Inspection. Any stockholder of the Corporation, or any agent thereof, may inspect and copy during usual business hours these Bylaws, minutes of the proceedings of meetings of stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

         SECTION 7.7 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         SECTION 7.8 Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada." The Corporate Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                              ARTICLE ARTICLE VIII


                                   AMENDMENTS

         SECTION 8.1 Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation.

         SECTION 8.2 Stockholders. The stockholders of the Corporation may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of not less than seventy five percent (75%) of the outstanding stock of the Corporation entitled to vote thereon; provided, however, that the power of the stockholders to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation is further subject to the provisions of the Articles of Incorporation.

                                   APPENDIX E

                          SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                     CONTINENTAL MORTGAGE AND EQUITY TRUST
                 (FORMERLY CONSOLIDATED CAPITAL SPECIAL TRUST)

         This Second Amended and Restated Declaration of Trust is made and entered into as of May 27, 1987 and will be recorded in Alameda County, California, as soon as reasonably possible after execution. The original Declaration of Trust was entered into on August 27, 1980 and was first amended and restated on November 4, 1980, and further amended on August 13, 1986. This Second Amended and Restated Declaration of Trust supersedes and overrides all prior Declarations of Trust of Consolidated Capital Special Trust (the "Trust") and incorporates changes approved by the Shareholders at the Trust's Annual Meeting of Shareholders held May 27, 1987.

         Fred H. Field, Albert H. Schaaf, Douglas M. Temple, Thomas J. Fitzmyers, David V. John, and Betty Hood-Gibson do hereby agree to hold in trust, as Trustees, any and all property, real, personal, or otherwise, tangible or intangible, of every type and description, which is transferred, conveyed, or paid to them as such Trustees, and all rents, income, profits, and gains therefrom for the benefit of the Shareholders hereunder, subject to the terms and conditions and for the uses and purposes hereinafter set forth.

                                   ARTICLE I

                            The Trust:  Definitions

         1.1.    Name.    The name of the Trust shall be "Consolidated Capital
Special Trust." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Consolidated Capital Special Trust, or in their names as Trustees of Consolidated Capital Special Trust. If the Trustees determine that the use of such name is not practicable, legal, or convenient, they may use such other designation or may adopt another name under which the Trust may hold property or conduct its activities.

         If Consolidated Capital Equities Corporation, a Colorado corporation, or any subsidiary, affiliate, or successor of such limited partnership shall cease, for any reason, to render to the Trust the services of Advisor (as defined in Section 1.4 hereof) pursuant to the contract referred to in Article IV hereof and any renewal or extension of such contract, then the Trustees shall, upon request of Consolidated Capital Equities Corporation, or its successors, and without any vote or consent of the Shareholders of this Trust being required, promptly amend this Declaration of Trust to change the name of the Trust to one which does not include any reference to "Consolidated Capital," or "Johnstown/Consolidated" or any approximation thereof.




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
         1.2. Place of Business. The principal office of the Trust shall be 2000 Powell Street in the City of Emeryville, California 94608. However, the Trustees may, from time to time, change such location and maintain other offices or places of business.


         1.3. Nature of Trust. The Trust is a real estate investment trust. (also known as a business trust for real estate purposes) organized under the laws of the state of California. It is intended that the Trust shall carry on business as a "real estate investment trust" (hereinafter called "REIT") as described in the REIT Provisions of the Internal Revenue Code. The Trust is not a general partnership, limited partnership, joint venture, corporation, or joint stock company or association (but nothing herein shall preclude the Trust from being taxed as an association under the REIT Provisions of the Internal Revenue Code) nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration.


         1.4. Definitions. The terms defined in this Section 1.4, whenever used in this Declaration, shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.4. In this Declaration, words in the singular number include the plural, and words in the plural number include the singular.


                 (a) Advisor. "Advisor" shall mean any Person appointed, employed, or contracted with by the Trustees under the provisions of
         Article IV hereof.


                 (b) Affiliate. "Affiliate" shall mean, as to any Person any other Person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with such Person.


                 (c) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall have the meaning set forth in the first sentence of Section 6.7.


                 (d) Annual Report. "Annual Report" shall have the meaning set forth in Section 6.9.


                 (e) Appraisal. "Appraisal" shall mean the value, as of the date of the appraisal, of Real Property in its existing state or in a state to be created as determined by the Trustees, the Advisor, or by a disinterested Person having no economic interest in the Real Property and who is a member in good standing of the American Institute of Real Estate Appraisers (MAI), or who in the sole judgment of the Trustees is properly qualified to make such determination. The Trustees may in good faith rely on a previous Appraisal made on behalf of other Persons provided (i) it meets the aforesaid standards and was made in connection with an investment in which the Trust acquires an entire or participating interest, or (ii) it was prepared not earlier than two years prior to the acquisition by the Trust of its interest in the Real Property. In appraising such properties appraisers may take into consideration each of the specific terms and conditions of a purchase including any leaseback or other guarantee arrangement contained therein. Such Appraisal may not necessarily represent the cash value of the property but may consider the value of the income stream from such property plus the discounted value of the fee interest and other terms of the purchase. "Appraisal" when pertaining to Mortgage Loans, shall mean value as determined by the Advisor.


                 (f) Appraised Value. "Appraised Value" shall mean the value stated in the most recent Appraisal of the Real Property owned by the Trust. Appraisals shall be made at the time of purchasing each Real Property by an independent member of the American Institute of Real Estate Appraisers. "Appraised Value," when pertaining to Mortgage Loans shall mean value as determined by the Advisor.


                 (g) Book Value. "Book Value" shall mean the value of an asset or assets of the Trust on the books of the Trust, before provision for amortization, depreciation or depletion, and before deducting any indebtedness or other liability in respect thereto, except that no asset shall be valued at more than its fair value as determined by the Trustees.


                 (h) Book Value of Invested Assets. "Book Value of Invested Assets" shall mean the Book Value of the Trust's total assets (without deduction of any liabilities) but excluding: (i) goodwill and other intangible assets; (ii) cash; and (iii) cash-equivalent investments with terms which mature in one year or less.


                 (i) Construction Loans. "Construction Loans" shall mean Mortgage Loans made to finance all or part of the cost of acquiring land (including leaseholds therein) and the construction of buildings or other improvements thereon.


                 (j) Declaration. "Declaration" shall mean this Declaration of Trust and all amendments, restatements, or modifications thereof. References in this Declaration to "herein," "hereof," and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text article or section in which such words appear.


                 (k) Development Loans. "Development Loans" shall mean Mortgage Loans made to finance all or part of the cost of the acquisition of land (including leaseholds therein) and the development of such land into finished sites, including the installation of utilities, drainage, sewage, road systems, and other improvements prior to commencement of construction.


                 (l) First Mortgage. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or liens upon the same Real Property, other than a lessee's interest therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such Mortgage may be upon a lessee's interest in Real Property. Such priority shall not be deemed as abrogated by liens for taxes, assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed monies), or leases, mechanic's and materialman's liens for work performed and materials furnished which are not in default or are in good faith being contested, and other claims normally deemed in the same local jurisdiction not to abrogate the priority of a First Mortgage.


                 (m) First Mortgage Loans. "First Mortgage Loans" shall mean Mortgage Loans secured or collateralized by First Mortgages.


                 (n) Interim Loans. "Interim Loans" shall mean any loan for the purpose of funding the development and/or construction of real estate.


                 (o) Junior Mortgage. "Junior Mortgage" shall mean a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon Real Property as that required for a First Mortgage except that it is subject to the priority of one or more other Mortgages, and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.


                 (p) Junior Mortgage Loans. "Junior Mortgage Loans" shall mean Mortgage Loans secured or collateralized by Junior Mortgages.


                 (q) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.


                 (r) Mortgages. "Mortgages" shall mean Mortgages, deeds of trust, or other security deeds on Real Property or rights or interests in Real Property.


                 (s) Net Asset Value. "Net Asset Value" shall mean the Book Value of all the assets of the Trust minus all the liabilities of the Trust.


                 (t) Net Income. "Net Income" for any period shall mean the Net Income of the Trust for such period computed on the basis of its results of operations for such period, after deduction of all expenses other than the Subordinated Trust Management Fee payable to the Advisor and other than extraordinary items, gains and losses from the disposition of assets of the Trust and amortization, depreciation or depletion of the assets of the Trust.


                 (u) Operating Expenses. "Operating Expenses" shall mean the aggregate annual expenses of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Trustees, including the Subordinated Trust Management Fee payable to the Advisor and the fees and expenses paid to the Trustees who are not employees or Affiliates of the Advisor, excluding, however, the following: the cost of money borrowed by the Trust; taxes on income and taxes and assessments on Real Property and all other taxes applicable to the Trust; legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities; fees and expenses paid to independent contractors, mortgage servicers, consultants, managers, and other agents retained by or on behalf of the Trust; expenses directly connected with the origination, purchase, ownership and disposition of Mortgage Loans and with the acquisition, disposition and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property); other than expenses with respect thereto (with the exception of legal services) of employees of the Advisor; expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans; expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust; all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to such holders; transfer agent's, registrar's, and indenture trustee's fees and charges; and exclusive of reserves for depletion, depreciation, and amortization and losses and provisions for losses.


                 (v) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.


                 (w) Real Property. "Real Property it shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests and rights in land or interests therein, but shall not include Mortgages, Mortgage Loans, or interests therein.


                 (x) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes, and regulations and rulings promulgated thereunder.


                 (y) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for receipts for, guarantees of, or warrants, options, or rights to subscribe to, purchase, or acquire any of the foregoing.


                 (z) Shares. "Shares" shall mean the Shares of beneficial interest of the Trust as described in Section 6.1.

                 (aa) Shareholders. "Shareholders" shall mean, as of any particular time, all holders of record of outstanding Shares at such time.


                 (bb) Total Assets of the Trust Estate. "Total Assets of the Trust Estate" shall mean the value of all the assets of the Trust Estate as shown on the books of the Trust.


                 (cc) Trust Estate. "Trust Estate" shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is owned or held by the Trust or the Trustees, including, but not limited to, property which is transferred, conveyed, or paid to the Trust or Trustees, and all rents, income, profits, and gains therefrom.


                 (dd) Trustees. "Trustees" shall mean, as of any particular time, Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees , and shall not include the officers, representatives, or agents of the Trust, or the Shareholders, but nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust, or from owning Shares.


                 (ee) Trustees' Regulations. "Trustees' Regulations" shall have the meaning set forth in Section 3.3.


                 (ff) Wrap-Around Mortgage Loan. "Wrap-Around Mortgage Loan" shall mean a loan in an amount equal to the balance due under an existing Mortgage Loan plus an additional amount advanced by the lender holding the Wrap-Around Mortgage Loan, where the existing Mortgage Loan will not be retired, and such Wrap-Around Mortgage Loan shall be deemed to include hypothecation loans, the payment of which is secured by assignment to the Trust of other existing notes and deeds of trust or mortgages which the borrower holds, and which assigned loans, in the event of default of the hypothecation loan made by the Trust, may be collected directly by the Trust.


                                   ARTICLE II

                                    Trustees

         2.1.     Number, Term of Office, and Qualifications of Trustees.
There shall be no less than five (5) nor more than fifteen (15) Trustees. The current Trustees are the six signatories hereto. Within the limits set forth in this Section 2.1, the number of Trustees may be increased or decreased from time to time by the Trustees or by the Shareholders. Subject to the provisions of Section 2.3 each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. The terms of the Trustees executing this Declaration, or of any successor or successors to them, duly elected hereunder prior to the Annual Meeting of the Shareholders to be held following the close of the Trust's fiscal year in 1982, shall expire at such Annual Meeting of the Shareholders. Thereafter, the term of each Trustee shall expire at the Annual Meeting of the Shareholders following the election of such Trustee. Trustees may be re-elected.

         A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. A Trustee shall qualify as such when he has either signed this Declaration or agreed in writing to be bound by it. Unless otherwise required by law or by action of the Trustees, no Trustee shall be required to give bond, surety, or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust. A majority of the Trustees shall at all times be Persons who are not Affiliates of Consolidated Capital Equities Corporation or any of its Affiliates, provided, however, that upon a failure to comply with this requirement because of the death, resignation, or removal of a Trustee who is not such an Affiliate, such requirement shall not be applicable for a period of sixty (60) days.


         2.2. Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time; provided, however, that Trustees and officers of the Trust who are affiliated with the Advisory Company or any of its Affiliates shall not receive compensation from the Trust for their services as Trustees or officers of the Trust. The Trustees either directly or indirectly shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting, or other professional services, or services as a broker, transfer agent, or underwriter, whether performed by a Trustee or by any Person affiliated with a Trustee.


         2.3. Resignation, Removal, and Death of Trustees. The term of office of a Trustee shall terminate and vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence, or other incapacity to exercise the duties of the office, or removal of a Trustee. A Trustee may resign at any time by his giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given, or at any later time specified in the notice, without need for prior or subsequent accounting. A Trustee may be removed at any time, with or without cause, by vote or consent of holders of a majority of the outstanding Shares entitled to vote thereon, or by a majority of the remaining Trustees. A Trustee judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or upon his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name and shall account to the remaining Trustee or Trustees, as they require, for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.


         2.4. Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death, or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though less than five (5)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or Trustees, or by the vote or consent of holders of a majority of the outstanding Shares entitled to vote thereon. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.7.


         2.5. Successor and Additional Trustees. The right, title, and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title, and interest shall vest in the Trustees, whether or not conveyance documents have been executed and delivered pursuant to Section 2.3 or otherwise.


         2.6. Actions by Trustees. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Common, interested, or affiliated Trustees may be counted in determining the presence of: a quorum at a meeting of the Trustees. Unless specifically provided otherwise in this Declaration, the Trustees may act by a vote or resolution at a meeting at which a quorum is present or without a meeting by a written vote, resolution, or other writing consenting to said action, signed by a majority of the Trustees. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present is the act of the Trustees. Any agreement, deed, Mortgage, lease, or other instrument or writing executed by one or more of the Trustees, or by any authorized person, shall be valid and binding upon the Trustees and upon the Trust when ratified by action of the Trustees.


         2.7. Executive Committee. The Trustees may appoint from among their own number an executive committee of three or more Persons to whom they may delegate from time to time such of the powers herein given to the Trustees as they may deem advisable. A majority of the Executive Committee shall at all times be Trustees who are not Affiliates of Consolidated Capital Equities Corporation or any of its Affiliates, provided, however, that upon a failure to comply with this requirement because of the death, resignation, or removal of a Trustee who is not such an Affiliate, such requirement shall not be applicable for a period of sixty (60) days.


                                  ARTICLE III

                                Trustees' Powers

         3.1. Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization and free from any power or control on the part of the Shareholders, full, absolute, and exclusive power, control, and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, a presumption shall favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         3.2. Specific Powers and Authorities. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees, without any action or consent by the Shareholders, shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:


                 (a) To retain, invest, and reinvest the capital or other funds of the Trust in mortgage and/or equity interests in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of Trust funds or whether any investments may mature before the possible termination of the Trust, and to possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares for such consideration as they deem appropriate.


                 (b) For such consideration as they deem proper, to invest in, purchase, or otherwise acquire for cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds, or other obligations of the Trust and hold for investment real, personal or mixed, tangible or intangible, property of any kind wherever located in the world, including without limitation: (i) the entire or any participating interest in rents, lease payments, or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in the equity or ownership of, Real Property;
         (ii) the entire or any participating interest in notes, bonds, or other obligations which are secured by Mortgages; (iii) in connection with any such investment, purchase or acquisition, a share of rents, lease payments, or other gross income from or a share of the profits from or a share in the equity or ownership of Real Property, either directly or through joint venture, general or limited partnership, or other lawful combinations or associations; (iv) loans secured by the pledge or transfer of Mortgages; and (v) Securities of every nature, whether or not secured by Mortgage Loans. The Trustees shall also have the power to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil, and gas properties and rights.


                 (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer, or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments bills of sale, transfers, leases, mortgages, financing statements, security agreements, and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent, or any nominee of the Trust.


                 (d) To issue Shares, bonds, debentures, notes, or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares and which include options, warrants, and rights to subscribe to, purchase, or acquire any of the foregoing, all without vote of or other action by the Shareholders to such Persons for such cash, property or other consideration (including Securities issues or created by or interests in any Person) at such time or times and on such terms as the Trustees in their sole discretion and in good faith may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities.


                 (e) To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.


                 (f) To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing, provided that upon and after giving effect to any proposed borrowing the amount of outstanding, secured and unsecured indebtedness of the Trust for money borrowed from or guaranteed to others, including Mortgages on acquired Real Property, would not exceed three hundred percent (300%) of the Net Asset Value of the Trust. Any excess in borrowing over such 300% level shall be approved by a majority of the Trustees who are not Affiliates of the Advisor or any of its Affiliates, and disclosed to the Shareholders in the next quarterly report of the Trust, along with justification for such excess; provided that such authority can only be exercised to permit the issuance of collateralized mortgage obligations ("CMOs"), regular or residual interests in real estate mortgage investment conduits ("REMICs"), or any other mortgage-backed security.


                 (g)      To lend money, whether secured or unsecured.


                 (h)      To create reserve funds for any purpose.


                 (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including, without limitation, taxes and other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or, against the Trust Estate or any part thereof, and for any of the purposes herein.


                 (j) To deposit funds or Securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

                 (k) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in, Mortgages or Securities issued or created by, any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally, or for any particular meeting or action, and may include the exercise of discretionary powers.


                 (l) To enter into joint ventures, general or limited partnerships, and any other lawful combinations or associations.


                 (m) To elect, appoint engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation as may be prescribed by the Trustees or by the Trustees' Regulations, to engage or employ any Persons (including, subject to the provisions of Sections 7.5 and 7.6, any Trustee or officer and any Person with which any Trustee or officer is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons.


                 (n) To determine whether monies, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, such determination including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital or to apportion the same between income and capital; to apportion the sale price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such monies Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; to allocate to the share of beneficial interest account less than all of the consideration received for Shares and to allocate the balance thereof to paid-in capital; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

                 (o) To determine from time to time the value of all or any part of the Trust Estate and of any services, Securities, assets, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.


                 (p) To collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.


                 (q) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.


                 (r) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such Person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor, whether or not the Trust would have the power to indemnify such Person against such liability.


                 (s) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.


                 (t)      To adopt a fiscal year for the Trust, and from time
         to time to change such   fiscal year without the approval of the
         Shareholders.


                 (u) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).


                 (v) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

                 (w) To do all other such acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust; to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.


         3.3. Trustees' Regulations. The Trustees may make, adopt, amend or repeal regulations (the "Trustees' Regulations") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration.


         3.4. Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of California upon business trusts or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration.


         3.5. Incorporation. Upon a vote of two-thirds (2/3) of the Trustees, and with the approval of the holders of a majority of the outstanding Shares, the Trustees shall have the power to cause to be organized or to assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Estate or any part or parts thereof to any such corporation, trust, partnership, association, or organization in exchange for the Shares or Securities thereof or otherwise, and to lend money to, subscribe for the Shares or Securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, trust partnership, association, or organization in which the Trust holds or is about to acquire Shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to qualified real estate investment trusts and their shareholders, or substantially similar benefits, are also available to such corporation, trust, partnership, association, or organization and its stockholders or members, and provided that the resulting investment would be substantially equal in quality and substantially the same in type as an investment in the Shares.



                                   ARTICLE IV

                   Advisor:  Limitation on Operating Expenses

         4.1. Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration. However, the Trustees shall not be required personally to conduct all the business of the Trust, and consistent with their ultimate responsibility as stated above the Trustees shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefor employ or contract with such Person (herein referred to as the "Advisor"), and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees.

                 The Trustees (subject to the provisions of Sections 4.2 and 4.4) shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract provided, however, that any determination to employ or contract with any Trustee or any Person of which a Trustee is an Affiliate, shall be valid only if made, approved or ratified by a Majority of the Trustees who are not Affiliates of such Person. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.


         4.2. Term. The Trustees shall not enter into any contract with the Advisor unless such contract has an initial term of no more than two (2) years and provides for annual renewal or extension thereafter, subject to approval by the Shareholders of the Trust. However, the first such term shall extend from the date of its execution to the date of the first annual meeting of the Shareholders. The Trustees shall not enter into such a contract with any Person of which a Trustee is an Affiliate unless such contract provides for renewal or extension thereof by the affirmative vote of a majority of the Trustees who are not Affiliates of such Person. The contract with the Advisor may be terminated without penalty by the Advisor upon one hundred twenty (120) days' written notice or by action of holders of a majority of the outstanding Shares of the Trust without penalty, or by the Trust without penalty by action of a majority of the Trustees, including a majority of the Trustees not affiliated with the Advisor or any of its Affiliates, upon sixty (60) days, written notice, in a manner to be set forth in the contract with the Advisor.


         4.3. Other Activities of Advisor. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including other real estate investment trusts) and the management of other investments (including investments of the Advisor and its Affiliates). The Trustees may request the Advisor to engage in other activities which complement the Trust's investments and to provide services requested by the borrowers or prospective borrowers from the Trust, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

                 The Advisor shall be required to use its best efforts to present to the Trust a continuing and suitable investment program which is consistent with the investment policies and objectives, of the Trust, but neither the Advisor nor any Affiliate of the Advisor (subject to any applicable provisions of Section 7.6) shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, and, subject to the foregoing, shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

                 Upon request of any Trustee, the Advisor and any Person who controls, is controlled by, or is under common control with the Advisor, shall from time to time promptly furnish the Trustees with information on a confidential basis as to any investments within the Trust's investment policies made by the Advisor or such other Person for its own account.


         4.4. Limitation on Operating Expenses. The Operating Expenses of the Trust for any fiscal year shall not exceed the lesser of (a) one and one-half percent (1 1/2%) of the average of the Book Values of Invested Assets of the Trust at the end of each calendar month of such fiscal year, or (b) the greater of one and one-half percent (1 1/2%) of the average of the Net Asset Value of the Trust at the end of each calendar month of such fiscal year or twenty-five percent (25%) of the Trust's Net Income, and each contract made with the Advisor shall specifically provide for a refund to the Trust of the amount, if any, by which the Operating Expenses so exceed the applicable amount provided, however, that the Advisor shall not be required to refund to the Trust, with respect to any fiscal year, any amount which exceeds the aggregate of the Subordinated Trust Management Fee paid to the Advisor under such contract with respect to such fiscal year.



                                   ARTICLE V

                               Investment Policy

         5.1. General Statement of Policy. The Trustees intend initially, and to the extent funds are not fully invested in Construction Loans, Development Loans, Interim Loans, Mortgages and Real Property as described below, to invest the Trust Estate in investments such as: (a short-term government Securities, (b) Securities of government agencies, (c) bankers' acceptances, (d) certificates of deposit, (e) deposits in commercial banks, (f) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation sale certificates ("Freddie Mac PCS"), Government National Mortgage Association modified pass-through certificates ("Ginnie Mae Pass- Throughs") and Federal National Mortgage Association bonds and notes ("Fannie Maes"), collateralized mortgage obligations ("CMOs"), regular or residual interests in real estate mortgage investment conduits ("REMICs"), and any other mortgage-backed security), and/or (g) obligations of municipal, state and federal governments and government agencies. Otherwise, the Trustees intend to invest the major portion of the Trust Estate to fund Construction Loans, Development Loans and Interim Loans, and to develop Real Property and expenses reasonably related to the development of Real Property. The Trustees may also invest in ownership or other interests in Mortgages and in Real Property or in Persons involved in owning, operating, leasing, developing, financing or dealing in Mortgages or Real Property (which investments shall ordinarily be made in connection with properties having income-producing capabilities). The Trustees may make commitments to make investments consistent with the foregoing policies. The Trustees may also participate in the investments with other investors, including Investors having investment policies similar to those of the Trust, on the same or different terms, and the Advisor may act as advisor to such other investors, including investors who have the same investment policies.

                 The Trustees may retain, as permanent reserves, amounts, if any, which they deem reasonable in cash and in the types of investments described above at items (a)-(g) and at Section 5.2 (a)-(c).

                 Subject to the investment restrictions in Section 5.3, the Trustees may alter any or all of the above- described investment policies if they should determine such change to be in the best interest of the Trust. Subject to the preceding terms, the Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this
Article V, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

                 The general purpose of the Trust is to seek income which qualifies under the REIT Provisions of the Internal Revenue Code. The Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income, provided, however, that no Trustee, officer, employee, agent, investment advisor or independent contractor of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties, and provided further that for a period of time as the portfolio of equity investments and other investments is developed, the Trust s assets may be invested in investments with income which does not qualify under the REIT Provisions of the Internal Revenue Code.


         5.2. Uninvested Assets. To the extent that the Trust has assets not otherwise invested in accordance with Section 5.1, the Trustees may invest such assets in:


                 (a) obligations of, or guaranteed by, the United States Government or any agencies or political subdivisions thereof;


                 (b) obligations of, or guaranteed by, any state, territory or possession of the United States of America or any agencies or political subdivisions thereof; and


                 (c) evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank Systems.


         5.3.    Restrictions.  The Trustees shall not:


                 (a) invest in any foreign currency, bullion or commodities;


                 (b) invest in contracts of sale for real estate, except in conjunction with acquisition or sale of Real Property or when held as security for Mortgages made or acquired by the Trust;


                 (c)      engage in any short sale;

                 (d) issue warrants, options or rights to buy Shares, except as part of a ratable issue to Shareholders or as part of a public offering or as part of a financial arrangement with parties other than the Advisor or directors, Trustees, officers or employees of the Trust or the Advisor or as part of a ratable distribution to Shareholders;


                 (e) invest any of the total Trust assets in unimproved, non-income-producing Real Property, or in participations in unimproved, non-income-producing Real Property, or Mortgage Loans on unimproved, non-income- producing Real Property, excluding Real Property which is being developed or will be developed within a reasonable period of time, and excluding a lien interest when given by a borrower as additional security on a permitted type of mortgage loan;


                 (f) issue equity Securities of more than one class (other than convertible obligations, warrants, rights and options, and regular or residual interests in REMICs);


                 (g) invest in any equity Security, including the Shares of other REITs for a period in excess of 18 months, except for shares of a qualified REIT subsidiary, as defined in Section 856(i) of the Internal Revenue Code, and regular or residual interests in REMICs;


                 (h) make any loan to the Sponsor of the Trust, Consolidated Capital Equities Corporation, the Advisor or any of their Affiliates;


                 (i) engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of Securities issued by others, but this prohibition shall not prevent the Trust from selling participations or interests in Mortgage Loans or Real Property or from selling or pledging a pool of notes receivable from property sales or selling interests in REMICs or CMOs;


                 (j) invest more than 10% of total Trust assets in Junior Mortgage Loans, excluding Wrap-Around Mortgage Loans;


                 (k) acquire Securities in any company holding investments or engaging in activities prohibited by this Section;


                 (l) issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940, "face-amount certificates of the installment type" as defined in Section 2(a)15 thereof and "periodic payment plan certificates" as defined in Section 2(a)(27) thereof;


                 (m) purchase insurance either through or from any Affiliate;


                 (n) purchase any Real Property on-which the total real estate commission paid by the Trust to anyone exceeds 6% of the total purchase price, or sell any real Property on

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         which the total real estate commission paid by the Trust to anyone exceeds 5% of the total sales price;


                 (o) purchase, sell or lease any Real Properties or Mortgages to or from the Sponsor, Consolidated Capital Equities Corporation, the Advisor or any of their Affiliates, including any Investor program in which any of the foregoing may also be a general partner or sponsor; or


                 (p) issue convertible or non-convertible debt securities (other than interests in REMICs and CMOs) to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities.



                                   ARTICLE VI

                          The Shares and Shareholders

         6.1. Shares. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall be all of one class. All Shares shall have equal non-cumulative voting, distribution, liquidation and other rights. All Shares shall be without par value. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable, and title thereto and to the Shares presented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a Share certificate of a California corporation. There shall be no limit upon the number of Shares to be issued. The Shares may be issued for such consideration as the Trustees in their sole discretion and in good faith shall determine or by way of Share dividend or Share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until re-issued. Shares reacquired by the Trust may be canceled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of Share dividend or Share split. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights of any kind.


         6.2. Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder, and they shall have no right to compel any partition, divisions dividend or distribution of the Trust or any of the Trust Estate.


         6.3. Shares Deemed Personal Property. The Shares shall be deemed personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.


         6.4. Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which records shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed and transferred in accordance with the Trustees' Regulations. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust, but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or by the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt by any one of such Persons, or by the duly authorized agent of such Persons, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see the application thereof.

                 Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent, thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and, in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such necessary releases from applicable government authorities.

                 In case of loss, mutilation or destruction of any certificates for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this declaration shall impose u on the Trustee or a transfer agent a duty or limit their rights to inquire into adverse claims.


         6.5. Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash or other form out of current or accumulated Income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until such dividend or distribution is declared by the Trustees.
The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state and in such event the statement as to such source shall be sent to the Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.


         6.6. Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and perform, in respect to all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a California corporation.


         6.7. Shareholders' Meetings. There shall be an annual meeting of the Shareholders at such time and place as the Trustees' Regulations shall prescribe, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report and within six (6) months after the end of each fiscal year, commencing with the 1982 fiscal year. Special meetings of Shareholders may be called upon the written request of Shareholders holding not less than ten percent (10%) of the outstanding Shares of the Trust entitled to vote in the manner provided in the Trustees'
Regulations.          If there shall be no Trustees, the officers of the Trust
shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by this Declaration or by law, be authorized by a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon, which Shares are not entitled to cumulative voting. The affirmative vote at a meeting of Shareholders of the holders of a majority of all outstanding Shares shall be required to approve the principal terms of the transaction and the nature and amount of the consideration involving any sale, lease, exchange or other disposition of fifty percent (50%) or more of the Trust Estate in a single sale, or in multiple sales in the same twelve- (12-) month period. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of a majority of all outstanding Shares entitled to vote thereon, or such larger proportion thereof as would be required for a vote of Shareholders at a meeting. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any of the Trust Estate, or for the sale, lease, exchange or other disposition of less than fifty percent (50%) of the Trust Estate in a single sale, or in multiple sales in the same twelve- (12-) month period.


         6.8. Proxies. Whenever the vote or consent of Shareholders is required or permitted under this declaration, such vote or consent may be given either directly by the Shareholders or to proxies in the form prescribed in the Trustees' Regulations. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or content.


         6.9.    Reports to Shareholders.


                 (a) Not later than one hundred twenty (120) days after the close of each fiscal year of the Trust, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (hereinafter "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a statement of assets and liabilities and a statement of income and expenses of the Trust. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees.


                 (b) At least quarterly the Trustees shall send to the Shareholders interim reports having such form and content as the Trustees deem proper.


         6.10. Fixing Record Date. The Trustees' Regulations may provide for fixing, or, in the absence of such provision, the Trustees may fix in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five (5) days nor more than fifty (50) days prior to the date of the meeting or event for purposes for which it is fixed.


         6.11. Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.


         6.12. Shareholders' Disclosures; Redemption of Shares. The Shareholders shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code and the regulations thereunder, as the same shall be from time to time amended, or to comply with the requirements of any other taxing authority. If the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which would prevent the Trust from qualifying as an REIT under the REIT Provisions of the Internal Revenue Code, the Trustees shall have the power by lot or other means deemed equitable by them to prevent the transfer of and/or call for redemption a number of such Shares sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for such an REIT. The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading; or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by the Trust for such purpose; or (iii) if not determined as aforesaid, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, excepting only to the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.12, the term "individual" shall be construed as provided in Section 542 (a) (2) of the Internal Revenue Code or any, successor provision, and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code or any successor provision.


         6.13. Right to Refuse to Transfer Shares. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Trust, the Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be conclusive upon any proposed transferor or proposed transferee of Shares any proposed transfer would jeopardize the status of the Trust as an REIT under the Internal Revenue Code of 1954, as now enacted or as hereafter amended, the Trustees may refuse to permit such transfer. Any attempted transfer for which the Trustees have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer of Shares shall be subject to this provision.


         6.14. Issuance of Shares. Notwithstanding any other provision of this Declaration, the Trust may issue an unlimited number of Shares from time to time in the Trustees sole discretion and in good faith. Any Security issued in any such Share shall have the same characteristics and entitle the registered holder thereof to the same rights as any identical Securities of the same class or series issued separately by the Trust.



                                  ARTICLE VII

                      Liability of Trustees, Shareholders
                        and Officers, and Other Matters

         7.1. Exculpation of Trustees, Officers and Others. No Trustee, officer, employee or agent of the Trust shall be liable for obligations or contracts of the Trust or liable in tort or otherwise in connection with the affairs of this Trust, to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust or to any other Person for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), except only that arising from his own willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.


         7.2. Limitation of Liability of Shareholders, Trustees and Officers. The Trustees, officers, employees and agents of the Trust, in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. Except to the extent provided in
Section 7.1, no Trustee, officer, employee or agent shall, nor shall any Shareholder, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor, and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.


         7.3. Express Exculpatory Clauses and Instruments. In all agreements, obligations, instruments, and actions in regard to the affairs of this Trust, this Trust and not the Shareholders, officers, employees or agents shall be the principal and entitled as such to enforce the same collect damages, and take all other action. All such agreements, obligations instruments, and actions shall be made, executed, incurred, or taken by or In the name and on behalf of this Trust or by the Trustees as Trustees hereunder, but not personally. All such agreements, obligations, and instruments shall acknowledge notice of this paragraph or shall refer to this Declaration and contain a statement to the effect that the name of this Trust refers to the Trustees as Trustees but not personally, and that no Trustee, Shareholder, officer, employee or agent shall be held to any personal liability thereunder, and neither the Trustees nor any officer, employee or agent shall have any power or authority to make, execute, incur, or take any agreement, obligation, instrument or action unless the requirements of this paragraph are met; however, the omission of such provisions from any such instrument shall not render the Shareholders or any Trustee or any officer, employee or agent liable, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.


         7.4. Indemnification and Reimbursement of Trustees and Officers. Any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee or officer, employee or agent or active in such capacity on behalf of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion, provided, however, that no such Person shall be so indemnified or reimbursed for any claim, obligation or liability which arose out of such Person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty, and provided further that such Person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding, indemnification and reimbursement shall be provided except as to such matters covered by the settlement which the Trust is advised by its counsel arose from such Person's willful misfeasance, bad faith, gross negligence, or reckless disregard of duty. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding as authorized by the Trust in the specific action upon receipt of an undertaking by or on behalf of a Person indemnified to pay over such amount unless it shall ultimately be determined he is entitled to be indemnified by the Trust as authorized herein. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such Person's right to contribution as may be available under applicable law. The Trust shall have power to purchase and maintain insurance on behalf of any Person entitled to indemnity hereunder against any liability asserted against him and incurred by him in a capacity mentioned above, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions hereof.


         7.5. Right of Trustees, Officers and Others To Own Shares or Other Property and To Engage in Other Business. Any Trustee, officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a-Shareholder to the same extent and in the same manner as if he were not a Trustee, officer, employee or agent of the Trust. Any Trustee, officer, employee or agent of the Trust may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in real estate business. Subject to the provisions of Article IV, any Trustee, officer, employee or agent may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer.


         7.6. Transactions Between the Trust and Affiliated Persons. Except as prohibited by this Declaration, and in the absence of fraud, a contract, act or other transaction between the Trust and any other Person, or in which the Trust is interested, shall be valid even though (a) one or more of the Trustees or officers are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or retired officers of such other Person, or (b) one or more of the Trustees or officers of the Trust, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction. No Trustee or officer shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction, provided that (a) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize such contract, act or other transaction by vote sufficient for such purpose by an affirmative vote of the Trustees not so interested, or (b) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by the Shareholders, or (c) such contract, act or transaction is fair and reasonable to the Trust at the time it is authorized by the Trustees or by the Shareholders.

                 The Trust shall not purchase or lease, directly or indirectly, any Real Property or purchase any Mortgage from the Advisor or any affiliated Person, or from any partnership in which any of the foregoing may also be a general partner, and the Trust will not sell or lease, directly or indirectly, any of its Real Property or sell any Mortgage to any of the foregoing Persons. The

Sponsor or the Advisor may make Mortgage Loans or purchase Real Property in their own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such Mortgage Loans or Real Property or the borrowing of money or obtaining of financing for the Trust, or for any other purpose related to the business of the Trust, provided that such Mortgage Loan or Real Property is purchased by the Trust for a price no greater than the cost of such Mortgage Loan or Real Property to the Sponsor or Advisor and provided there is no difference in interest rates of the loans related thereto at the time acquired by the Sponsor or Advisor and the time acquired by the Trust, nor any other benefit to the Sponsor or Advisor arising out of such transaction apart from compensation otherwise permitted by the Prospectus.

                 Notwithstanding any other provisions of this Declaration, the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer or employee of the Trust or any director, officer or employee of the Advisor, of Consolidated Capital Equities Corporation, or of any company or other organization of which' any of the foregoing is an Affiliate, except for (a) the execution and performance of the agreements contemplated by Article IV hereof; (b) transactions involving the purchase of Securities of the Trust on the same terms on which such Securities are then being offered to all holders of any class of Securities of the Trust or to the public; and (c) transactions with Consolidated Capital Equities Corporation or the Advisor or Affiliates thereof involving loans, real estate brokerage services, mortgage brokerage services, real property management services, the servicing of Mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which non-affiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis with such Person; provided, however, that any transaction referred to in clause (c) may be entered into only upon approval by affirmative vote or consent of a majority of the Trustees who are not, other than as Trustees, interested in or Affiliates of any Person who is interested in the transaction, and provided further that for providing real estate brokerage services such Affiliates of the Advisor (together with any non-affiliated parties) may receive a real estate brokerage commission of up to and including six percent (6%) of the total purchase price of each Real Property investment acquired or five percent (5%) of the total sales price of each Real Property investment sold by the Trust on sales to or purchases from third parties which are handled by such Affiliate. Such real estate brokerage commissions may be paid by the seller or buyer of the property or by the Trust, and in the case of purchases the aggregate of the total purchase price of the Investment property and such real estate brokerage commission shall not exceed the Appraised Value of such property. The simultaneous acquisition by the Trust and the Advisor or any Affiliate of the Advisor of participations in any investment shall not be deemed to constitute the purchase or sale of property by one of them to the other. This Section 7.6 shall not prevent the payment to any Person of commissions or fees for the so-called "private placement" of such Securities with investors. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by the Trustees or by their nominees for the purpose of holding title to property of the Trust, providing the Trustees' motive for the formation of such business association is not for their own enrichment.


         7.7. Restriction of Duties and Liabilities. To the extent that the nature of this Trust (that is, as business trust) will permit, the duties and liabilities of Shareholders, Trustees and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a California corporation. The Shareholders, Trustees and officers shall in no event have any greater duties or liabilities than those imposed by applicable laws as shall be in effect from time to time.


         7.8. Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers.

                 The Trustees may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument In the name and on behalf of the Trust and/or Trustees.

                 No Person dealing in good faith with the Trustees or any of them or with the authorized officers, employees, agents or representatives of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees, or any of them, or of authorized officers, employees, agents, or representatives of the Trust for monies or other consideration, shall be binding upon the Trust.


         7.9. Reliance. The Trustees and officers may consult with counsel, and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers, in respect to any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the Chairman or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.


         7.10. Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, said Trustees by this Declaration make no commitment or representation that the Trust will qualify for the dividends paid deduction permitted by the Internal Revenue Code and by the Rules and Regulations thereunder pertaining to real estate investment trusts in any given year. The failure of the Trust to qualify as a real estate investment trust under the Internal Revenue Code shall not render the Trustees liable to the Shareholders or to any other person or in any manner operate to annul the Trust.



                                  ARTICLE VIII

                        Duration, Amendment, Termination
                           and Qualification of Trust

         8.1. Duration of Trust. Unless the Trust is sooner terminated as otherwise provided herein, the Trust shall continue in such manner that the Trustees shall have all the powers and discretions, express and implied, conferred upon them by law or by this Declaration, until the expiration of twenty (20) years after the death of the last survivor of the following persons.


--------------------------------------------------------------------------------
Name                         Date of Birth       Parents and Present Residence
--------------------------------------------------------------------------------
Anna Louise Carlson            1/16/66           Mr. & Mrs. Don W. Carlson
                                                 2 Sand Hill Rod
                                                 Orinda, CA 94563
--------------------------------------------------------------------------------
Deborah Ellen Casparian        7/8/67            Mr. & Mrs. Robert J. Casparian
                                                 1945 Parkmont Drive
                                                 Danville, CA 94526
--------------------------------------------------------------------------------
Margaret Ella De Monte         4/3/75            Mr. & Mrs. Robert J. De Monte
                                                 2045 Oakland Avenue
                                                 Piedmont, CA 94611
--------------------------------------------------------------------------------
Scott Jay Kaplan               4/16/80           Mr. & Mrs. Jay Kaplan
                                                 167 Avenida Miraflores
                                                 Tiburon, CA 94920
--------------------------------------------------------------------------------
Melissa Dawn Sheldon           1/9/78            Mr. & Mrs. Terry E. Sheldon
                                                 451 Montcrest Place
                                                 Danville, CA 94526
--------------------------------------------------------------------------------

         8.2.    Termination of Trust.


                 (a) The Trust may be terminated by the affirmative vote or written consent of the holders of a majority of all outstanding Shares entitled to vote thereon; provided, however, that if the California Commissioner of Corporations has suspended for more than thirty (30) days, or revoked a permit issued by him under the California Corporations Code finding that the Trust is a real estate investment trust, this Trust may be terminated by the holders of ten percent (10%) or more of all outstanding Shares. Upon the termination of the Trust:


                          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.


                          (ii) The Trustees shall proceed to wind up the affairs of the Trust, and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business, provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of fifty percent (50%) or more of the Trust Estate in a single transaction or in multiple transactions in the same twelve (12-) month period shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of all the outstanding Shares entitled to vote thereon.

                          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind, or partly in each, among the Shareholders according to their respective rights.

                 (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the facts of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.


                 (c) The Trustees shall liquidate the Trust's assets by making liquidating distributions to Shareholders Mortgage loan proceeds shall be distributed to Shareholders as the loans mature, except for necessary reserves. The Trust's real property investments shall be sold within ten years from the date of adoption of this Amendment; the cash proceeds therefrom shall be distributed to Shareholders as cash is received it the time of sale and/or as payments are received on any financing provided by the Trust in connection with such sale. The Trustees shall have full discretion, in their best judgment, to direct the Trust to make additional real property investments until December 31, 1986. The Trustees shall also have full authority to direct such liquidation in a manner so as to protect the value of the Trust's assets.


         8.3.    Amendment Procedure.


                 (a) This Declaration may be amended by Shareholders holding a majority of the outstanding Shares entitled to vote thereon. The Trustees may also amend this Declaration without the vote or consent of Shareholders to the extent they deem it necessary to conform this declaration to the requirements of the REIT Provisions of the Internal Revenue Code or to other applicable federal laws, rulings or regulations, but the Trustees shall not be liable for failing to do so.


                 (b) No amendment may be made, under Section 8.3(a) above, which would change any rights with respect to any outstanding Securities of the Trust by reducing the amount payable thereon upon liquidation of the Trust, or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon.

                 (c) A certification, in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration as amended, in recordable form and executed by a majority of the Trustees shall be conclusive evidence of such amendment when lodged among the records of the Trust.


                 (d) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exception from personal liability of the Shareholders, Trustees, officers, employees and agents of this Trust.


         8.4. Qualification Under the REIT Provisions of the Internal Revenue Code. It is intended that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code during such period as the Trustees shall deem it advisable so to qualify the Trust.



                                   ARTICLE IX

                                 Miscellaneous

         9.1. Applicable Law. This Declaration is executed and acknowledged by the Trustees in the State of California and with reference to the statutes and laws thereof and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of said state.


         9.2. Index and Headings for Reference Only. The index and headings preceding the text articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.


         9.3. Successors in Interest. This Declaration and the Trustees' Regulations shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees, and legal representatives and to the benefit of every Shareholder and his successors, assigns, heirs, distributees, and legal representatives.


         9.4. Inspection of Records. Trust records shall be available for inspection and copying by shareholders at the same time and in the same manner and to the extent that comparable records of a California corporation would be available for inspection by shareholders under the laws of the state of California. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a California corporation to require financial or other information from the Trust, Trustees or officers. Any federal or state securities administration or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.


         9.5. Counterparts. This Declaration may be simultaneously executed in several counterpart, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.


         9.6.    Provisions of the Trust in Conflict with Law or Regulations.


                 (a) The provisions of this Declaration are severable and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code or with other applicable laws or regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration, provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees or a copy of this Declaration with the Conflicting Provisions removed pursuant to such determination, in recordable form signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3(a).


                 (b) If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.


         9.7. Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:


                 (a) A certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;


                 (b) A certification as to the persons holding office as Trustees or officers at any particular time, when made in writing by the Secretary of the Trust or by any Trustee;


                 (c) A certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force, when made in writing by the Secretary of the Trust or by any Trustee;


                 (d) The certifications referred to in Sections 8.3(c) and 9.6(a) hereof; and


                 (e) A certification as to any actions by Trustees, other than the above, when made in writing by the Secretary of the Trust or by any Trustee.

         9.8. Recording and Filing. A copy of this Declaration and any amendments shall be recorded in the office of the County Recorder of the County of Alameda California and in the office of the County Recorder or its equivalent in every county where the Trust is or the Trustees are the record owner(s) of Real Property, provided, however, that provision is made in such county for such recording and further provided that this Declaration is accepted for recording. This Declaration and any amendments may also be filed or recorded in such other places as the Trustees deem appropriate.

         IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust as of the date first hereinabove set forth.



/s/ DAVID V. JOHN                             /s/ BETTY L. HOOD-GIBSON
-----------------------                       ------------------------
David V. John                                 Betty L. Hood-Gibson



/s/ THOMAS J. FITZMYERS                       /s/ ALBERT H. SCHAAFF
-----------------------                       ------------------------
Thomas J. Fitzmyers                           Albert H. Schaaff



/s/ FRED H. FIELD                             /s/ DOUGLAS M. TEMPLE
-----------------------                       ------------------------
Fred H. Field                                 Douglas M. Temple



State of California                        )
                                           ss.
County of Alameda                          )

         On this 24th day of July in the year 1987 before me, R. Scott, a Notary Public, for the State of California duly commissioned and sworn, personally appeared David V. John, Betty L. Hood-Gibson, Thomas J. Fitzmyers, Fred H. Field, Albert H. Schaaf, and Douglas M. Temple, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal in the County of Alameda, State of California, the day and year in this certificate first above written.


                                              /s/ R. SCOTT
                                              ----------------------------------
                                              Notary Public, State of California

                             TRUSTEES' CERTIFICATE

         The undersigned, being a majority of the members of the Board of Trustees of Consolidated Capital Special Trust (the "Trust"), hereby certify that pursuant to the authorization granted in Section 1.1, of the Trust's Second Amended and Restated Declaration of Trust (the "Declaration"), the Board of Trustees of the Trust, at meeting held on April 13, 1989, approved Amendment No. 1 to the Declaration, a copy of which amendment is attached hereto as Exhibit A.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of June, 1989.


                                                   /s/ WILLIAM S. FRIEDMAN
                                                   -------------------------
                                                   William S. Friedman

                                                   /s/ GENE E. PHILLIPS
                                                   -------------------------
                                                   Gene E. Phillips

                                                   /s/ RICHARD N. LAPP
                                                   -------------------------
                                                   Richard N. Lapp

                                                   /s/ MICHAEL E. SMITH
                                                   -------------------------
                                                   Michael E. Smith

                                                   /s/ WILLIE K. DAVIS
                                                   -------------------------
                                                   Willie K. Davis

                                                   -------------------------
                                                   Raymond J. J. Schrag

                                                   /s/ RANDALL K. GONZALES
                                                   -------------------------
                                                   Randall K. Gonzales

                                                   /s/ JAMES W. HAMMOND, JR.
                                                   -------------------------
                                                   James W. Hammond, Jr.

         On this 22nd day of June, 1989 before me, Rhonda Grimshaw, a Notary Public, for the State of Texas duly commissioned and sworn, personally appeared William S. Friedman, Gene E. Phillips, Richard H. Lapp, Michael E. Smith, Willie K. Davis, Randall K. Gonzalez and James W. Hammond, Jr., known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

                 IN WITNESS WHEREOF I have hereunto set by hand and affixed my official seal in the County of Dallas, State of Texas, the day and year in this certificate first above written.



                                                   /s/ RHONDA GRIMSHAW
                                                   -----------------------------
                                                   Notary Public, State of Texas

(Seal)

                                   EXHIBIT A

                      Amendment No. 1 to the Second Amended and Restated Declaration of Trust of Consolidated Capital Special Trust

                 The Second and Amended Restated Declaration of Trust for Consolidated Capital Special Trust is hereby amended as follows:

                 (a) Section 1.1 shall be deleted and replaced with the following:

                          1.1     Name.    The name of the Trust shall be
                 "Continental Mortgage and Equity Trust." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of continental Mortgage and Equity Trust or in their names an Trustees of Continental Mortgage and Equity Trust. If the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or may adopt another name under which the Trust may hold property or conduct its activities.

                 (b) The phrase "Consolidated Capital Special Trust", wherever it appears on the Second Amended and Restated Declaration of Trust of Consolidated Capital Special Trust, shall be deleted and replaced with the phrase "Continental Mortgage and Equity Trust."

                             OFFICER'S CERTIFICATE

         The undersigned, being the President of Continental Mortgage and Equity Trust ("the Trust") (formerly consolidated Capital Special Trust), hereby certifies that the shareholders of the Trust, at the Trust's Annual Meeting of Shareholders, approved Amendment Number 2 to the Trust's Second Amended and Restated Declaration of Trust, a copy of which amendment is attached hereto as Exhibit A. The Declaration of Trust was filed on July 29, 1987 as No. 87-2124-34.

         IN WITNESS WHEREOF, I have executed this Certificate this 22nd day of March, 1990.
                                           CONTINENTAL MORTGAGE AND EQUITY TRUST



                                           /s/ WILLIAM S. FRIEDMAN
                                           -----------------------
                                           William S. Friedman
                                           President

         On this 22nd day of March, 1990 before Marry Elizabeth Montianino, a Notary Public, for the State of New York duly commissioned and sworn, personally appeared William S. Friedman, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set by hand and affixed my official seal in the County of New York, State of New York, the day and year in this certificate first above written.



                                                /s/ MARY ELIZABETH MONTIANINO
                                                --------------------------------
                                                Notary Public, State of New York


(Seal)

                                   EXHIBIT A

                            Amendment Number 2 to the
                            Second Amended and Restated
                            Declaration of Trust of
                            Continental Mortgage and Equity
                            Trust (formerly Consolidated
                            Capital Special Trust)

         The Second Amended and Restated Declaration of Trust for Continental Mortgage and Equity Trust (the "Declaration of Trust") is hereby amended as follows:

                 (a) Section 8.2(c) cf the Declaration of Trust is hereby deleted in its entirety.

                 (b) The following language shall be added to Section 6.1 of the Declaration of Trust following the fifth sentence of such Section:

                          The Trustees shall also have the power, in their sole discretion, to effect reverse share splits on a pro-rata basis and to redeem for cash any fractional Shares outstanding as a result thereof.

                          AMENDED DECLARATION OF TRUST

                  Amendment Number 3 to the Second Amended and
                  Restated Declaration of Trust of Continental
                  Mortgage and Equity Trust (formerly Consolidated Capital Special Trust)

         The Second Amended and Restated Declaration of Trust f or Continental Mortgage and Equity Trust (the "Declaration of Trust") is hereby amended as follows:

         Subpart (g) of Section 5.3 of the Declaration of Trust, Recorded on July 29, 1987, instrument No. 87-212434 in the Alameda County Records, shall be deleted and replaced in its entirety with the following:

                 "(g) invest in any equity Security, including the Shares of other REITs f or a period in excess of 18 months except for shares of a qualified REIT subsidiary, as defined in Section 856(i) of the Internal Revenue Code, and regular or residual interests in REMICs and except for the Share of American Realty Trust, Inc., National Income Realty Trust and Transcontinental Realty Investor owned as of February 18,1992, which investments may be held until July 30, 1996."


         IN WITNESS WHEREOF, I have executed this Amendment this 27th day of May, 1992.
                                           CONTINENTAL MORTGAGE AND EQUITY TRUST



                                                   /s/ WILLIAM S. FRIEDMAN
                                                   -----------------------
                                                   William S. Friedman
                                                   President and Trustee

STATE OF TEXAS

COUNTY OF DALLAS

         On this 27th day of May, 1992, before me, the undersigned a Notary Public, for the State of Texas duly commissioned and sworn, personally appeared William S. Friedman, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set by, hand and affixed by official seal in the County of Dallas, State of Texas, the day and year in this certificate first above written.




                                                   /s/ CHERYL WEAVER
                                                   -----------------------------
                                                   Notary Public, State of Texas

                                 APPENDIX F

                       RESTATED TRUSTEES' REGULATIONS
                  OF CONTINENTAL MORTGAGE AND EQUITY TRUST
                (FORMERLY CONSOLIDATED CAPITAL SPECIAL TRUST)
                            AS OF APRIL 21, 1989

                                  ARTICLE I



                                  Officers


     Section 1. Enumeration. The officers of Consolidated Capital Special Trust (the "Trust") shall be a Presidents one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as are elected by the Trustees, including in their discretion a Chairman of the Board. Officers shall be elected by, and shall hold office at the pleasure of the Trustees. When the duties do not conflict, any two or more offices, except those of President and Secretary, or President and Assistant Secretary, may be held by the same person.

     Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees.

     Section 3. Powers and Duties of the President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. He shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Trustees. He shall be, ex officio, a member of all standing committees.

     Section 4. Powers and Duties of the Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as are prescribed for them from time to time by the Trustees.

     Section 5.       Duties of the Secretary.  The Secretary shall:

           (a) Minutes. Keep full and complete minutes of the meetings of the Trustees and of the meetings of the Shareholders and give notice, as required, of all such meetings;

           (b) Trust Seal. Keep the seal of the Trust, and affix the same to all instruments executed by the Trust which requires it;

           (c) Books and Other Records. Maintain custody of and keep the books of account and other records of the Trust except such as are in the custody of the Treasurer;

           (d) Share Register. Keep at the principal office of the Trust a share register, or duplicate share register if a transfer agent is employed to keep the original share register, showing the ownership and transfers of ownership of all Shares; and

           (e) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

     Section 6.       Duties of the Treasurer.  The Treasurer shall:

           (a) Books and Other Records. Maintain custody of and keep books of account and other records of the Trust, except such as are in the custody of the Secretary;

           (b) Receipt, Deposit and Disbursement of Funds. Receive, deposit and disburse funds belonging to the Trust; and

           (c) General Duties. Generally, the Treasurer shall perform all duties which pertain to his office and which are required by the Trustees.

                                 ARTICLE II


                                  Trustees

     Section 1. Number. The authorized number of Trustees shall be 15 but in no event shall the number of Trustees be less than 3 for more than 60 days.

     Section 2. Qualifying Shares Not Required. Trustees need not be Shareholders of the Trust.

    Section 3. Quorum. A simple majority of the Trustees shall constitute a quorum.

     Section 4. Election. Trustees shall be elected at each Annual Meeting of Shareholders and shall continue in office until the election of their successors. If Trustees are not elected at an annual meeting or if such meeting is not held, Trustees may be elected at a special meeting of Shareholders.

     Section 5. Vacancies. Vacancies occurring among the Trustees (except in case of the removal of one or more Trustees under provisions of Section 2.3 of the Declaration) shall be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, and the person so appointed shall hold office until his successor is elected at an annual, regular, or special meeting of the Shareholders.

     Section 6. Place of Meeting. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within or without the state of California as is fixed from time to time by resolution of the Trustees or by written consent of all Trustees. Whenever a place other than the principal office is fixed by resolution as the place at which future meetings are to be held, written notice thereof shall be sent not later than the following business day to all Trustees who are absent from the meeting at which the resolution was adopted.

     Section 7.       Organization Meeting.  Immediately following each
Annual Meeting of Shareholders, a regular meeting of the Trustees shall be held for the purposes of organizing, electing officers, and transacting other business. Notice of such meetings need not be given.

     Section 8. Regular Meetings. Regular meetings of the Trustees shall be held at the principal office of the Trust or at any other place within the state of California which has been designated by the Trustees' Regulations or from time to time by resolution of the Trustees or by written consent of all of the Trustees on the first Wednesday of each calendar month at 8:30 a.m., and notice of such regular meetings of the Trustees in hereby dispensed with.

     Section 9. Special Meetings. Special meetings of the Trustees may be called at any time by the President. The President also shall call a special meeting at any time upon the written request of two (2) Trustees. Written notice a copy thereof of the time and place of a special meeting shall be given to each Trustee, either personally or by sending a copy thereof by mail or by telegraph, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four (24) hours prior to the time fixed for the meeting. If telegraphed, it shall be delivered to the telegraph company at least forty-eight (48) hours prior to the time fixed for the holding of the meeting. Notice may also be given by telephone. If notice is not so given by the Secretary, it may be given by the President or the Trustees requesting the meeting may issue the call and give the notice. Failure to give written notice shall not invalidate action taken at meetings.

     Section 10. Adjourned Meetings. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum, a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged with the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee if the time and place is fixed at the meeting adjourned.

     Section 11. Waiver of Notice. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though conducted at a meeting duly held after regular call and notice if a quorum is present, and if either before or after the meeting each of the Trustees not present signs a written waiver of notice or consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

     Section 12. Action Without Meeting. Any action required or permitted to be taken by the Trustees may be taken by the Trustees without a meeting, if a majority of the Trustees shall individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust. Such action by written consent shall have the same force and effect as a unanimous vote of such Trustees.

     Section 13. Powers and Duties. The powers and duties of the Trustees, in addition to the powers and duties set forth in the Declaration, are:

           (a)        Selection and Removal of Officers, Agents, and Employees.
     To select all the other officers, agents, and employees of the Trust, to remove them at pleasure, either with or without cause, to prescribe for them duties consistent with the Declaration and the Trustees' Regulations, and to fix their compensation.

           (b) Authorization of Signatures. From time to time to designate the person or persons authorized to sign or endorse checks, drafts, or other orders for the payment of money, issued in the name of or payable to the Trust; and to execute contracts and legal documents on behalf of the Trust.

           (c) Fixing Principal Office and Place of Meetings. From time to time to change the location of the principal office of the Trust and from time to time to designate any place within or without the state of California as the place at which meetings of the Trustees or of the Shareholders shall be held.

           (d) Committees. To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Trustees over the business and affairs of the Trustees, except the power to declare dividends and to adopt, amend, or repeal Trustees' Regulations. The Trustees shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee and the audit committee shall be composed of three (3) or more Trustees.

           (e) General Powers. Generally to exercise such other powers as are usually vested in directors of corporations organized under the laws of the state of California.

     Section 14. Trustees' Compensation. Trustees who are not officers of the Trust shall receive reasonable compensation for their services as determined by the Trustees from time to time, provided that such compensation shall initially be up to $350 for each Trustees' meeting or Executive meeting actually attended, which meeting shall be held not less frequently than quarterly. Trustees who are not officers of the Trust shall, in addition, be reimbursed for expenses incurred in attending meetings of the Trustees.

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                                 ARTICLE III


                              Advisory Trustees

     Section 1. Appointment. The Trustees may at their option appoint not more then fifteen (15) individuals to serve as Advisory Trustees for the Trust, whose duties will be to review the Trust operations, investments, and policies and make recommendations in connection therewith to the Trustees. The Trustees, however, shall not be bound by the recommendations of the Advisory Trustees, and the Advisory Trustees shall have no power or authority to, and no action taken by them shall, bind or restrict the Trustees of the Trust.

     Section 2. Election and Term of Office. The Advisory Trustees shall be elected annually by the Trustees at their organization meeting. Each Advisory Trustee shall hold office until his death, resignation, removal, or until his successor shall be elected and qualified.

     Section 3. Compensation to Advisory Trustees. The amount of compensation to be paid to Advisory Trustees shall be fixed from time to time by the Trustees provided that such compensation shall initially be the sum of $150.00 for each monthly meeting attended by an Advisory Trustee, and, when the initial public offering is substantially subscribed, may be increased up to $350.00 for each monthly meeting. In addition to the foregoing, the Trustees may authorize the payment of expenses incurred by an Advisory Trustee to attend any meeting and may also authorize the payment of additional compensation to any Advisory Trustee for services actually rendered the Trust in addition to attending meetings.

     Section 4. Limitation of Liability. No Advisory Trustee shall be liable to the Trust, the Trustees hereunder or the Shareholders in any amount except for disclosure or use of confidential information obtained by such Advisory Trustee in connection with his duties as an Advisory Trustee.

                                 ARTICLE IV


                                Shareholders

     Section 1. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting of Shareholders shall constitute a quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     Section 2. Place of Meeting. Meetings of the Shareholders shall he held at the principal office of the Trust or at such place within or without the state of California as is designated by the Trustees or by the written consent of all Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

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     Section 3.       Annual Meeting.  A regular annual meeting of the
Shareholders shall be held during May at a time, place and on a date selected by the Trustees after notice is given to shareholders in accordance with federal securities laws.

     Section 4. Special Meeting. Special meetings of the Shareholders may be held at any time for any purpose or purposes. Such special meetings may be called at any time by the President or by the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than 66-2/3% of the outstanding Shares of the Trust.

     Section 5. Adjourned Meetings. Any meetings of Shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the Shares, the holders of which are either present at the meeting or represented by proxy. The motion for adjournment shall be lodged with the records of the Trust.

     Section 6. Notice of Regular or Special Meetings. Written notice specifying the place, day, and hour of any regular or special meeting, the general nature of the business to be transacted thereat, and all other matters required by law, shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least ten (10) days and not more then sixty (60) days before the date on which it is to be held. If notice is not so given by the Secretary, it may be given by any other officer not less than seven (7) days before such date. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and the hour thereof, which date shall be not less then ten (10) days and not more than sixty (60) days after the receipt of such request, if the request has been delivered in person, or after the date of mailing the request, as the case may be, and to give notice of such special meeting not less than seven (7) days before the date on which the meeting is to be held. If the date of such special meeting is not so fixed and notice thereof given within seven (7) days after the date of delivery or the date of mailing the request, the date and hour of such meeting may be fixed by the person or persons calling or requesting the meeting and notice thereof shall be given by such person or persons not less than seven (7) nor more than sixty (60) days before the date on which the meeting is to be held.

     Section 7. Notice of Adjourned Meetings. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 8. Proxies. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with Secretary of the Trust. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the Shareholder executing it specified therein the length of time for which it was to continue in force, which in no case shall exceed seven (7) years from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to Section 11 of this Article IV, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section. "Mailgram" or "Datagram" or other telegraphed proxies shall be legal proxies in the event that the notice to shareholders soliciting proxies shall so state.

     Section 9. Consent of Absentees. The transactions of any meeting of Shareholders, either annual, special, or adjourned, however called and noticed, shall, if a quorum is present, be as valid as though conducted at a meeting duly held after the regular call and notice and, if either before or after the meeting each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice of a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

     Section 10. Voting Rights. If no future date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only persons in whose names Shares entitled to vote stand on the share records of the Trust on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

     Section 11. Inspectors of Election. In advance of any meeting of Shareholders the Trustees may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any meeting of Shareholders may and, on the request of any Shareholder or his proxy, shall appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the Person acting as Chairman. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count, and tabulate all votes or consents, determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspector shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any facts found by them.

     Section 12. Excess Shares. No person shall at any time be or become the owner of more then 9.8% of the outstanding shares of the Trust. Any shares held in excess of this limit shall be "Excess Shares" which shall not be entitled to voting rights or dividends (until they cease to become Excess Shares) and are subject to redemption by the Trustees. This provision can be waived or suspended at any time by the formal action of the Trustees acting in accordance with these Regulations.

     Section 13.      Action Without Meeting.

           (a) Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of Shareholders of the Trust may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all Shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the action without a meeting and by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

           (b) Record Date. The record date for determining Shareholders entitled to express consent to action in writing without a meeting shall be fixed by the Board of Trustees of the Trust (the "Board"). Any Shareholder seeking to have the Shareholders authorize or take action by written consent without a meeting shall, by written notice, request the Board of Trustees to fix a record date. The Board shall, upon receipt of such a request, fix the record date an the 15th day following receipt of the request or such later date as may be specified by such Shareholder. If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the day next following which is not a Saturday, Sunday or legal holiday.

           (c) Date of Consent. The date for determining if an action has been consented to by the holder or holders of Shares having the requisite voting power to authorize or take the action specified therein (the "Consent Date") shall be the close of business an the 31st day after the later of (x) the record date fixed pursuant to paragraph (b) of this
     Section 13 and (y) the date on which materials soliciting consents are mailed to Shareholders if such materials are required to be mailed under applicable law. If the Consent Date falls on a Saturday, Sunday or legal holiday, the Consent Date shall be the day next following which is not a Saturday, Sunday or legal holiday. On or prior to the Consent Date, consents may be revoked by written notice (i) to the Trust, (ii) to the Shareholder or Shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Trust (the "Soliciting Shareholders"), or (iii) to a proxy solicitor or other agent designated by the Trust or the Soliciting Shareholder(s).

           (d) Procedures. In the event of the delivery to the Trust of a written consent or consents purporting to authorize or take action and/or related revocations (each such written consent and related revocation being referred to in this Section 13 as a "Consent"), the Secretary of the Trust shall provide for the safekeeping of such consent and, as soon as practicable after the Consent Date, shall conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of Shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Trust shall designate two persons, who may not be members of the Board or otherwise affiliated with the Trust, or a firm of nationally recognized independent inspectors of election, to serve an Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Trust under this paragraph (d). If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Trust kept for the purpose of recording the proceedings of meeting of Shareholders, and the Consent shall be filed in such records at which time the Consent shall become effective as Shareholder action as of the fifth business day following such certification.

                                  ARTICLE V


                                Miscellaneous

     Section 1. Record Dates and Closing of Transfer Books. From time to time the Trustees may fix a future date, not exceeding sixty (60) days preceding (a) the date of any meeting of Shareholders or (b) the date fixed for the payment of any dividend or distribution or for the allotment of rights or
(c) when any change or conversion or exchange of Shares is to go into effect, as the record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or to receive any such dividend or distribution or any allotment of rights or to exercise the rights with respect to any such change, conversion or exchange of Shares. If a time is so fixed, only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of Shares on the books of the Trust after the record date so fixed. The Trustees may close the books of the Trust against transfers of Shares during the whole or any part of the period between the record date and the date so fixed for the meeting, payment, distribution, allotment, change, or exercise of rights.

     Section 2. Inspection of Trust Records. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the Shareholders and Trustees shall be open to inspection upon the written demand of any Shareholder at any reasonable time and for a purpose reasonably related to his interests as a Shareholder and shall be exhibited at any time when required by the demand of ten percent (10%) or more of the Shares represented at any Shareholders' meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection other than at a Shareholders' meeting shall be made in writing to the President, Secretary, or Assistant Secretary of the Trust.

     Section 3. Inspection of Trustees' Regulations. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Trustees' Regulations as amended to date, certified by the Secretary, which Regulations shall be open to inspection by the Shareholders at all reasonable times during office hours.

     Section 4.        Representation of Shares of Corporations.  The
President or any Vice President and the Secretary or Assistant Secretary of the Trust, acting either in person or by a proxy or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent, and exercise on behalf of the Trust all rights incident to any shares of any corporation standing in the name of the Trust.

                                 ARTICLE VI


                                    Seal

     The Trust shall elect to have a seal containing the words: "CONSOLIDATED CAPITAL SPECIAL TRUST, a California business trust, organized August 27, 1980, CALIFORNIA." The application of the seal is not necessary to make documents binding on the Trust.

                                 ARTICLE VII


                                 Amendments

     These Trustees' Regulations may be amended or repealed, or new or additional Trustees' Regulations may be adopted by the vote or written consent of the Trustees, but the Trustees may not decrease the authorized number of Trustees below three (3) or increase the authorized number of Trustees above fifteen (15) without the vote or written consent of Shareholders entitled to exercise a majority of the voting power of the Trust. The power hereby delegated may be revoked by the vote or written consent of Shareholders entitled to vote two-thirds of the outstanding shares of the Trust.

                                ARTICLE VIII


                                 Definitions

     All terms defined in the Declaration of Trust dated August 27, 1980 as amended to date, shall have the same meaning when used in these Trustees' Regulations.

                                   APPENDIX G

                                     DRAFT
                               ADVISORY AGREEMENT
                                    BETWEEN
                       CONTINENTAL EQUITY INVESTORS, INC.
                                      AND
                         BASIC CAPITAL MANAGEMENT, INC.


         THIS AGREEMENT dated as of_______________, 1996, between Continental Equity Investors, Inc., a Nevada corporation (the "Company") and Basic Capital Management, Inc., a Nevada corporation (the "Advisor").

                                  WITNESSETH:

         WHEREAS:

         1. The Company owns a complex, diversified portfolio of real estate, mortgages and other assets, including many non-performing or troubled assets.

         2. The Company is an active real estate investment trust with funds available for investment primarily in the acquisition of income-producing real estate and to a lesser extent in short and medium term mortgages.

         3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. DUTIES OF THE ADVISOR. Subject to the supervision of the Board of Directors, the Advisor will be responsible for the day-to-day operations of the Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

                  (a) preparing and submitting an annual budget and business plan for approval by the Board of Directors of the Company (the "Business Plan");

                  (b) using its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;

                  (c) using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;

                  (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company, including the investment of reserve funds and surplus cash in short-term money market investments;

                  (e)     serving as the Company's investment and
         financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

                  (f) on behalf of the Company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

                  (g) consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

                  (h) obtaining for the Directors such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

                  (i) obtaining for and at the expense of the Company such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, provided, however, the compensation for such services shall be agreed to by the Company and the service provider;

                  (j) advising the Company in connection with public or private sales or shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

                  (k) quarterly and at any time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

                  (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

                  (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company; and

                  (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

         2.       NO PARTNERSHIP OR JOINT VENTURE.  The Company and the
Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

         3. RECORDS. At all times, the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at any time during ordinary business hours.

         4. ADDITIONAL OBLIGATIONS OF THE ADVISOR. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Company as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code,
(b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (c) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Articles of Incorporation of the Company.

         5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

         6. BONDS. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company.

         7. INFORMATION FURNISHED ADVISOR. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

         8. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

         9. ANNUAL BUSINESS PLAN AND BUDGET. No later than January 15th of each year, the Advisor shall submit to the Directors a written Business Plan for the current Fiscal Year of the Company. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board of Directors, the Advisor shall be authorized to conduct the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Directors unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors with a report comparing the Company's actual performance for such quarter against the Business Plan.

         10. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee partner, or trustee (excluding non-interested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

                  (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

                  (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Company, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Directors.

                  (d) "Book Value of Invested Assets" shall mean the Book Value of the Company's total assets (without deduction of any liabilities), but excluding (i) goodwill and other intangible assets,
         (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

                  (e) "Business Plan" shall mean the Company's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

                  (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                  (g) "Gross Asset Value" shall mean the total assets of the Company after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

                  (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

                  (i) "Net Asset Value" shall mean the Book Value of all the assets of the Company minus all the liabilities of the Company.

                  (j) "Net Income" for any period shall mean the Net Income of the Company for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11(a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

                  (k) "Net Operating Income" shall mean rental income less property operating expenses.

                  (l) "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles as determined by the independent auditors selected by the Directors and including the Gross Asset Fee payable to the Advisor and fees and expenses paid to the Directors who are not employees or Affiliates of the Advisor.

                  The operating expenses shall exclude, however, the following:

                  (i)      the cost of money borrowed by the Company;

                 (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Company;

                 (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving and other fees);

                 (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers and other agents retained by or on behalf of the Company;

                 (v) expenses directly connected with the purchase, origination, ownership and disposition of Real Properties or Mortgage Loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, foreclosure and transfer agent services performed by employees of the Advisor;

                 (vi) expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans;

                 (vii) expenses connected with payments of dividends, interest or distributions by the Company to stockholders;

                 (viii) expenses connected with communications to stockholders and bookkeeping and clerical expenses for maintaining stockholder relations, including the cost of printing and mailing stock certificates, proxy solicitation materials and reports;

                 (ix) transfer agent's registrar's and indenture trustee's fees and charges; and

                 (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for the maintenance of books and records of the Company.

                 Additionally, the following expenses of the Advisor shall be excluded:

                 (i) employment expenses of the Advisor's personnel (including Directors, officers and employees of the Company who are directors, officers or employees of the Advisor or its Affiliates), other than the expenses of those employee services listed at (v) above.

                 (ii) rent, telephone, utilities and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained by the Company); and

                 (iii) the Advisor's overhead directly related to performance of its functions under this Agreement.

                 (m) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                 (n) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

         All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Company's Articles of Incorporation and Bylaws.

                 11.      ADVISORY COMPENSATION.

                          (a)     Gross Asset Fee.  On or before the
                 twenty-eighth day of each month during the term hereof the Company shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Company hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Company at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.

                          (b)     Net Income Fee.  As an incentive for
                 successful investment and management of the Company's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Company's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Company has Net Income in a quarter, the 7.5% Net Income Fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission. The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Company has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

                          (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the Company, the Advisor is to receive an Acquisition

                 Commission equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

                          (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Company's Real Property, the Company shall pay to the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Company during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as original recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company, and (iii) all closing costs (including real estate commissions) incurred in the sale of such Real Property; provided, however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Company's net investment including capital improvements, calculated over the Company's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Company for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

                          (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Company, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Company or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances.
                 Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

                          (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Company or refinancing on Company properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Directors. No fee shall be paid on loan extensions.

                 12. LIMITATION ON THIRD PARTY MORTGAGE PLACEMENT FEES. The Advisor or any of its Affiliates shall pay to the Company one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Company, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Company or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

                 13. STATEMENTS. The Advisor shall furnish to the Company not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repaying by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

                 14. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Company shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time. In particular, but without limitation, if the Company shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

                 15. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

                          (a) employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personal expenses described in Sections 16(e) and (p);

                          (b) advertising and promotional expenses incurred in seeking investments for the Company;

                          (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and

                          (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

                 16. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses not assumed by the Advisor, including without limitation, the following expenses:

                          (a)     the cost of money borrowed by the Company;

                          (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

                          (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;

                          (d)     fees, salaries, and expenses paid to
                 officers, and employees of the Company who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

                          (e)     expenses directly connected with the
                 origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;

                          (f) expenses of maintaining and managing real estate equity interests;

                          (g) insurance, as required by the Directors (including Directors' liability insurance);

                          (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Company;

                          (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

                          (j) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

                          (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company and for preparing and filing Federal, State and local tax returns;

                          (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

                          (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses
                 (c) and (e) of this Section 16;

                          (n) expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure proceedings;

                          (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

                          (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

                          (q) costs and expenses associated with risk management (i.e. insurance relating to the Company's assets);

                          (r)     loan refinancing compensation; and

                          (s) expenses associated with special services requested by the Directors pursuant to Section 14 hereof.

                 17. OTHER ACTIVITIES OF ADVISOR. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

                 18. LIMITATION ON OPERATING EXPENSES. To the extent that the Operating Expenses of the Company for any Fiscal Year exceed the lesser of
(a) 1.5% of the average of the book Values of Invested Assets of the Company at the end of each calendar month of such fiscal year, of (b) the greater of 1.5% of the average of the Net Asset Value of the Company at the end of each calendar month of such fiscal year or 25% of the Company's Net Income, the Advisor shall refund to the Company from the fees paid to the Advisor the amount, if any, by which the Operating Expenses so exceed the applicable amount, provided, however, that the Advisor shall not be required to refund to the Company, with respect to any fiscal year, any amount which exceeds the aggregate of the Gross Asset Fees paid to the Advisor under this Agreement with respect to such fiscal year.

                 19. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until the next Annual Meeting of Stockholders of the Company, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company and, if any Director is an Affiliate of the Advisor, the approval of a majority of the Directors who are not so affiliated. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Company to the Advisor or 120 days' written notice by the Advisor to the Company, in the former case by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor.

                 20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

                 21. ASSIGNMENT. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, Company, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

                 22. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

                          (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

                          (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in full force or unstayed for a period of 30 days; or

                          (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

                 The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

                 23. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

                          (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

                          (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors; and

                          (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor.

                 24. MISCELLANEOUS. The Advisor shall be deemed to be in a fiduciary relationship to the stockholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

                 25. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

         The Directors and/or the Company:
                 Continental Equity Investors, Inc.
                 10670 North Central Expressway
                 Suite 600
                 Dallas, Texas 75231
                 Attention: President

         The Advisor:
                 Basic Capital Management, Inc.
                 10670 North Central Expressway
                 Suite 600
                 Dallas, Texas 75231
                 Attention: Executive Vice President and Chief Financial Officer

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

         26. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         27. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

         28. EXECUTION. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an officer and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.

         IN WITNESS WHEREOF, CONTINENTAL EQUITY INVESTORS, INC. and BASIC CAPITAL MANAGEMENT, INC, by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                           CONTINENTAL EQUITY INVESTORS, INC.


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                           BASIC CAPITAL MANAGEMENT, INC.


                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation and By-Laws of CEI Nevada provide, in substance, that CEI Nevada shall indemnify its directors, officers, and employees to the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and other applicable law. See "The Management Liability Provision" above. Section 78.751 of the Nevada Revised Statutes permits indemnification of officers, directors, employees and agents under certain conditions and subject to certain limitations. Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

         The Trust maintains liability insurance for each of its officers and Trustees and such insurance will be transferred to CEI Nevada upon consummation of the Incorporation Procedure.

         Currently, each of the Trustees of the Trust has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)     Exhibits:

                 The following exhibits are filed as part of this Registration
Statement:

 Exhibit
Number   Description of Document
------   -----------------------
   2.1   Form of Agreement and Plan of Merger by and between Continental Equity
         Corporation and Continental Equity Investors, Inc. (included herewith as Appendix B)

   3.1   Articles of Incorporation of Continental Equity Investors, Inc.
         (included herewith as Appendix C)

   3.2   By-Laws of Continental Equity Investors, Inc. (included herewith as
         Appendix D)

 **5.1 Opinion of Andrews & Kurth L.L.P., counsel to the Registrant, regarding legality of the Common Stock being offered

 **5.2   Opinion of Kummer Kaempfer Bonner & Renshaw regarding legality of the
         Common Stock being offered

  *8.1   Opinion of Andrews & Kurth L.L.P. regarding tax matters

  10.1   Advisory Agreement dated as of March 7, 1995 between Continental
         Mortgage and Equity Trust and Basic Capital Management, Inc.
         (incorporated by reference to Exhibit 10.2 to Continental Mortgage and Equity Trust's Annual Report on Form 10-K for the year ended December
         31, 1993)

  10.2   Brokerage Agreement dated as of February 11, 1994 between Continental
         Mortgage and Equity Trust and Carmel Realty, Inc. (incorporated by reference to Exhibit No. 10.3 to Continental Mortgage and Equity
         Trust's Annual Report on Form 10-K for the year ended December 31,
         1993)

  10.3   Brokerage Agreement dated as of February 11, 1995, between Continental
         Mortgage and Equity Trust and Carmel Realty, Inc. (incorporated by reference to Exhibit No. 10.4 to Continental Mortgage and Equity
         Trust's Annual Report on Form 10-K for the year ended December 31,
         1994)

  10.4   Brokerage Agreement dated as of February 11, 1996, between Continental
         Mortgage and Equity Trust and Carmel Realty, Inc. (incorporated by reference to Exhibit No. 10.4 to Continental Mortgage and Equity
         Trust's Annual Report on Form 10-K for the year ended December 31,
         1995)

**23.1 Consent of BDO Seidman, independent accountants (Pages S-1 and S-2 hereto)

 *23.2   Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 8.1)

**23.3           Consent of Kummer Kaempfler Bonner & Renshaw

 *24.1           Power of Attorney (set forth on pages II-5 and II-6 hereof)

**27.0           Financial Data Schedule

**99.1           Form of Proxy Card

-------------------
 *  Filed herewith.
**  To be filed by amendment.


ITEM 22.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (in the event the Incorporation Procedure is not approved by the shareholders of the Trust);

         (d) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

         (e)     that every Prospectus (i) that is filed pursuant to paragraph
                 (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (f) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable; in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

         (g) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

         (h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 31, 1996.


                                  CONTINENTAL EQUITY INVESTORS, INC.


                                  By: /s/ Randall M. Paulson
                                      --------------------------------
                                      Randall M. Paulson, President



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall M. Paulson his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-4, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                  Title                                     Date
---------                                  -----                                     ----
/s/ Randall M. Paulson                     President (Principal Executive            October 31, 1996
----------------------------------         Officer)
Randall M. Paulson


/s/ Thomas A. Holland                      Executive Vice President and              October 31, 1996
----------------------------------         Chief Financial Officer
Thomas A. Holland                          (Principal Financial and
                                            Accounting Officer)


/s/ Ted P. Stokely                         Director                                  October 31, 1996
----------------------------------
Ted P. Stokely


/s/ Martin L. White                        Director                                  October 31, 1996
----------------------------------
Martin L. White


/s/ Edward L. Tixier                       Director                                  October 31, 1996
----------------------------------
Edward L. Tixier


/s/ Edward G. Zampa                        Director                                  October 31, 1996
----------------------------------
Edward G. Zampa

                               INDEX TO EXHIBITS


 Exhibit
Number                            Description of Document
------                            -----------------------
   2.1           Form of Agreement and Plan of Merger by and between
                 Continental Equity Corporation and Continental Equity
                 Investors, Inc. (included herewith as Appendix B)

   3.1           Articles of Incorporation of Continental Equity Investors,
                 Inc. (included herewith as Appendix C)

   3.2 By-Laws of Continental Equity Investors, Inc. (included herewith as Appendix D)

 **5.1 Opinion of Andrews & Kurth L.L.P., counsel to the Registrant, regarding legality of the Common Stock being offered

 **5.2 Opinion of Kummer Kaempfer Bonner & Renshaw regarding legality of the Common Stock being offered

  *8.1           Opinion of Andrews & Kurth L.L.P. regarding tax matters

  10.1           Advisory Agreement dated as of March 7, 1995 between
                 Continental Mortgage and Equity Trust and Basic Capital
                 Management, Inc. (incorporated by reference to Exhibit 10.2 to
                 Continental Mortgage and Equity Trust's Annual Report on Form
                 10-K for the year ended December 31, 1993)

  10.2           Brokerage Agreement dated as of February 11, 1994 between
                 Continental Mortgage and Equity Trust and Carmel Realty, Inc.
                 (incorporated by reference to Exhibit No. 10.3 to Continental
                 Mortgage and Equity Trust's Annual Report on Form 10-K for the year ended December 31, 1993)

  10.3           Brokerage Agreement dated as of February 11, 1995, between
                 Continental Mortgage and Equity Trust and Carmel Realty, Inc.
                 (incorporated by reference to Exhibit No. 10.4 to Continental
                 Mortgage and Equity Trust's Annual Report on Form 10-K for the year ended December 31, 1994)

  10.4           Brokerage Agreement dated as of February 11, 1996, between
                 Continental Mortgage and Equity Trust and Carmel Realty, Inc.
                 (incorporated by reference to Exhibit No. 10.4 to Continental
                 Mortgage and Equity Trust's Annual Report on Form 10-K for the year ended December 31, 1995)

**23.1           Consent of BDO Seidman, independent accountants (Pages S-1 and
                 S-2 hereto)

 *23.2           Consent of Andrews & Kurth L.L.P. (included as part of Exhibit
                 8.1)

**23.3           Consent of Kummer Kaempfler Bonner & Renshaw

 *24.1           Power of Attorney (set forth on pages II-5 and II-6 hereof)

**27.0           Financial Data Schedule

**99.1           Form of Proxy Card
-------------------

 *  Filed herewith.
**  To be filed by amendment.